UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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KB HOME

(Name of Registrant as Specified In Its Charter)

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KB HOME
10990 Wilshire Boulevard
Los Angeles, California 90024
(310) 231-4000

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March 9, 2009

Dear Fellow Stockholder:

Your officers and directors join me in inviting you to attend the 2009 Annual Meeting of Stockholders of KB Home at 9:00 a.m. Pacific Time on April 2, 2009 at our headquarters in Los Angeles, California.

The expected items of business for the meeting are described in detail in the attached Notice of 2009 Annual Meeting of Stockholders and Proxy Statement. We also will discuss our 2008 results and our plans for the future.

We look forward to seeing you on April 2.

Sincerely,

Jeffrey T. Mezger
President and Chief Executive Officer

Notice of 2009 Annual Meeting of Stockholders

◆

Time and Date:	9:00 a.m. Pacific Time on Thursday, April 2, 2009.

Location:	KB Home Headquarters, 10990 Wilshire Boulevard, Los Angeles, CA 90024.

Agenda:	(1) Elect seven directors, each to serve for a one-year term;

(2) Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm;

(3) Adopt an amendment to our Restated Certificate of Incorporation to help protect the tax benefits of our net operating losses (the “Protective Amendment”);

(4) Approve the Successor Rights Plan to help protect the tax benefits of our net operating losses;

(5) Approve the KB Home Annual Incentive Plan for Executive Officers;

(6) Consider three stockholder proposals, if properly presented at the meeting; and

(7) Transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

The accompanying Proxy Statement describes these items in more detail. We have not received notice of any other matters that may be properly presented at the meeting.

Record Date:	You can vote at the meeting and at any postponement or adjournment of the meeting if you were a stockholder of record on February 14, 2009.

Voting:	Please vote as soon as possible, even if you plan to attend the meeting, to ensure that your shares will be represented. You do not need to attend the meeting to vote if you vote your proxy before the meeting. If you are a holder of record, you may vote via mail, telephone or the Internet. If your shares are held by a broker or financial institution, you must vote your shares as instructed by your broker or financial institution.

Annual Report	Copies of our Annual Report on Form 10-K for the fiscal year ended November 30, 2008 (the “Annual Report”), including audited financial statements, are being mailed to stockholders concurrently with this Proxy Statement. We anticipate that this mailing will commence on or about March 9, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on April 2, 2009. This Proxy Statement and the Annual Report are available online at www.kbhome.com/investor/proxy.

By Order of The Board of Directors,

Wendy C. Shiba
Executive Vice President, General Counsel and
Corporate Secretary
Los Angeles, California
March 9, 2009

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KB HOME
10990 Wilshire Boulevard
Los Angeles, California 90024
(310) 231-4000

Proxy Statement
for the
2009 Annual Meeting of Stockholders

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General Information

What Is This Proxy Statement For?

Your Board of Directors (the “Board”) is furnishing this Proxy Statement to you to solicit your proxy for our 2009 Annual Meeting of Stockholders. The items of business for the Annual Meeting are described in the accompanying Notice of 2009 Annual Meeting of Stockholders. This Proxy Statement contains information to help you determine how you want your shares to be voted.

Who Can Vote?

Holders of record of the 77,746,137 shares of common stock outstanding at the close of business on the record date (February 14, 2009) are entitled to one vote for each share held. The trustee of our Grantor Stock Ownership Trust (the “GSOT”) will vote the 11,861,782 shares the GSOT held on the record date based on the instructions received from our employees who hold unexercised options under our employee equity compensation plans. Accordingly, a total of 89,607,919 shares are entitled to vote at the Annual Meeting. There is no right to cumulative voting.

Attending the Annual Meeting

Date:	Thursday, April 2, 2009

Place:	KB Home Headquarters 10990 Wilshire Boulevard Los Angeles, CA 90024

To Attend:	You and one guest may attend. You will need to show proof that you were a stockholder on February 14, 2009 and a valid photo ID. Parking is available at the garage for the meeting location, which is accessed from Veteran Avenue. You may be subject to a security check.

Note:	No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted. Additional rules of conduct will apply at the meeting.

Who is a “Holder of Record”?

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered the “holder of record” of those shares.

If your shares are held in a stock brokerage account or by a financial institution or other holder of record, you are a beneficial owner of those shares held in “street name.” If you are a beneficial owner, for ease of reference, this Proxy Statement will use the term “broker” to describe the person or institution that is the holder of record of your shares.

Proxy Solicitation Costs

We will pay the cost to solicit proxies for the Annual Meeting. In addition to this Proxy Statement, our officers, directors and other employees may solicit proxies personally or in writing or by telephone, facsimile or email for no additional compensation. We will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses in providing material to their principals. We have hired Georgeson Inc., a professional soliciting organization, to assist us in proxy solicitation and in distributing proxy materials. For these services, we will pay Georgeson a fee of $8,500, plus reimbursement for out-of-pocket expenses.

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Voting Information

Quorum Requirement	For stockholders to take action at the Annual Meeting, a majority of the shares of our common stock outstanding on the record date must be present or represented at the Annual Meeting. Abstentions and “broker non-votes” are counted for this purpose.

Broker Non-Votes	A “broker non-vote” arises when a broker does not receive instructions from a beneficial owner and does not have the discretionary authority to vote. We understand that brokers have discretionary authority to vote only on the election of directors and the proposal to ratify the appointment of our independent registered public accounting firm.

Proxy Voting	Holders of record may vote by proxy via mail, telephone or the Internet as described on the proxy materials provided to you. If you are a beneficial owner, your broker will send you proxy voting instructions.

Voting at the Annual Meeting	Holders of record (or someone designated by a signed legal proxy) may vote in person at the Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from your broker and present it with your ballot. Voting at the Annual Meeting will replace any prior proxy voting.

Voting By Named Proxies	The named proxies for the Annual Meeting – Jeffrey T. Mezger and Wendy C. Shiba (or their duly authorized designees) – will follow submitted proxy voting instructions. They will vote as the Board recommends as to any submitted proxy voting instructions that do not direct how to vote on any item, and will vote on any other matters properly presented at the Annual Meeting in their judgment.

Closing of Polls	Polls will close at approximately 9:30 a.m., Pacific Time, on April 2, 2009. Holders of record may vote via Internet and telephone until 11:59 p.m., Eastern Time, on April 1, 2009. Proxy voting instructions for shares held by the KB Home Common Stock Fund in our 401(k) Savings Plan or the GSOT must be received by 11:59 p.m., Eastern Time on March 30, 2009. Each broker sets proxy voting deadlines for its beneficial owners.

Changing Your Vote	Holders of record may revoke proxy votes at any time before polls close by submitting a later vote (i) in person at the Annual Meeting, (ii) via mail, telephone or the Internet before the above-listed deadlines, or (iii) to our Corporate Secretary at the address listed below under the heading “Communications with the Board” by our close of business on April 1, 2009. If you are a beneficial owner, you must contact your broker to revoke any prior voting instructions.

Votes Required to Approve or Adopt Proposals	Election of Directors. To be elected, each director nominee must receive a majority of votes cast in favor (i.e., the votes cast for a nominee’s election must exceed the votes cast against the nominee’s election). Shares that are not present or represented at the Annual Meeting and abstentions will not affect the election outcome.

Other Proposals. Adoption of the Protective Amendment to our Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of our common stock. Abstentions and broker “non-votes” will have the same effect as an “against” vote. Approval of each of the other proposals in this Proxy Statement, including the stockholder proposals, requires the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as an “against” vote, but broker “non-votes” will not affect the outcomes.

Inspectors of Elections	We have engaged our transfer agent to count the votes and act as an independent inspector of election. William A. Richelieu, Assistant Corporate Secretary, will also act as an inspector of election.

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Corporate Governance and Board Matters

Role of the Board of Directors

The Board is elected by our stockholders to oversee the management of our business and to assure that the long-term interests of our stockholders are being served. The Board carries out this role subject to Delaware law and our Certificate of Incorporation, By-laws and Corporate Governance Principles.

Corporate Governance Principles

Our Corporate Governance Principles provide a framework within which we conduct our business and pursue our strategic goals. The Nominating/Governance Committee regularly reviews our Corporate Governance Principles, and the full Board approves changes as it deems appropriate.

Ethics Policy

We expect all of our directors and employees to follow the highest ethical standards when representing KB Home and our interests. To this end, all employees, including our senior executive management, and our directors must comply with our Ethics Policy.

The Audit Committee regularly reviews our Ethics Policy and approves changes that it deems necessary or appropriate. The Audit Committee most recently approved changes to our Ethics Policy that became effective as of October 17, 2008.

Board Meetings

The Board and the Board Committees hold regular meetings during our fiscal year on a set schedule, and may hold interim meetings and act by written consent from time to time as necessary or appropriate.

The Board held seven meetings in our 2008 fiscal year. Stephen F. Bollenbach, the Non-Executive Chairman of the Board, presides over all meetings of the Board when he is present.

Executive Sessions of Non-Employee Directors

As part of the Board’s regularly scheduled meetings, the non-employee directors meet in executive session. Any non-employee director can request additional executive sessions. As Non-Executive Chairman of the Board, Mr. Bollenbach is responsible for scheduling and chairing the executive sessions.

Access to Corporate Governance Documents

You can view, print and download copies of the following corporate governance documents at www.kbhome.com/investor/corporategovernance:
• Certificate of Incorporation
• By-laws
• Corporate Governance Principles
• Board Committee Charters
• Ethics Policy
You may request free print copies of these documents by writing to our Corporate Secretary at the address listed below under “Communications with the Board.”

Board Committees

Three standing Board Committees assist the Board

•	Audit and Compliance (“Audit Committee”)

•	Management Development and Compensation (“Compensation Committee”)

•	Nominating and Corporate Governance (“Nominating/Governance Committee”)

The Board appoints the members of and has adopted a charter for each Committee. The Board and each Committee conducts an annual evaluation of its performance.

Board Membership and Attendance

As of the date of this Proxy Statement, the Board has 10 members. Except for Jeffrey T. Mezger, our President and Chief Executive Officer (“CEO”), no director is an employee. In our 2008 fiscal year, each director attended at least 75% of the meetings of the Board and the Board Committees on which he or she served. We expect directors to attend our annual stockholder meetings. Except for Mr. Burkle, all directors serving at the time attended our 2008 Annual Meeting of Stockholders, held on April 3, 2008.

Communications with the Board

Any interested party may write to the Board or to any non-employee director in care of our Corporate Secretary at KB Home, 10990 Wilshire Boulevard, Los Angeles, California 90024. She or the Assistant Secretary will review and forward letters, as they determine appropriate, to one or more directors. Directors determine whether and how to respond. They will not forward items unrelated to Board duties.

Board Committee Composition and 2008 Fiscal Year Meetings

The chart below shows the current members of the standing Board Committees as of the date of this Proxy Statement and the number of meetings each Board Committee held during our 2008 fiscal year. Mr. Mezger does not serve on any Board Committees.

Nominating/
Director	Audit	Compensation	Governance
Stephen F. Bollenbach(a)		X	X

Ronald W. Burkle(b)			X

Timothy W. Finchem	X	X

Kenneth M. Jastrow, II			X

Robert L. Johnson(c)	X

Melissa Lora(d)	Chair		X

Michael G. McCaffery(e)	X	Chair

Leslie Moonves			Chair

Luis G. Nogales	X	X

Number of Meetings:	10(f)	7	5

(a)	Mr. Bollenbach joined both the Compensation Committee and the Nominating/Governance Committee on April 3, 2008.

(b)	Mr. Burkle served on the Audit Committee until April 3, 2008.

(c)	Mr. Robert Johnson joined the Board on July 10, 2008. He was appointed to the Audit Committee on October 2, 2008.

(d)	Ms. Lora was designated Audit Committee Chair on December 5, 2008. She served on the Audit Committee throughout our 2008 fiscal year.

(e)	Mr. McCaffery was designated Compensation Committee Chair on December 5, 2008. He served on the Compensation Committee throughout our 2008 fiscal year. He served as Audit Committee Chair throughout our 2008 fiscal year and until December 5, 2008.

(f)	Includes conference calls with our management to review our quarterly earnings releases prior to their issuance.

Board Committee Responsibilities and Related Matters

The Board has delegated certain responsibilities and authority to each Board Committee as described below. At each regularly-scheduled Board meeting, each Committee Chair (or another designated Committee member) reports to the full Board on his or her Committee’s activities.

Audit Committee. The Audit Committee is responsible for general oversight of our (i) accounting and reporting practices; (ii) internal control over financial reporting and disclosure controls and procedures; (iii) audit process, including our independent registered public accounting firm’s qualifications, independence, retention, compensation and performance, and the performance of our internal audit department; and (iv) compliance with legal and regulatory requirements and management of matters in which we have or may have material liability exposure. In addition, the Audit Committee may act for the Board to authorize us or our subsidiaries or affiliates to incur, guarantee or redeem debt or debt securities.

The Audit Committee also oversees the preparation of a required report to be included in our annual proxy statements and is charged with the duties and responsibilities listed in its charter. The Audit Committee’s report is provided below under the heading “Audit and Compliance Committee Report.” The Audit Committee is a separately designated standing audit committee as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

The Board has determined that each current member of the Audit Committee is independent under our Corporate Governance Principles (as described below under the heading “Director Independence”), New York Stock Exchange (“NYSE”) listing standards and Securities and Exchange Commission (“SEC”) rules. The Board has also determined that each current member of the Audit Committee is financially literate under NYSE listing standards, and that Ms. Lora qualifies as an “audit committee financial expert” under SEC rules.

Compensation Committee. The Compensation Committee is responsible for (i) the evaluation and compensation of the CEO and his direct reports; (ii) oversight and approval of the general design of our executive compensation and benefit programs; (iii) our efforts to attract, develop, promote and retain qualified senior executive talent; and (iv) the evaluation and determination of non-employee director compensation. The Compensation Committee oversees the preparation of the compensation discussion and analysis to be included in our annual proxy statements, recommends to the Board whether to so include the compensation discussion and analysis, provides an accompanying report to be included in our annual proxy statements, and is charged with the duties and responsibilities listed in its charter. The compensation discussion and analysis for this Proxy Statement is provided below under the heading “Compensation Discussion and Analysis,” and the Compensation Committee’s report is provided below under the heading “Management Development and Compensation Committee Report.”

The Board has determined that each current Compensation Committee member is independent under our Corporate Governance Principles and NYSE listing standards, is a “non-employee director” under SEC rules and is an “outside director” under Section 162(m) of the Internal Revenue Code (the “Code”).

Overview of Executive Officer and Non-Employee Director Compensation Processes and Procedures. Under our By-laws, the Board has the authority to fix the compensation of our executive officers and non-employee directors. The Board has delegated this authority to the Compensation Committee as provided in the Compensation Committee’s charter. Per its charter, the Compensation Committee annually reviews and approves the goals and objectives relevant to our CEO’s compensation, evaluates his performance in light of those goals and objectives and other criteria, and, either as a committee or together with the other independent directors (as directed by the Board), determines and approves our CEO’s compensation based on the evaluation. The Compensation Committee also evaluates, in conjunction with our CEO, the performance of his direct reports, and reviews and approves their compensation.

The Compensation Committee exercises the Board’s authority with respect to our employee compensation and benefits plans (including our employee equity compensation plans) and policies, except to the extent that the Board, in its discretion, reserves its authority. This delegation includes the authority to select eligible participants, recommend and approve grants and awards, set performance targets and other award eligibility criteria, approve an aggregate incentive pool for any annual or long-term incentive awards, interpret the plans’ terms, delegate certain responsibilities and adopt or modify as necessary any rules and procedures to implement the plans, including any rules and procedures that condition the approval of grants and awards. The Compensation Committee also periodically reviews our compensation and benefit plans and, from time to time, will recommend to the Board new plans or modifications to existing plans. The Compensation Committee’s exercise of this authority, including specific considerations applied and determinations made, with respect to the compensation and benefits awarded to our named executive officers under our plans is discussed below under the heading “Compensation Discussion and Analysis.”

The Compensation Committee, from time to time, reviews and makes recommendations to the Board regarding non-employee director compensation consistent with the goals of recruiting the highest caliber directors to serve on the Board, aligning directors’ and stockholders’ interests, and fairly paying directors for the work required to serve stockholder interests given our size, scope and complexity of operations.

In its oversight of executive officer and non-employee director compensation, the Compensation Committee seeks assistance from our management and has engaged an outside compensation consultant, Semler Brossy Consulting Group LLC (“Semler Brossy”), as further described below under the heading “Compensation Discussion and Analysis.” The Compensation Committee may delegate to a subcommittee or to our management any duties and responsibilities as the Compensation Committee deems to be appropriate and in our best interests, but it cannot delegate to our management the authority to grant equity-based awards.

Compensation Committee Interlocks and Insider Participation. All current Compensation Committee members served throughout our 2008 fiscal year, except for Mr. Bollenbach, who joined the Compensation

Committee on April 3, 2008. J. Terrence Lanni served as the Compensation Committee Chair throughout our 2008 fiscal year until November 13, 2008, when he resigned from the Board. Mr. McCaffery was designated Compensation Committee Chair on December 5, 2008. No member of the Compensation Committee during our 2008 fiscal year was part of a “compensation committee interlock” as described under SEC rules. In addition, none of our executive officers served as a director or member of the compensation committee of another entity that would constitute a “compensation committee interlock.”

Nominating/Governance Committee. The Nominating/Governance Committee is responsible for (i) providing oversight of our corporate governance policies and practices; (ii) identifying, evaluating and recommending to the Board individuals who are qualified to become directors; and (iii) performing ongoing assessments of the Board’s size, operations, structure, needs and effectiveness. The Nominating/Governance Committee also reviews and makes recommendations to the full Board on proposed changes to our Certificate of Incorporation and By-laws, periodically assesses and recommends action with respect to stockholder rights plans and other stockholder protections, reviews and approves or ratifies (as applicable) “related party transactions,” as further described below under the heading “Certain Relationships and Related Party Transactions,” and is charged with the duties and responsibilities listed in its charter.

The Board has determined that each current member of the Nominating/Governance Committee is independent under our Corporate Governance Principles and New York Stock Exchange listing standards.

Director Qualifications

We believe our directors should possess the highest personal and professional ethics, integrity, judgment and values, and be committed to representing the long-term interests of our stockholders. Our directors should also have an inquisitive and objective perspective, and be able and willing to dedicate the time necessary to Board and Board Committee service.

The Nominating/Governance Committee regularly assesses the skills and characteristics of current and potential directors and may consider the attributes listed to the right, among others.

Director Independence

We believe that a substantial majority of our directors should be independent. To be independent, the Board must affirmatively determine that a director does not have any material relationship with us based on all relevant facts and circumstances.

Selected Director Attributes

• Personal qualities, accomplishments and reputation in the business community.
• Financial literacy, financial and accounting expertise and significant business, academic or government experience in leadership positions or at senior policy-making levels.
• Geographical representation in areas relevant to our business.
• Diversity of background and personal experience.
• Fit of abilities and personality with those of current and potential directors in building a Board that is effective, collegial and responsive to the needs of our business.
• Independence and an absence of conflicting time commitments.

The Board makes independence determinations annually based on information supplied by directors and other sources, the Nominating/Governance Committee’s prior review and recommendation, and certain categorical standards contained in our Corporate Governance Principles. These standards are consistent with NYSE listing standards. The Board has determined that all non-employee directors who served during our 2008 fiscal year and all current director nominees are independent under the Board’s director independence standards. Accordingly, Messrs. Bollenbach, Burkle, Finchem, Jastrow, Robert Johnson, McCaffery, Moonves, and Nogales and Ms. Lora are independent. In addition, the Board has determined that all of the Board Committees are entirely composed of independent directors.

In making its independence determinations, the Board considered the following transactions during our 2008 fiscal year: (a) radio and billboard advertising expenditures we made at market rates with CBS Corporation (at which Mr. Moonves serves as Chief Executive Officer), and (b) building materials purchased at market prices from Temple-Inland Inc. (at which Mr. Jastrow served as Chief Executive Officer through December 2007), and for which we received standard purchase rebates, for use in our homebuilding operations. In each case, the transactions considered were in the ordinary course of our business and the business of the counterpart company and fell well within the categorical independence standards contained in our Corporate Governance

Principles. In each case, Messrs. Jastrow and Moonves were deemed to not have a direct or indirect material interest in the expenditures, and did not participate in the transactions in an individual capacity.

Consideration of Director Candidates

The Nominating/Governance Committee is responsible for identifying and evaluating director candidates. Candidate evaluations may occur at regular or special meetings of the Nominating/Governance Committee and at any point during the year. The general qualifications for director candidates are described above under the heading “Director Qualifications,” and in the box above titled “Selected Director Attributes.”

The Nominating/Governance Committee has retained professional search firms from time to time to assist it with recruiting potential director candidates to the Board based on criteria the Nominating/Governance Committee provides to the firm. These firms help identify, evaluate and select director candidates and are typically paid an agreed upon fee plus expenses for their work. A professional search firm helped recruit Mr. Robert Johnson to the Board in 2008. Current directors or other persons may recommend candidates to the Nominating/Governance Committee.

Any security holder may recommend a director candidate for the Nominating/Governance Committee’s consideration by submitting the candidate’s name and qualifications to us in care of the Corporate Secretary at the address listed above under the heading “Communications with the Board.” Director candidates recommended by a security holder are considered in the same manner as any other recommended candidates.

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Director Compensation

The Board sets non-employee director compensation based on recommendations from the Compensation Committee. Mr. Mezger is not paid for his service as a director. The Compensation Committee has retained Semler Brossy to assist it with designing our compensation and benefit programs, including our non-employee director compensation program. Non-employee director compensation is currently provided under our 2003 Non-Employee Directors Stock Plan (“Director Plan”). The key components are described below.

Key Director Plan Components

•	Each non-employee director is entitled to receive:

▪	An $80,000 cash retainer, paid in four equal quarterly installments during a Director Year; and

    ▪   4,000 stock units

Director Year
A Director Year is the period between our annual meetings of stockholders. The 2008 Director Year began on April 3, 2008 and ends on April 1, 2009.

•	To promote greater alignment of non-employee director and stockholder interests, a non-employee director may elect to receive the cash retainer in:

▪	Stock units in an amount equal to the number of shares of our common stock that can be purchased with 120% of the retainer’s value based on the common stock’s grant date closing price. The additional incentive over the retainer’s cash value is intended to induce non-employee directors to elect stock units; or

▪	Stock options in an amount equal to approximately four times the shares of our common stock that can be purchased with the retainer’s value based on the common stock’s grant date closing price. In the Board’s judgment, the four-to-one ratio represents an appropriate trade-off for selecting stock options in lieu of cash.

•	A non-employee director may also elect to receive the stock units in the form of stock options in an amount equal to four times the number of stock units, reflecting what the Board believes is an appropriate trade-off for the greater potential volatility in the value of a stock option over time.

•	Stock units and stock options are granted on the date of each annual meeting of stockholders. Stock options are granted with an exercise price equal to our common stock’s closing price on that date.

•	Each of the Chairs of the Compensation Committee and the Nominating/Governance Committee is entitled to an additional retainer of 600 stock units. The Chair of the Audit Committee is entitled to an additional retainer of 1,000 stock units.

•	A non-employee director who joins the Board or who becomes a Board Committee Chair during a Director Year receives pro-rated compensation based on the time remaining in the Director Year, with stock units granted on the date of the relevant event. A non-employee director who resigns from the Board during a Director Year must return a pro-rated amount of any cash retainer received, and forfeit a pro-rated amount of any stock units or Director Plan stock options granted, for that Director Year.

•	Each Director Plan stock unit provides a right to receive the fair market value of a share of our common stock and a cash dividend equivalent payment at the same time and in the same amount as any cash dividend paid on our common stock. Based on each non-employee director’s compensation election, Director Plan stock units will be paid out in cash only, with the amount paid equal to the total number of stock units held multiplied by our common stock’s closing price on the date a non-employee director leaves the Board.

•	Director Plan stock options are fully vested when granted and have a 15-year term. A non-employee director cannot exercise Director Plan stock options until the earlier of (a) the director’s acquisition and continued ownership of at least 10,000 shares of our common stock and/or Director Plan stock units and (b) the date the director leaves the Board. Director Plan stock options must be exercised within one year of the date a non-employee director leaves the Board. Based on each non-employee director’s compensation election, Director Plan stock options will be paid out in cash only, with the amount paid equal to the positive difference between a stock option’s exercise price and the closing price of our common stock on the applicable exercise date. Accordingly, Director Plan stock options are equivalent in nature to stock appreciation rights.

Chairman Retainer. Mr. Bollenbach is paid an additional annual cash retainer of $300,000 for his service as the Non-Executive Chairman of the Board. He may keep any retainer payment if removed from the Board without cause.

Expenses. We pay the non-employee directors’ expenses, including travel, accommodations and meals, for attending Board and Board Committee meetings and our annual stockholders meetings and any other activities related to our business. They do not receive additional compensation for attending Board-related or annual meetings.

Director Compensation During Fiscal Year 2008

	Fees Earned or Paid	Stock	Option	All Other
	in Cash	Awards	Awards	Compensation	Total
Name	($)(a)	($)(b)	($)(b)	($)(c)	($)
Mr. Bollenbach	$300,000	$0	$145,046	$0	$445,046

Mr. Burkle	95,653	3,965	0	0	99,618

Mr. Finchem	14,689	0	0	16,390	31,079

Mr. Jastrow	40,255	0	0	13,545	53,800

Mr. Robert Johnson	2,368	88,132	0	0	90,500

Ms. Lora	25,408	0	59,690	9,960	95,058

Mr. McCaffery	10,299	12,107	4,726	13,545	40,677

Mr. Moonves	26,006	0	97,888	16,390	140,284

Mr. Nogales	60,647	0	0	0	60,647

Former Non-Employee Directors

Mr. James Johnson	27,404	417,629	4,162	0	449,195

Mr. Lanni	26,242	0	0	0	26,242

(a)	Fees Earned or Paid in Cash: Except for Messrs. Bollenbach and Burkle, these amounts are the total Director Plan stock unit dividend equivalent payments paid during our 2008 fiscal year. Non-employee directors with larger stock unit holdings based on their tenure and compensation elections received greater dividend equivalent payments. The amount shown for Mr. Bollenbach is solely his Chairman retainer. The amount shown for Mr. Burkle includes annual cash retainer payments.

(b)	Stock and Option Awards: These amounts are the aggregate compensation expense we recognized in our 2008 fiscal year for Director Plan stock unit and stock option awards granted to our non-employee directors in 2008 and in prior years, computed in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123(R)”), except that, in accordance with applicable SEC rules and guidance, we have disregarded estimates of forfeitures related to service-based vesting conditions and reversals in excess of amounts previously expensed in 2007 for the non-employee directors who appeared in the Director Compensation Table for that year. We account for the Director Plan stock unit and stock option awards as liability awards for purposes of SFAS No. 123(R) because they will be settled in cash in the manner described above under the heading “Key Director Plan Components.” For Director Plan stock unit awards, the SFAS No. 123(R) compensation expense was calculated based on the price of our common stock on November 30, 2008, which was $11.63. For Director Plan stock option awards, the SFAS No. 123(R) compensation expense was calculated using the Black-Scholes option-pricing model with the following assumptions as of November 30, 2008: a risk-free interest rate from 2.0% to 4.1% (depending on when the specific stock option was granted); an expected volatility factor for the market price of our common stock of 56.7%; a dividend yield of 2.2%; and an expected life from five to

15 years (depending on when the specific stock option was granted). Except for Mr. Robert Johnson, the Director Plan stock units and stock options were granted on April 3, 2008. Mr. Robert Johnson was granted a pro-rated amount of stock units upon his election to the Board on July 10, 2008. Mr. James Johnson served on the Board until April 3, 2008, when he retired, and was not granted any Director Plan stock units or stock options in our 2008 fiscal year. Below are the stock units and stock options granted to each non-employee director per the director’s election and the corresponding grant date fair value calculated in accordance with SFAS No. 123(R). The stock options’ fair value was calculated using the Black-Scholes option-pricing model with the following assumptions: a risk-free interest rate of 5.0%; an expected volatility factor for the market price of our common stock of 43.9%; a dividend yield of 3.5%; and an expected life of 15 years.

	Stock Units	Stock Options	Grant Date Fair Value
Name	(#)	(#)	($)
Mr. Bollenbach	0	27,220	$296,698

Mr. Burkle	4,000	0	114,040

Mr. Finchem	7,367	0	210,033

Mr. Jastrow	7,367	0	210,033

Mr. Robert Johnson	7,578	0	119,202

Ms. Lora	4,000	11,220	236,338

Mr. McCaffery	8,367	0	238,543

Mr. Moonves	3,367	18,400	296,553

Mr. Nogales	7,367	0	210,033

Former Non-Employee Director

Mr. Lanni	7,967	0	227,139

Mr. Lanni received an additional 600 stock units for his service as the Compensation Committee Chair and Mr. McCaffery received an additional 1,000 stock units for his service as Audit Committee Chair. Mr. Moonves received 2,400 stock options for his service as Nominating/Governance Committee Chair by electing to receive his 600 stock unit Chair retainer grant in Director Plan stock options. All other stock unit and stock option amounts reflect the Director Plan cash retainer and stock unit grant the non-employee directors elected to receive in stock units or, for Messrs. Bollenbach and Moonves and Ms. Lora, in Director Plan stock options. Upon his retirement effective April 3, 2008, and in accordance with his compensation elections and the Director Plan’s terms, we paid Mr. James Johnson $1,562,548 for the 54,807 stock units he held on that date based on the $28.51 closing price of our common stock on that date. Mr. James Johnson also held 143,957 Director Plan stock options on April 3, 2008 with various exercise prices, and has until April 3, 2009 to exercise these Director Plan stock options. As of the date of this Proxy Statement, he has not exercised any of these Director Plan stock options. Upon his resignation from the Board effective November 13, 2008, and in accordance with his compensation elections and the Director Plan’s terms, we paid Mr. Lanni $399,461 for the 31,553 stock units he held on that date based on the $12.66 closing price of our common stock on that date. Due to his resignation, Mr. Lanni forfeited 2,656 of the 7,967 stock units that were granted to him on April 3, 2008 for the 2008 Director Year. Mr. Lanni did not hold any Director Plan stock options.

Listed below are each non-employee director’s total Director Plan stock unit and stock option holdings as of February 23, 2009. Ms. Lora’s total stock unit holdings reflect an additional 333 stock units granted to her upon her designation as Audit Committee Chair on December 5, 2008, reflecting the applicable pro-rated amount for the remainder of the 2008 Director Year.

			Total
	Stock Units	Stock Options	Holdings
Name	(#)	(#)	(#)
Mr. Bollenbach	0	50,760	50,760

Mr. Burkle	37,320	165,155	202,475

Mr. Finchem	20,759	0	20,759

Mr. Jastrow	44,821	0	44,821

Mr. Robert Johnson	7,578	0	7,578

Ms. Lora	28,011	11,220	39,231

Mr. McCaffery	17,568	73,609	91,177

Mr. Moonves	27,645	18,400	46,045

Mr. Nogales	64,013	2,130	66,143

Former Non-Employee Director

Mr. James Johnson	0	143,957	143,957

(c)	All Other Compensation: These amounts are the premium payments for the life insurance policies we maintain to fund charitable donations under the Directors Legacy Program, which is described below under the heading “Directors Legacy Program.” Messrs. Bollenbach, Robert Johnson and Lanni do not participate in the program. No additional premium payments are currently required for the program donations for each of Messrs. Burkle and Nogales. In our 2008 fiscal year, we paid a total of $201,214 in life insurance premiums for all participants, including former directors. Premium payments vary depending on participants’ respective ages and other factors. The total dollar amount payable under the program at November 30, 2008 was $16.4 million. If all current participating directors were vested in the full donation amount, the total dollar amount payable under the program at November 30, 2008 would have been $17.2 million.

Directors Legacy Program. We established a Directors Legacy Program in 1995 to recognize our and our directors’ interests in supporting worthy educational institutions and other charitable organizations. In making adjustments to our philanthropic activities, the Board elected in 2007 to close the program to new participants. Messrs. Bollenbach, Robert Johnson, Lanni and Mezger do not participate in the program. Under the program, we will make a charitable donation on each participating director’s behalf of up to $1 million. Directors vest in the full donation in five equal annual installments of $200,000, and therefore must serve on the Board for five consecutive years to donate the maximum amount. A participating director may allocate the donation to up to five qualifying institutions or organizations. Donations are paid in ten equal annual installments directly to designated organizations after a participating director’s death with proceeds from the life insurance policies we maintain on each participating director’s life. Participating directors and their families do not receive any proceeds, compensation or tax savings associated with the program.

◆	◆
Items of Business

Proposal 1:

Election of Directors
◆

At the Annual Meeting, the Board will present as nominees and recommend to stockholders that Messrs. Bollenbach, Finchem, Jastrow, Robert Johnson, McCaffery and Mezger and Ms. Lora each be elected as directors to serve for a one-year term ending at our 2010 Annual Meeting of Stockholders. Each nominee is currently a director, has consented to being nominated and has agreed to serve as a director if elected. Each nominee is standing for re-election, except Mr. Robert Johnson, who was elected to the Board subsequent to our 2008 Annual Meeting of Stockholders. Should any of these nominees become unable to serve as a director prior to the Annual Meeting, the persons named as proxies on the proxy cards for the Annual Meeting will, unless otherwise directed, vote for the election of such other person as the Board may recommend in place of such nominee.

On the date of the Annual Meeting, the Board will have 10 members.

Vote Required

Under our By-laws, the election of each director nominee will require a majority of votes cast at the Annual Meeting to be in favor of the nominee (i.e., the votes cast for a nominee’s election must exceed the votes cast against the nominee’s election).

Consistent with this director election standard, our Corporate Governance Principles require that each director nominee in an uncontested election at an annual meeting of stockholders receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. An “uncontested election” is one in which no director candidates on the ballot were nominated by a stockholder in accordance with our By-laws. This election is an uncontested election.

Our Corporate Governance Principles also provide that a director nominee who fails to win election or re-election to the Board in an uncontested election is expected to tender his or her resignation from the Board. If an incumbent director fails to receive the required vote for election or re-election in an uncontested election, the Nominating/Governance Committee will act promptly to determine whether to accept the director’s resignation and will submit its recommendation for consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating/Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Your Board recommends a vote FOR the election to the Board of each of the nominees.

A brief summary of each director nominee’s and each incumbent director’s principal occupation, recent professional experience and the director’s directorships at other public companies, if any, is provided below.

Stephen F. Bollenbach, age 66, is our Non-Executive Chairman of the Board. He was the Co-Chairman and Chief Executive Officer of Hilton Hotels Corporation, a hotel developer and operator, positions he held from May 2004 and February 1996, respectively. He retired from Hilton in October of 2007. Prior to joining Hilton, Mr. Bollenbach was Senior Executive Vice President and Chief Financial Officer for The Walt Disney Company from 1995 to 1996. Before Disney, Mr. Bollenbach was President and Chief Executive Officer of Host Marriott Corporation from 1993 to 1995, and served as Chief Financial Officer of Marriott Corporation from 1992 to 1993. From 1990 to 1992, Mr. Bollenbach was Chief Financial Officer of the Trump Organization. Mr. Bollenbach serves as a director of Harrah’s Entertainment, Inc., Time Warner Inc., Macy’s, Inc. and American International Group, Inc. Mr. Bollenbach joined the Board as Non-Executive Chairman in 2007.

Ron Burkle, age 56, is the founder and managing partner of The Yucaipa Companies, a private investment firm based in Southern California. Yucaipa specializes in acquisitions, mergers and management of large retail, manufacturing and distribution companies. Mr. Burkle has served as Chairman of the Board and controlling shareholder of numerous companies including Alliance Entertainment, Dominick’s, Fred Meyer, Ralphs and Food4Less. He is currently a member of the boards of Occidental Petroleum Corporation and Yahoo! Inc. He has been a director since 1995 and his current term expires in 2010.

Timothy W. Finchem, age 61, has been Commissioner of the PGA TOUR, a membership organization for professional golfers, since 1994. He joined the TOUR staff as Vice President of Business Affairs in 1987, and was promoted to Deputy Commissioner and Chief Operating Officer in 1989. Mr. Finchem served in the White House as Deputy Advisor to the President in the Office of Economic Affairs in 1978 and 1979, and in the early 1980’s, co-founded the National Marketing and Strategies Group in Washington, D.C. He joined the Board in 2005.

Kenneth M. Jastrow, II, age 61, is Non-Executive Chairman, Forestar Group Inc., a real estate and natural resources company. He served as Chairman and Chief Executive Officer of Temple-Inland Inc., a manufacturing company and the former parent of Forestar Group, from 2000 to 2007. Prior to that, Mr. Jastrow served as President and Chief Operating Officer in 1998 and 1999, Group Vice President from 1995 until 1998, and as Chief Financial Officer of Temple-Inland from November 1991 until 1999. Mr. Jastrow is also a director of MGIC Investment Corporation. He joined the Board in 2001.

Robert L. Johnson, age 62, is founder and chairman of The RLJ Companies, a business network that owns or holds interests in a diverse portfolio of companies in the financial services, real estate, hospitality/restaurant, professional sports, film production, gaming, recording and automotive industries. Prior to forming The RLJ Companies, Mr. Johnson was founder and chief executive officer of Black Entertainment Television (BET), which was acquired by Viacom Inc. in 2001. He continued to serve as chief executive officer of BET until 2006. Mr. Johnson currently serves on the board of directors of the Lowe’s Companies, Inc., IMG Worldwide, Inc., and Strayer Education, Inc. He joined the Board in 2008.

Melissa Lora, age 46, has since 2001 been the Chief Financial Officer of Taco Bell Corp., a quick service restaurant chain. Ms. Lora joined Taco Bell Corp. in 1987 and has held various positions throughout the company, most recently acting as Regional Vice President and General Manager from 1998 to 2000 for Taco Bell’s operations throughout the Northeastern United States. She joined the Board in 2004.

Michael G. McCaffery, age 55, is the Chief Executive Officer of Makena Capital Management, an investment management firm. From 2000 to 2006, Mr. McCaffery was President and CEO of the Stanford Management Company (SMC), which was established in 1991 to manage Stanford University’s financial and real estate investments. Previous to joining SMC, Mr. McCaffery was President and Chief Executive Officer of Robertson Stephens Investment Bankers from January 1993 to December 1999, and also served as Chairman from January 2000 to December 2000. Mr. McCaffery is a director of Thomas Weisel Partners Group, Inc. He joined the Board in 2003.

Jeffrey T. Mezger, age 53, has been our President and Chief Executive Officer since November 2006. Prior to becoming President and Chief Executive Officer, Mr. Mezger served as our Executive Vice President and Chief Operating Officer, a position he assumed in 1999. From 1995 until 1999, Mr. Mezger held a number of executive posts in our southwest region, including Division President, Phoenix Division, and Senior Vice President and Regional General Manager over Arizona and Nevada. Mr. Mezger joined us in 1993 as president of the Antelope Valley Division in Southern California. He joined the Board in 2006.

Leslie Moonves, age 59, is President and Chief Executive Officer and a Director of CBS Corporation, a mass media company. Prior to that, he was Co-President and Co-Chief Operating Officer of Viacom, a mass media company and the former parent of CBS, which title he held from June 2004 to December 2005. Mr. Moonves previously served as President and Chief Executive Officer of CBS from 1998 to 2004, and served as its Chairman from 2003 to 2005. He joined CBS in 1995 as President, CBS Entertainment. Prior to that, Mr. Moonves was President of Warner Bros. Television from 1993, when Warner Bros. and Lorimar Television combined operations. From 1989 to 1993, he was President of Lorimar Television. He joined the Board in 2004 and his current term expires in 2010.

Luis G. Nogales, age 65, has been the Managing Partner of Nogales Investors, LLC, a private equity investment firm, since 2001. He was Chairman and Chief Executive Officer of Embarcadero Media, Inc. from 1992 to 1997, President of Univision Communications, Inc., from 1986 to 1988, and Chairman and Chief Executive Officer of United Press International from 1983 to 1986. He is a director of Southern California Edison Co., Edison International and Arbitron Inc. He joined the Board in 1995 and his current term expires in 2010.

Proposal 2:

Ratification of Appointment of Independent Registered Public Accounting Firm
◆

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending November 30, 2009. During our 2008 fiscal year, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain other audit-related services, as further discussed below under the heading “Independent Auditor Fees and Services.” Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, be available to respond to appropriate questions and, if they desire, make a statement.

Although we are not required to do so, we are seeking stockholder ratification of Ernst & Young LLP’s appointment as our independent registered public accounting firm as a matter of good corporate governance. If Ernst & Young LLP’s appointment is not ratified, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

Vote Required

Approval of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending November 30, 2009 requires the affirmative vote of the majority of shares of common stock present or represented, and entitled to vote thereon, at the Annual Meeting.

Your Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending November 30, 2009.

Background to Proposals 3 and 4

Since the end of our 2007 fiscal year, we have generated significant net operating losses and unrealized tax losses (collectively, “NOLs”), and may have additional NOLs in our 2009 fiscal year. Under federal tax laws, we can use NOLs and certain related tax credits to offset ordinary income tax paid in our prior two tax years or on our future taxable income for up to 20 years, when they “expire” for such purposes. Until they expire, we can “carry forward” NOLs and certain related tax credits that we do not use in any particular year to offset income tax in future years. Although we were able to use certain NOLs that we had generated up to November 30, 2008 to offset the income taxes we paid in our last two tax years, as of the date of this Proxy Statement, we still have an approximately $880 million net deferred tax asset related to NOLs we have generated but have not yet realized for tax purposes. This net deferred tax asset represents NOLs that we believe could be used to potentially offset approximately $2.2 billion of future taxable income. While we cannot estimate the exact amount of NOLs that we can use to reduce future income tax liability because we cannot predict the amount and timing of our future taxable income, we consider our NOLs to be a very valuable asset.

The benefits of our NOLs would be reduced or eliminated, and our use of our NOLs would be substantially delayed, if we experience an “ownership change,” as determined under Section 382 of the Code. A Section 382 “ownership change” occurs if a stockholder or a group of stockholders who are deemed to own at least 5% of our common stock under Section 382 (each, a “5-percent stockholder”) increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. If an “ownership change” occurs, Section 382 would impose an annual limit on the amount of our NOLs we can use to offset income tax equal to the product of the total value of our outstanding equity immediately prior to the “ownership change” (reduced by certain items specified in Section 382) and the federal long-term tax-exempt interest rate in effect for the month of the “ownership change.” A number of special rules apply to calculating this annual limit.

We believe that if an “ownership change” were to occur, the limitations Section 382 imposes could result in a material amount of our NOLs expiring unused and, therefore, significantly impair the value of our NOLs. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an “ownership change” has occurred, we currently believe that an “ownership change” has not occurred. However, if no action is taken, we believe that we could experience an “ownership change.”

After careful consideration, your Board believes the most effective way to preserve the benefits of our NOLs to long-term stockholder value is to adopt the Protective Amendment to our Restated Certificate of Incorporation and the Successor Rights Plan. The Protective Amendment, which is designed to block transfers of our common stock that could result in an “ownership change,” is described below under “Proposal 3” and its full terms can be found in the accompanying Attachment A. The Successor Rights Plan, pursuant to which we have issued certain stock purchase rights with terms designed to deter transfers of our common stock that could result in an “ownership change,” is described below under “Proposal 4” and its full terms can be found in the accompanying Attachment B.

Your Board urges stockholders to read carefully each proposal, the items discussed below under the heading “Certain Considerations Related to the Protective Amendment and the Successor Rights Plan,” and the full terms of the Protective Amendment and the Successor Rights Plan. Your Board unanimously adopted both measures on January 22, 2009, but the Protective Amendment requires stockholder adoption to be put into effect, and the Successor Rights Plan requires stockholder approval to remain effective after March 5, 2010.

It is important to note that neither measure offers a complete solution, and an “ownership change” may occur even if the Protective Amendment is adopted and the Successor Rights Plan is approved. There are limitations on the enforceability of the Protective Amendment against stockholders who do not vote to adopt it that may allow an “ownership change” to occur, and the Successor Rights Plan may deter, but ultimately cannot block, transfers of our common stock that might result in an “ownership change.” The limitations of these measures are described in more detail below. Because of their individual limitations, your Board believes that both measures are needed and that they will serve as important tools to help prevent an “ownership change” that would reduce or eliminate the significant long-term potential benefits of our NOLs, and substantially delay our use of our NOLs. Accordingly, your Board strongly recommends that stockholders adopt the Protective Amendment and approve the Successor Rights Plan.

Proposal 3:

Adopt the Protective Amendment to
KB Home’s Restated Certificate of Incorporation
◆

For the reasons discussed above under “Background to Proposals 3 and 4,” your Board recommends that stockholders adopt the Protective Amendment to our Restated Certificate of Incorporation. The Protective Amendment is designed to prevent certain transfers of our common stock that could result in an ownership change under Section 382 and therefore materially inhibit our ability to use our NOLs to reduce our future income tax liability. Your Board believes it is in our and our stockholders’ best interests to adopt the Protective Amendment to help avoid this result.

The Protective Amendment contains provisions that restrict direct and indirect transfers of our common stock if such transfers will affect the percentage of stock that a 5-percent stockholder is deemed to own. In addition, the Protective Amendment includes a mechanism to block the impact of such transfers while allowing purchasers to receive their money back from prohibited purchases. In order to implement these transfer restrictions, the Protective Amendment must be adopted. The Protective Amendment is contained in a proposed new Article Ninth to our Restated Certificate of Incorporation, which can be found in the accompanying Attachment A and is incorporated by reference herein. Existing Article Ninth to our Restated Certificate of Incorporation will become new Article Tenth if our stockholders adopt the Protective Amendment. Your Board has adopted resolutions approving and declaring the advisability of amending our Restated Certificate of Incorporation as described below and as provided in accompanying Attachment A, subject to stockholder adoption.

Description of Protective Amendment

The following description of the Protective Amendment is qualified in its entirety by reference to the full text of the Protective Amendment, which is contained in a proposed new Article Ninth of our Restated Certificate of Incorporation and can be found in the accompanying Attachment A. Please read the Protective Amendment in its entirety as the discussion below is only a summary.

Prohibited Transfers.  Subject to certain exceptions pertaining to existing 5-percent stockholders, the Protective Amendment generally will restrict any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if the effect would be to:

•	increase the direct or indirect ownership of our stock by any person (or any “public group” of stockholders, as that term is defined under Section 382) from less than 5% to 5% or more of our common stock;

•	increase the percentage of our common stock owned directly or indirectly by a person (or public group) owning or deemed to own 5% or more of our common stock; or

•	create a new public group.

Restricted transfers include sales to persons or public groups whose resulting percentage ownership (direct or indirect) of our common stock would exceed the 5% thresholds discussed above, or to persons whose direct or indirect ownership of our common stock would by attribution cause another person or public group to exceed such threshold. Complicated common stock ownership rules will apply in determining whether a person or group of persons constitute a 5-percent stockholder under Section 382 and whether less than 5-percent stockholders will be treated as one or more public groups, each of which is a 5-percent stockholder under Section 382. A transfer from one member of the public group to another member of the public group does not increase the percentage of our common stock owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of our common stock owned by, any stockholder, we are entitled to rely on the existence or absence of certain public securities filings as of any date, subject to our actual knowledge of the ownership of our common stock. The Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of our common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common stock. These transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock, or prohibit ownership (thus requiring dispositions) of our common stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) in respect of our common stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

Treatment of Pre-Existing 5-percent Stockholders. The Protective Amendment contains exceptions permitting certain transfers by “pre-existing 5-percent stockholders.” Pre-existing 5-percent stockholders are:

•	any person or entity who has publicly filed a Schedule 13D or 13G with respect to their ownership of our common stock on or before the date of adoption of the Protective Amendment; and

•	certain persons and entities with specified ownership interests in the foregoing persons or entities.

In contrast to the treatment of persons who become 5-percent stockholders after adoption of the Protective Amendment, who will be prohibited from disposing of any shares of our common stock without the express consent of your Board, a direct or indirect transfer of shares of our common stock by (but not to) a pre-existing 5-percent stockholder will be permitted so long as such a transfer would not:

•	increase the ownership of our common stock by any person (other than a public group) to 5% or more of our common stock; or

•	increase the percentage of our common stock owned by a person (other than a public group) owning 5% or more of our common stock.

These permitted transfers include transfers to a public group even though the public group becomes a new public group as a result of such transfer and is treated as a 5-percent stockholder under Section 382. In addition, the transferred shares of our common stock must be owned by the pre-existing 5-percent stockholder prior to the date of adoption of the Protective Amendment. These provisions will permit pre-existing 5-percent stockholders to dispose of shares owned by them, subject to the conditions above.

Consequences of Prohibited Transfers. Upon adoption of the Protective Amendment, any direct or indirect transfer attempted in violation of the Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such common stock, or in the case of options, receiving our common stock in respect of their exercise. In this Proxy Statement, our common stock purportedly acquired in violation of the Protective Amendment is referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arms’ length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

To the extent permitted by law, any stockholder who knowingly violates the Protective Amendment will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use our NOLs and any professional fees incurred in connection with addressing such violation.

With respect to any transfer of common stock that does not involve a transfer of our “securities” within the meaning of the Delaware General Corporation Law but that would cause any 5-percent stockholder to violate the Protective Amendment, the following procedure will apply in lieu of those described above. In such case, no such 5-percent stockholder shall be required to dispose of any interest that is not our security, but such 5-percent stockholder and/or any person whose ownership of our securities is attributed to such 5-percent stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 5-percent stockholder not to be in violation of the Protective Amendment, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such 5-percent stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Modification and Waiver of Transfer Restrictions. Your Board will have the discretion to approve a transfer of our common stock that would otherwise violate the transfer restrictions if it determines that the transfer is in our and our stockholders’ best interests. If your Board decides to permit such a transfer, that transfer or later transfers may result in an “ownership change” that could limit our use of our NOLs. In deciding whether to grant a waiver, your Board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, your Board may request relevant information from the acquirer and/or selling party in order to determine compliance with the Protective Amendment or the status of our federal income tax benefits, including an opinion of counsel selected by your Board (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under Section 382. If your Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

Your Board may establish, modify, amend or rescind by-laws, regulations and procedures for purposes of determining whether any transfer of common stock would jeopardize our ability to use our NOLs.

Implementation and Expiration of the Protective Amendment

If our stockholders adopt the Protective Amendment, we intend to promptly file the Protective Amendment with the Secretary of State of the State of Delaware, whereupon such amendment will become effective. We intend to immediately thereafter enforce the restrictions in the Protective Amendment to preserve the future use of our NOLs. We also intend to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares and to disclose such restrictions to persons holding our common stock in uncertificated form.

The Protective Amendment would expire on the earliest of (i) your Board’s determination that the Protective Amendment is no longer necessary for the preservation of our NOLs because of the amendment or repeal of Section 382 or any successor statute, (ii) the beginning of a taxable year to which your Board determines that none of our NOLs may be carried forward and (iii) such date as your Board otherwise determines that the Protective Amendment is no longer necessary for the preservation of our NOLs. Your Board may also accelerate or extend the expiration date of the Protective Amendment in the event of a change in the law.

Effectiveness and Enforceability

Although the Protective Amendment is intended to reduce the likelihood of an “ownership change,” we cannot eliminate the possibility that an “ownership change” will occur even if the Protective Amendment is adopted given that:

•	Your Board can permit a transfer to an acquirer that results or contributes to an “ownership change” if it determines that such transfer is in our and our stockholders’ best interests.

•	A court could find that part or all of the Protective Amendment is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation is conclusively presumed to have acted for a reasonable purpose when restricting the transfer of its securities in its certificate of incorporation for the purpose of maintaining or preserving any tax attribute (including NOLs). Delaware law provides that transfer restrictions with respect to shares of our common stock issued prior to the effectiveness of the restrictions will be effective against (i) stockholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of shares that were voted for this proposal if (A) the transfer restriction is conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). We intend to cause shares of our common stock issued after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares and therefore under Delaware law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our common stock in uncertificated form. For the purpose of determining whether a stockholder is subject to the Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred were voted in favor of the Protective Amendment, unless the contrary is established. We may also assert that stockholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, unless a stockholder establishes that it did not vote in favor of the Protective Amendment. Nonetheless, a court could find that the Protective Amendment is unenforceable, either in general or as applied to a particular stockholder or fact situation.

•	Despite the adoption of the Protective Amendment, there is still a risk that certain changes in relationships among stockholders or other events could cause an “ownership change” under Section 382. We cannot assure you that the Protective Amendment is enforceable in all circumstances, particularly against stockholders who do not vote in favor of this proposal or who do not have notice of the acquisition restrictions at the time they subsequently acquire their shares. Accordingly, we cannot assure you that an “ownership change” will not occur even if the Protective Amendment is made effective. However, your Board has adopted the Successor Rights Plan, which is intended to act as a deterrent to any person becoming a 5-percent stockholder and endangering our ability to use our NOLs.

As a result of these and other factors, the Protective Amendment serves to reduce, but does not eliminate, the risk that we will undergo an “ownership change.”

Section 382 “Ownership Change” Determinations

The rules of Section 382 are very complex, and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 “ownership change” has occurred include the following:

•	All stockholders who each own less than 5% of our common stock are generally (but not always) treated as a single 5-percent stockholder. Transactions in the public markets among stockholders who are not 5-percent stockholders are generally (but not always) excluded from the Section 382 calculation.

•	There are several rules regarding the aggregation and segregation of stockholders who otherwise do not qualify as “5-percent stockholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•	Acquisitions by a person that cause the person to become a 5-percent stockholder generally result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•	Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an “ownership change.”

•	Our redemption or buyback of our common stock will increase the ownership of any 5-percent stockholders (including groups of stockholders who are not themselves 5-percent stockholders) and can contribute to an “ownership change.” In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a “5-percent stockholder,” resulting in a 5% (or more) change in ownership.

Vote Required

Adoption of the Protective Amendment requires the affirmative vote of a majority of the outstanding shares of our common stock. The Protective Amendment, if adopted, would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to do as soon as practicable after the Protective Amendment is adopted.

Your Board recommends a vote FOR the adoption of the Protective Amendment to KB Home’s Restated Certificate of Incorporation.

Proposal 4:

Approve the Successor Rights Plan
◆

Background on Our Existing Rights Plan

We have an existing stockholder rights plan that was adopted in February 1999 (the “Existing Rights Plan”). At the time of its adoption, the Existing Rights Plan was intended to reduce our vulnerability to certain potentially coercive takeover practices and takeover bids that are inadequate or otherwise inconsistent with our interests and our stockholders’ interests, and to encourage potential acquirors to negotiate with your Board. The rights issued under the Existing Rights Plan, as originally adopted, would generally be triggered if a person or group acquired a number of shares of our common stock that were entitled to 15% or more of our outstanding voting power. On January 22, 2009, your Board amended the Existing Rights Plan to decrease the triggering threshold of the rights from 15% or more of our outstanding voting power to 4.9% or more of our outstanding common stock, among other things. This amendment to the Existing Rights Plan was intended to help preserve the long-term value to us of our NOLs by deterring the acquisition of our stock in excess of amounts that could reduce or eliminate our ability to use our NOLs under Section 382 (as described above under “Background to Proposals 3 and 4”). The rights issued pursuant to the Existing Rights Plan expired on March 5, 2009. The Successor Rights Plan is intended to continue to help preserve the long-term value to us of our NOLs by deterring acquisitions of our stock that, under Section 382, could inhibit our ability to use our NOLs to reduce our future income tax liability.

The Successor Rights Plan

On January 22, 2009, your Board adopted the Successor Rights Plan to replace the Existing Rights Plan effective as of the expiration date of its rights on March 5, 2009. The rights issued under the Successor Rights Plan will expire on March 5, 2010, if our stockholders have not approved the Successor Rights Plan by that date. Subject to certain limited exceptions, the Successor Rights Plan is designed to deter any person from buying our common stock (or any interest in our common stock) if the acquisition would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “group” under the federal securities laws) owning 4.9% or more of our then-outstanding common stock.

The Successor Rights Plan is intended to protect stockholder value by attempting to preserve our ability to use our NOLs to reduce our future income tax liability. Because of the limitations of the Protective Amendment in preventing transfers of our common stock that may result in an “ownership change,” as further described above under “Proposal 3,” your Board believes it is in our and our stockholders’ best interests to approve the Successor Rights Plan. Your Board of Directors has adopted the Successor Rights Plan and is recommending that stockholders approve the Successor Rights Plan at the Annual Meeting.

The following description of the Successor Rights Plan is qualified in its entirety by reference to the text of the Successor Rights Plan, which can be found in the accompanying Attachment B. Please read the Successor Rights Plan in its entirety as the discussion below is only a summary.

Description of Successor Rights Plan

The Successor Rights Plan is intended to act as a deterrent to any person or group acquiring 4.9% or more of our outstanding common stock (an “Acquiring Person”) without the approval of your Board. Stockholders who owned 4.9% or more of our common stock as of the close of business on March 5, 2009 will not trigger the Successor Rights Plan so long as they do not (i) acquire any additional shares of our common stock or (ii) fall under 4.9% ownership of our common stock and then re-acquire 4.9% or more of our common stock. The Successor Rights Plan does not exempt any acquisitions of our common stock after March 5, 2009 by such persons. Any rights held by an Acquiring Person are void and may not be exercised. Your Board of Directors may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Successor Rights Plan. The terms of the Successor Rights Plan are substantially similar to those of the Existing Rights Plan, as amended by your Board on January 22, 2009.

The Rights. Your Board authorized the issuance of one right per each outstanding share of our common stock payable to our stockholders of record as of the close of business on March 5, 2009. Subject to the terms, provisions and conditions of the Successor Rights Plan, if these rights become exercisable, each right would initially represent the right to purchase from us one one-hundredth of a share of our Series A Participating Cumulative Preferred Stock for a purchase price of $85.00 (the “Purchase Price”). If issued, each fractional share of preferred stock would generally give a stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right does not give its holder any rights as a stockholder, including without limitation any dividend, voting or liquidation rights.

Exercisability. The rights will not be exercisable until the earlier of (i) ten calendar days after a public announcement by us that a person or group has become an Acquiring Person and (ii) ten business days after the commencement of a tender or exchange offer by a person or group if upon consummation of the offer the person or group would beneficially own 4.9% or more of our outstanding common stock.

In this Proxy Statement, we refer to the date on which the rights become exercisable as the “Distribution Date.” Until the Distribution Date, common stock certificates will evidence the rights and may contain a notation to that effect. Any transfer of shares of our common stock prior to the Distribution Date will constitute a transfer of the associated rights. After the Distribution Date, the rights may be transferred other than in connection with the transfer of the underlying shares of our common stock.

If there is an Acquiring Person on the Distribution Date or a person or group becomes an Acquiring Person after the Distribution Date, each holder of a right, other than rights that are or were beneficially owned by an Acquiring Person (which will be void), will thereafter have the right to receive upon exercise of a right and payment of the Purchase Price, that number of shares of our common stock having a market value of two times the Purchase Price.

Exchange. After the later of the Distribution Date and the time we publicly announce that an Acquiring Person has become such, your Board may exchange the rights, other than rights that are or were beneficially owned by an Acquiring Person, which will be void, in whole or in part, at an exchange ratio of one share of common stock per right, subject to adjustment.

Redemption. At any time prior to the later of the Distribution Date and the time we publicly announce that an Acquiring Person becomes such, your Board may redeem all of the then-outstanding rights in whole, but not in part, at a price of $0.001 per right, subject to adjustment (the “Redemption Price”). The redemption will be effective immediately upon the Board action, unless the Board action provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events, in which case the redemption will be effective in accordance with the provisions of the Board action. Immediately upon the effectiveness of the redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price, with interest thereon.

Anti-Dilution Provisions. The Purchase Price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights are subject to adjustment to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the preferred shares or common stock. No adjustments to the Purchase Price of less than 1% will be made.

Amendments. Prior to the time the rights cease to be redeemable, your Board may amend or supplement the Successor Rights Plan without the consent of the holders of the rights. From and after the time the rights cease to be redeemable, your Board may amend or supplement the Successor Rights Plan only to cure an ambiguity, to correct or supplement inconsistent provisions, to alter time period provisions, or to make any other changes to the Successor Rights Plan, but only to the extent that those changes do not impair or adversely affect any rights holder as such (other than an Acquiring Person or an affiliate or associate thereof), and no amendment may cause the rights to become redeemable or amendable other than in accordance with this sentence.

Expiration. The rights issued pursuant to the Successor Rights Plan will expire on the earliest of (i) the close of business on March 5, 2019, (ii) the time at which the rights are redeemed, (iii) the time at which the rights are exchanged, (iv) the time at which your Board determines that the Protective Amendment is no longer necessary, (v) the close of business on the first day of a taxable year of the company to which your Board determines that no tax benefits may be carried forward, and (vi) the close of business on March 5, 2010, if prior to such time the Successor Rights Plan has not been approved by our stockholders.

Vote Required

Approval of the Successor Rights Plan requires the affirmative vote of the majority of shares of common stock present or represented, and entitled to vote thereon, at the Annual Meeting.

Your Board recommends a vote FOR the approval of the Successor Rights Plan.

Certain Considerations Related to the
Protective Amendment and the Successor Rights Plan

Your Board believes that attempting to protect the tax benefits of our NOLs as described above under “Background to Proposals 3 and 4” is in our and our stockholders’ best interests. However, we cannot eliminate the possibility that an “ownership change” will occur even if the Protective Amendment is adopted and the Successor Rights Plan is approved. Please consider the items discussed below in voting on Proposals 3 and 4.

The Internal Revenue Service (“IRS”) could challenge the amount of our NOLs or claim we experienced an “ownership change,” which could reduce the amount of our NOLs that we can use or eliminate our ability to use them altogether

The IRS has not audited or otherwise validated the amount of our NOLs. The IRS could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce our future income tax liability. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an “ownership change” has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an “ownership change” and attempt to reduce or eliminate the benefit of our NOLs even if the Protective Amendment and the Successor Rights Plan are in place.

Continued Risk of “Ownership Change”

Although the Protective Amendment and the Successor Rights Plan are intended to reduce the likelihood of an “ownership change,” we cannot assure you that they would prevent all transfers of our common stock that could result in such an “ownership change.” In particular, absent a court determination, we cannot assure you that the Protective Amendment’s restrictions on acquisition of our common stock will be enforceable against all our stockholders, and they may be subject to challenge on equitable grounds, as discussed above under “Proposal 3.”

Potential Effects on Liquidity

The Protective Amendment will restrict a stockholder’s ability to acquire, directly or indirectly, additional shares of our common stock in excess of the specified limitations. Furthermore, a stockholder’s ability to dispose of our common stock may be limited by reducing the class of potential acquirers for such common stock. In addition, a stockholder’s ownership of our common stock may become subject to the restrictions of the Protective Amendment upon actions taken by persons related to, or affiliated with, them. Stockholders are advised to carefully monitor their ownership of our stock and consult their own legal advisors and/or us to determine whether their ownership of our stock approaches the restricted levels.

Potential Impact on Value

If the Protective Amendment is adopted, your Board intends to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares and to disclose such restrictions to persons holding our common stock in uncertificated form. Because certain buyers, including persons who wish to acquire more than 5% of our common stock and certain institutional holders who may not be comfortable holding our common stock with restrictive legends, may not be able to purchase our common stock, the Protective Amendment could depress the value of our common stock in an amount that could more than offset any value preserved from protecting our NOLs. The Successor Rights Plan could have a similar effect if investors object to holding our common stock subject to the terms of the Successor Rights Plan.

Anti-Takeover Impact

The reason your Board adopted the Protective Amendment and the Successor Rights Plan is to preserve the long-term value of our NOLs. The Protective Amendment, if adopted by our stockholders, could be deemed to have an “anti-takeover” effect because, among other things, it will restrict the ability of a person, entity or group to accumulate more than 5% of our common stock and the ability of persons, entities or groups now owning more than 5% of our common stock from acquiring additional shares of our common stock without the approval of your Board. Similarly, the Successor Rights Plan is not intended to prevent a takeover, but because an Acquiring Person may be diluted upon the occurrence of a triggering event, it does have a potential anti-takeover effect. Accordingly, the overall effects of the Protective Amendment, if adopted by our stockholders, and the Successor Rights Plan may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. The Protective Amendment and the Successor Rights Plan proposals are not part of a plan by us to adopt a series of anti-takeover measures, and we do not presently intend to propose or adopt any other anti-takeover measures. We are presently not aware of any potential takeover transaction.

Stockholders should be aware that we are subject to Section 203 of the Delaware General Corporation Law, which provides, in general, that a transaction constituting a “business combination” within the meaning of Section 203 involving a person owning 15% or more of our outstanding voting stock (referred to as an “interested stockholder”), cannot be completed for a period of three years after the date on which the person became an interested stockholder unless (i) our Board approved either the business combination or the transaction that resulted in the person becoming an interested stockholder prior to such business combination or transaction, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85% of our outstanding voting stock (excluding shares owned by persons who are both directors and officers of KB Home and shares owned by certain of our employee benefit plans), or (iii) the business combination was approved by our Board and by the affirmative vote of the holders of at least 66-2/3% of our outstanding voting stock not owned by the interested stockholder.

In addition, our Restated Certificate of Incorporation and our By-laws contain the following provisions that may be deemed to have a potential “anti-takeover” effect:

•	Cumulative voting is not permitted in the election of directors;

•	Stockholders have no preemptive right to acquire our securities;

•	Stockholders may not call or request special meetings of stockholders;

•	Stockholders may not take action by written consent in lieu of a meeting of stockholders;

•	The maximum number of directors is fixed at 12; and

•	Your Board may fix the designation, rights, preferences and limitations of the shares of each series of our preferred stock.

Effect of the Protective Amendment if you vote for it and already own more than 5% of our common stock

If you already own more than 5% of our common stock, you would be able to transfer only shares of our common stock that you acquired prior to the effective date of the Protective Amendment and only if the transfer does not increase the percentage stock ownership of another holder of 5% or more of our common stock or create a new holder of 5% or more of our common stock (other than certain transfers that create a new public group). Shares acquired in any such transaction will be subject to the Protective Amendment’s transfer restrictions.

Effect of the Protective Amendment if you vote for it and own less than 5% of our common stock

The Protective Amendment will apply to you, but so long as you own less than 5% of our common stock you can transfer your shares to a purchaser who, after the sale, also would own less than 5% of our common stock.

Effect of the Protective Amendment if you vote against it

Delaware law provides that transfer restrictions of the Protective Amendment with respect to shares of our common stock issued prior to its effectiveness will be effective as to (i) stockholders with respect to shares that were voted in favor of adopting the Protective Amendment and (ii) purported transferees of such shares if (A) the transfer restriction is conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). We intend to cause shares of our common stock issued after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares and therefore under Delaware law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our common stock in uncertificated form. For the purpose of determining whether a stockholder is subject to the Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred were voted in favor of the Protective Amendment, unless the contrary is established. We may also assert that stockholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, unless a stockholder establishes that it did not vote in favor of the Protective Amendment. Nonetheless, a court could find that the Protective Amendment is unenforceable, either in general or as applied to a particular stockholder or fact situation.

Proposal 5:

Approve the KB Home Annual Incentive Plan for Executive Officers
◆

In order to allow us to obtain the benefit of a federal income tax deduction for the performance-based compensation we pay to our executive officers, we are seeking stockholder approval of the KB Home Annual Incentive Plan for Executive Officers (the “Plan”).

Generally, Section 162(m) of the Code prevents us from receiving a federal income tax deduction for the compensation we pay to certain executive officers in excess of $1 million for any year unless, among other things, that compensation is performance-based and has been paid pursuant to a plan approved by our stockholders. Currently, our only stockholder-approved compensation plan that allows for deductible performance-based cash incentives to executive officers is the Amended and Restated 1999 Incentive Plan, which will expire as to new incentives on April 2, 2009.

Accordingly, the Plan is intended to replace the Amended and Restated 1999 Incentive Plan with respect to future performance-based cash incentives that could qualify for tax deductibility under Section 162(m). The Plan must be approved by our stockholders to be used. If the Plan is not approved, no awards will be made under it.

A copy of the Plan can be found in the accompanying Attachment C, and the following summary of the Plan’s material terms is qualified in its entirety by reference to the full text. Stockholders are urged to read the full Plan as set forth in Attachment C.

Summary of the Plan

The purpose of the Plan is to promote our success by providing participating executive officers with incentives that qualify as performance-based compensation under Section 162(m). The Plan will become effective upon approval by our stockholders, and will remain in effect until terminated by the Compensation Committee.

Administration. The Compensation Committee will administer and interpret the Plan. All determinations of the Compensation Committee shall be final and binding.

Eligibility. Participation in the Plan will be limited to our executive officers who are selected for participation by the Compensation Committee. We typically have between five and ten senior level employees whom we consider to be executive officers in this context.

Performance Measures and Targets. Before 25% of an applicable performance period has elapsed (but in no event later than 90 days after the performance period begins), the Compensation Committee will determine the executive officers eligible to receive an incentive award under the Plan and the specific performance goals, one or more of which must be objectively achieved during the performance period in order for an award to pay out. The Compensation Committee shall also establish a target amount for each award, and may also establish a lower minimum threshold and/or a higher maximum amount, as well as any other terms and conditions of the award that it deems appropriate. In all cases, the Compensation Committee shall establish an objective formula for computing the amount to be paid under each award if the specified goals are achieved; provided, that the Compensation Committee may, in its discretion, reduce or eliminate (but not increase) the amount actually paid to a participant under an award, based on our performance, individual performance or other criteria. The Compensation Committee may also determine that only a threshold level relating to a goal must be met for awards to pay out, and if multiple goals are selected, that awards will be paid upon achievement of threshold levels of any one or more of such goals. The specific goal or goals shall relate to one or more of the following performance measures:

•	Income/Loss (e.g., operating income/loss, EBIT or similar measures, net income/loss, earnings/loss per share, residual or economic earnings)

•	Cash Flow (e.g., operating cash flow, total cash flow, EBITDA, cash flow in excess of cost of capital or residual cash flow, cash flow return on investment and cash flow sufficient to achieve financial ratios or a specified cash balance)

•	Returns (e.g., on revenues, investments, assets, capital and equity)

•	Working Capital (e.g., working capital divided by revenues)

•	Margins (e.g., variable margin, profits divided by revenues, gross margins and margins divided by revenues)

•	Liquidity (e.g., total or net debt, debt reduction, debt-to-capital, debt-to-EBITDA and other liquidity ratios)

•	Revenues, Cost Initiative and Stock Price Metrics (e.g., revenues, stock price, total shareholder return, expenses, cost structure improvements and costs divided by revenues or other metrics)

•	Strategic Metrics (e.g., market share, customer satisfaction, employee satisfaction, service quality, orders, backlog, traffic, homes delivered, cancellation rates, productivity, operating efficiency, inventory management, community count, goals related to acquisitions, divestitures or other transactions and goals related to KBnxt operational business model principles, including goals based on a per-employee, per-home delivered or other basis)

Performance Period. The performance period for awards under the Plan shall be our fiscal year, unless another time period is selected by the Compensation Committee.

Limitation on Benefits. The maximum amount paid to any participant in any fiscal year cannot exceed $5 million.

Determination and Payment of Awards. After the end of each performance period, the Compensation Committee will review performance against the pre-established goal or goals. The Compensation Committee will then certify the extent, if any, to which the goal or goals have been met. Then, after the final amounts have been determined, awards will be paid in cash as soon as practicable, but in no event later than March 15 of the year following the calendar year in which the performance period concluded.

Termination of Employment. Generally, if a participant ceases to be employed by us for any reason prior to the date on which an award is paid, the award will be canceled and the participant will not be entitled to any payment with respect to that award.

Change of Ownership. In the event of a change of ownership, the Plan provides that the performance goals for outstanding awards are deemed to have been met at the target level, and a participant will become entitled to promptly receive a pro-rated portion of the target level pay out amount, based on the percentage of the performance period that has elapsed at the time of the change of ownership. Any such payment would not satisfy the requirements for tax deductibility under Section 162(m) if the performance goals have not actually been met. The Plan contains a definition of “change of ownership” that is substantially identical to the one in the Amended and Restated 1999 Incentive Plan.

Amendments. The Compensation Committee may amend, suspend or terminate the Plan at any time; provided that, except for technical amendments to comply with the deferred compensation rules under Section 409A of the Code, no such amendment, suspension or termination shall, without the consent of a participant, adversely affect any right of the participant under the participant’s outstanding awards.

Non-Exclusivity. The Plan is not the exclusive means by which we can provide our executive officers with incentives, although discretionary bonuses and incentives under plans that have not been approved by our stockholders may not be tax deductible for certain of our executive officers under Section 162(m).

Estimate of Benefits. The specific awards to individual participants have not been determined under the Plan, and instead will be specified by the Compensation Committee from time to time. The framework of the Plan is substantially similar to that contained in the cash award portion of the Amended and Restated 1999 Incentive Plan. Accordingly, for an estimate of what our named executive officers would have received under the Plan in our 2008 fiscal year had the Plan been in effect instead of the Amended and Restated 1999 Incentive Plan, please refer to the non-equity incentive plan compensation shown below in the “Summary Compensation Table.” The aggregate amount of incentive compensation paid to our named executive officers for our 2008 fiscal year under the Amended and Restated 1999 Incentive Plan was $3,745,000.

Federal Income Tax Consequences

Under present federal income tax laws, participants will realize ordinary income in the year they receive a cash pay out under an award. We will be entitled to deduct a corresponding amount, provided that the Plan and the award satisfy the requirements of Section 162(m). It is our intention that the Plan be construed and administered in a manner that maximizes the tax deductibility of compensation under Section 162(m).

Vote Required

Approval of the KB Home Annual Incentive Plan for Executive Officers requires the affirmative vote of the majority of shares of common stock present or represented, and entitled to vote thereon, at the Annual Meeting.

Your Board recommends you vote FOR this proposal to approve the KB Home Annual Incentive Plan for Executive Officers.

Proposal 6:

Stockholder Proposal
◆

The Central Laborers’ Pension, Welfare and Annuity Funds, P.O. Box 1267, Jacksonville, IL 62651, the beneficial owner of 450 shares of our common stock, has notified us that it intends to present a proposal at the Annual Meeting. The proposal is set forth below, along with the recommendation of the Board that you vote AGAINST the proposal. We accept no responsibility for the accuracy of the proposal or the proponent’s supporting statement.

Stockholder Proposal

RESOLVED: That the shareholders of KB Home (“Company”) request that the Board of Director’s Executive Compensation Committee adopt a Pay for Superior Performance principle by establishing an executive compensation plan for senior executives (“Plan”) that does the following:

•	Sets compensation targets for the Plan’s annual and long-term incentive pay components at or below the peer group median;

•	Delivers a majority of the Plan’s target long-term compensation through performance-vested, not simply time-vested, equity awards;

•	Provides the strategic rationale and relative weightings of the financial and non-financial performance metrics or criteria used in the annual and performance-vested long-term incentive components of the Plan;

•	Establishes performance targets for each Plan financial metric relative to the performance of the Company’s peer companies; and

•	Limits payment under the annual and performance-vested long-term incentive components of the Plan to when the Company’s performance on its selected financial performance metrics exceeds peer group median performance.

Proponent’s Supporting Statement

We feel it is imperative that executive compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance. The pay-for-performance concept has received considerable attention, yet all too often executive pay plans provide generous compensation for average or below average performance. We believe the failure to tie executive compensation to superior corporate performance has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value.

We believe that the Pay for Superior Performance principle presents a straightforward formulation for senior executive incentive compensation that will help establish more rigorous pay for performance features in the Company’s Plan. A strong pay and performance nexus will be established when reasonable incentive compensation target pay levels are established; demanding performance goals related to strategically selected financial performance metrics are set in comparison to peer company performance; and incentive payments are awarded only when median peer performance is exceeded.

We believe the Company’s Plan fails to promote the Pay for Superior Performance principle in several important ways. Our analysis of the Company’s executive compensation plan reveals the following features that do not promote the Pay for Superior Performance principle:

•	The company does not target total compensation at any particular level;

•	Bonus payments for 2007 were discretionary, with no specific performance targets, except for a special grant of performance shares to the CEO;

•	Long-term awards do not include a peer group comparison;

•	The performance vesting condition for Stock Appreciation Rights (SAR) and phantom share awards is based on a one-year performance cycle;

•	SARs vest ratably over three years; and

•	Stock options are fixed price only.

We believe a plan designed to reward superior corporate performance relative to peer companies will help moderate executive compensation and focus senior executives on building sustainable long-term corporate value. We urge shareholders to vote FOR our proposal.

Recommendation of the Board AGAINST the Proposal

Your Board recommends a vote AGAINST this proposal, which stockholders rejected by a significant margin at last year’s annual meeting. As with last year’s proposal, your Board believes that the proposal does NOT establish a pay-for-performance plan and, therefore, it does not serve the best interests of KB Home or its stockholders.

We share the proponent’s view that executive incentive compensation should appropriately reward performance that creates and sustains enterprise and stockholder value, and believe that this view is reflected in our current executive compensation philosophy and programs. These are discussed in detail below under the heading “Compensation Discussion and Analysis.”

By requiring us to set incentive compensation targets “at or below peer group median,” however, we believe implementing this proposal would seriously undermine incentive pay’s role in promoting value creation at this critical time. We also believe it would severely impair our ability to attract, motivate and retain high-caliber executive talent. Indeed, we cannot conceive how offering to reward someone with just average or below-average pay for delivering above-average results would provide an incentive for them to come to or stay with us, or motivate them to deliver such results. This is particularly true during a period when we are experiencing a severe industry downturn.

We continue to believe the proposal essentially fails to accomplish what its proponent asserts is a “critical design feature of a well-conceived executive compensation plan” – “a close correlation between the level of pay and the level of corporate performance.” In our view, restricting incentive compensation to a level below the level of performance required to earn it does not establish a “close correlation” between pay and performance. Therefore, we think the executive compensation approach in this proposal is clearly not “well-conceived,” even from the view of the proponent’s own standards.

We believe that our current executive compensation programs and practices, as further discussed below under the heading “Compensation Discussion and Analysis,” provide primarily performance-based pay consistent with the proponent’s compensation “principle,” while enabling us to remain competitive in attracting, motivating and retaining quality executive talent and a solid management team. As a result, we do not believe that adopting this proposal is necessary or desirable for KB Home or its stockholders.

Vote Required

Approval of this stockholder proposal requires the affirmative vote of the majority of shares of common stock present or represented, and entitled to vote thereon, at the Annual Meeting. However, the proposal is a request to the Board to consider a matter. If the proposal passes, the Board may consider, in its business judgment, whether to take the requested action or not, but it is not legally obligated to do so.

Your Board recommends that you vote AGAINST this proposal.

Proposal 7:

Stockholder Proposal
◆

The New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, the New York City Fire Department Pension Fund, and the New York City Board of Education Retirement System, collectively the beneficial owners of 214,935 shares of our common stock, have notified us that they intend to present a proposal at the Annual Meeting. The proposal is set forth below, along with the recommendation of the Board that you vote AGAINST the proposal. We accept no responsibility for the accuracy of the proposal or the proponents’ supporting statement.

Stockholder Proposal

RESOLVED: that the shareholders of KB Home request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Proponent’s Supporting Statement

Investors are increasingly concerned about mushrooming executive compensation especially when it is insufficiently linked to performance. In 2008, shareholders filed close to 100 “Say on Pay” resolutions. Votes on these resolutions have averaged 43% in favor, with ten votes over 50%, demonstrating strong shareholder support for this reform.

An Advisory Vote establishes an annual referendum process for shareholders about senior executive compensation. We believe the results of this vote would provide the board and management with useful information about shareholder views on the company’s senior executive compensation.

In its 2008 proxy Aflac submitted an Advisory Vote resulting in a 93% vote in favor, indicating strong investor support for good disclosure and a reasonable compensation package. Daniel Amos, Chairman and CEO said, “An advisory vote on our compensation report is a helpful avenue for our shareholders to provide feedback on our pay-for-performance compensation philosophy and pay package.”

To date eight other companies have also agreed to an Advisory Vote, including Verizon, MBIA, H&R Block, Blockbuster, and Tech Data. TIAA-CREF, the country’s largest pension fund, has successfully utilized the Advisory Vote twice.

Influential proxy voting service RiskMetrics Group recommends votes in favor, noting: “RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability.”

The Council of Institutional Investors has endorsed advisory votes and a bill to allow annual advisory votes passed the House of Representatives by a 2-to-1 margin. As presidential candidates, Senators Obama and McCain supported the Advisory Vote.

We believe that existing U.S. Securities and Exchange Commission rules and stock exchange listing standards do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast, in the United Kingdom, public companies allow shareholders to cast a vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

We believe that a company that has a clearly explained compensation philosophy and metrics, reasonably links pay to performance, and communicates effectively to investors would find a management sponsored Advisory Vote a helpful tool.

We urge our board to allow shareholders to express their opinion about senior executive compensation through an Advisory Vote.

Recommendation of the Board AGAINST the Proposal

Your Board recognizes the importance of communicating with stockholders about executive pay. Because your Board believes this proposal would not enhance its interaction with stockholders, however, it recommends a vote AGAINST the proposal.

Your Board takes stockholders’ views seriously and is committed to maintaining an open dialogue on KB Home’s business and affairs. In the past few years, your Board has adopted a number of corporate governance reforms in response to sound stockholder suggestions and as best practices. It has also enhanced the transparency of corporate governance processes and decision-making. For example, your Board believes the “Compensation Discussion and Analysis” below provides a considerable amount of information on KB Home’s executive pay philosophy, programs and determinations, and on the Board’s oversight of those subjects.

Stockholders have many ways to communicate directly to the Board and to management their specific ideas or concerns regarding executive pay or other matters. These include contacting the Board, the Compensation Committee, and/or individual directors through the Corporate Secretary, as described above under the heading “Communications with the Board,” and contacting our investor relations professionals. Your Board believes these are effective channels for stockholders to fully express their views on executive pay or corporate governance.

The proponents cite various statistics (including this proposal’s 90% failure rate), abstract principles, outside party opinions, and the experiences of other countries to support their proposal. But they do not explain how the proposed advisory vote would specifically benefit KB Home and its stockholders over current communication channels or otherwise strengthen KB Home’s corporate governance or the Board’s oversight of executive pay. After careful consideration, your Board believes the proposed “up-or-down” advisory vote would not be helpful because it would not provide useful information or actionable feedback. In addition, compared to the ways stockholders may currently communicate with the Board, your Board believes the proposed advisory vote (if adopted) could actually hinder constructive dialogue with stockholders about executive pay.

The outcome of an advisory vote would not identify the particular aspects of executive pay that stockholders like or don’t like, nor specify what should be changed, if anything. It would also not provide any information on why stockholders voted “for” or “against” named executive officer compensation. Without knowing the reasons for a particular outcome or having any way to assess the likely diverse, and possibly conflicting, stockholder preferences and motivations, your Board could not, consistent with its fiduciary duties to all stockholders, effectively respond to stockholders who voted one way or the other. Accordingly, your Board believes the proposed advisory vote would not help it or the Compensation Committee carry out their executive pay oversight role or improve KB Home’s corporate governance.

Vote Required

Approval of this stockholder proposal requires the affirmative vote of the majority of shares of common stock present or represented, and entitled to vote thereon, at the Annual Meeting. However, the proposal is a request to the Board to consider a matter. If the proposal passes, the Board may consider, in its business judgment, whether to take the requested action or not, but it is not legally obligated to do so.

Your Board recommends that you vote AGAINST this proposal.

Proposal 8:

Stockholder Proposal
◆

The AFL-CIO Reserve Fund, the beneficial owner of 400 shares of our common stock, has notified us that it intends to present a proposal at the Annual Meeting. The proposal is set forth below, along with the recommendation of the Board that you vote AGAINST the proposal. We accept no responsibility for the accuracy of the proposal or the proponent’s supporting statement.

Stockholder Proposal

RESOLVED: Shareholders of KB Home (the “Company”) urge the Board of Directors to adopt principles for health care reform based upon principles reported by the Institute of Medicine:

1.	Health care coverage should be universal.

2.	Health care coverage should be continuous.

3.	Health care coverage should be affordable to individuals and families.

4.	The health insurance strategy should be affordable and sustainable for society.

5.	Health insurance should enhance health and well being by promoting access to high-quality care that is effective, efficient, safe, timely, patient-centered, and equitable.

Proponent’s Supporting Statement

The Institute of Medicine, established by Congress as part of the National Academy of Sciences, issued five principles for reforming health insurance coverage in a report, Insuring America’s Health: Principles and Recommendations (2004). We believe principles for health care reform, such as those set forth by the Institute of Medicine, are essential if public confidence in our Company’s commitment to health care coverage is to be maintained.

Access to affordable, comprehensive health care insurance is the most significant social policy issue in America according to polls by NBC News/The Wall Street Journal, the Kaiser Foundation and The New York Times/CBS News. In our opinion, health care reform also is a central issue in the presidential campaign of 2008.

Many national organizations have made health care reform a priority. In 2007, representing “a stark departure from past practice,” the American Cancer Society redirected its entire $15 million advertising budget “to consequences of inadequate health coverage” in the United States (The New York Times, 8/31/07).

John Castellani, president of the Business Roundtable (representing 160 of the country’s largest companies), has stated that 52 percent of the Business Roundtable’s members say health costs represent their biggest economic challenge. “The cost of health care has put a tremendous weight on the U.S. economy,” according to Castellani, “The current situation is not sustainable in global, competitive workplace.” (BusinessWeek, July 3, 2007).

The National Coalition on Health Care (whose members include some of the largest publicly-held companies, institutional investors and labor unions) also has created principles for health insurance reform. According to the National Coalition on Health Care, implementing its principles would save employers presently providing health insurance coverage an estimated $595-$848 billion in the first 10 years of implementation.

We believe that the 47 million Americans without health insurance results in higher costs, causing an adverse effect on shareholder value for our Company, as well as all other U.S. companies which provide health insurance to their employees. Annual surcharges as high as $1,160 for the uninsured are added to the total cost of each employee’s health insurance, according to Kenneth Thorpe, a leading health economist at Emory University. Moreover, we feel that increasing health care costs further reduces shareholder value when it leads companies to shift costs to employees, thereby reducing employee productivity, health and morale.

Recommendation of the Board AGAINST the Proposal

Your Board recognizes that health care reform is an important national priority and strongly supports efforts to improve the availability, quality and affordability of health care and health care insurance. Your Board believes, however, that health care reform is an issue that can be addressed only through state and federal legislative and agency action and is not a proper subject for the Annual Meeting. Your Board also believes that it is not in KB Home’s best interests to adopt the principles of a single organization given the complex nature of health care reform and the current wide-ranging policy debate on the issue. KB Home’s adoption of these principles would not help resolve this debate, aid in government efforts to enact and implement effective health care reforms, or otherwise benefit KB Home or its stockholders. Accordingly, your Board recommends that stockholders vote AGAINST this proposal.

KB Home has a strong commitment to supporting its employees with quality health care insurance coverage and other health and wellness benefits. It provides employees and their families with a comprehensive set of reasonably-priced medical, dental and vision care coverage options, opportunities to establish reimbursement accounts for health care and dependent care, and income protection vehicles, and makes available employee assistance and work/life support services programs to meet employees’ needs.

Vote Required

Approval of this stockholder proposal requires the affirmative vote of the majority of shares of common stock present or represented, and entitled to vote thereon, at the Annual Meeting. However, the proposal is a request to the Board to consider a matter. If the proposal passes, the Board may consider, in its business judgment, whether to take the requested action or not, but it is not legally obligated to do so.

Your Board recommends that you vote AGAINST this proposal.

◆	◆
Ownership of KB Home Securities

Ownership of Directors and Management

The following table shows, as of February 23, 2009, the beneficial ownership of our common stock by each current director and each of the current executive officers named below in the “Summary Compensation Table,” and by all current directors and executive officers as a group. Except as stated in footnote (c) to the table, beneficial ownership is direct and each director and executive officer has sole voting and investment power over his or her shares.

	Amount and Nature
	of Beneficial	Percent of
Non-Employee Directors	Ownership (a - e)	Class
Mr. Bollenbach	—	*

Mr. Burkle	1,000	*

Mr. Finchem	—	*

Mr. Jastrow	—	*

Mr. Robert Johnson	—	*

Ms. Lora	2,043	*

Mr. McCaffery	—	*

Mr. Moonves	—	*

Mr. Nogales	7,400	*

Named Executive Officers

Jeffrey T. Mezger	2,191,926	2.4%

Wendy C. Shiba	10,000	*

William R. Hollinger	260,510	*

Glen W. Barnard	58,881	*

Kelly K. Masuda	50,956	*

All current directors and executive officers as a group (15 people)	2,582,716	2.8%

(a)	Included are shares of common stock that can be acquired within 60 days of February 23, 2009 through the exercise of stock options granted under our employee equity compensation plans in the following amounts: Mr. Mezger 1,808,140; Ms. Shiba 0; Mr. Hollinger 176,058; Mr. Barnard 54,000; Mr. Masuda 45,000; and all current executive officers as a group 2,083,198.

(b)	Included in Mr. Mezger’s beneficial ownership total are 54,000 shares of restricted stock. Mr. Mezger is the only current executive officer who holds shares of restricted stock.

(c)	Ms. Lora holds 2,043 shares of our common stock in a trust in which she and her spouse are trustees and sole beneficiaries and over which they jointly exercise voting and investment power.

(d)	Not shown in the table are the non-employee directors’ equity-based holdings under the Director Plan, which are shown above under the heading “Director Compensation,” and certain equity-based holdings of our NEOs, which are shown below under “Grants of Plan-Based Awards During Fiscal Year 2008” and “Outstanding Equity Awards at Fiscal Year-End 2008.”

(e)	Based on records available to us, Mr. Domenico Cecere, our former Executive Vice President and Chief Financial Officer, beneficially owned as of February 14, 2009, 177,880 shares of our common stock. Included in this amount are 170,800 shares of common stock that can be acquired within 60 days of February 14, 2009 through the exercise of stock options granted under our employee equity compensation plans. Mr. Cecere’s beneficial ownership is not included in the total shown in the above table.

*	Indicates less than one percent ownership.

Beneficial Owners of More Than Five Percent of Our Common Stock

The following table shows each person or entity known to us as of February 23, 2009 to be the beneficial owner of more than five percent of our common stock:

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership	Percent of Class
KB Home Grantor Stock Ownership Trust(a)	11,861,782	13.24%

Wachovia Executive Benefits Group

One West Fourth Street - NC 6251

Winston-Salem, North Carolina 27101

FMR LLC and Edward C. Johnson 3d(c)	11,509,157	14.8%(b)

82 Devonshire Street

Boston, Massachusetts 02109

AXA Financial, Inc., et al.(d)	6,014,979	6.7%(b)

1290 Avenue of the Americas

New York, NY 10104

State Street Bank and Trust Company(e)	4,441,890	5.7%(b)

One Lincoln Street

Boston, MA 02111

(a)	The GSOT holds all of the shares of our common stock shown above per a trust agreement with Wachovia Bank, N.A., as trustee. The GSOT shares are held to help us meet certain obligations to employees under our employee benefit plans. Both the GSOT and the trustee disclaim beneficial ownership of the shares reported. The trustee has no discretion over the manner in which the GSOT shares are voted. Under the GSOT trust agreement, employees who hold unexercised options under our employee equity compensation plans will determine how the GSOT shares are voted.

The trustee will vote the GSOT shares as directed by those eligible employees who submit voting instructions for the shares. The number of GSOT shares as to which any one employee can direct the vote depends on how many employees submit voting instructions to the trustee. Employees who are also directors cannot vote GSOT shares; therefore, Mr. Mezger cannot direct the vote of any GSOT shares. If all eligible employees submit voting instructions to the trustee, the other named executive officers who are employed by us at the date of the Annual Meeting can direct the vote of the following amounts of GSOT shares: Ms. Shiba 0, Mr. Hollinger 1,593,021, Mr. Barnard 488,607, Mr. Masuda 407,172, and all current executive officers as a group (excluding Mr. Mezger) 2,488,800. Under the GSOT trust agreement, votes on GSOT shares received by the trustee will be held in confidence and will not be disclosed to any person, including to us.

(b)	These percent of class figures are furnished in reliance on the respective Schedule 13G filings or amended Schedule 13G filings by FMR LLC and Edward C. Johnson 3d, AXA Financial, Inc. et al., and State Street Bank and Trust Company.

(c)	The stock holding information reported in the table above and in this footnote is based solely on an amendment to Schedule 13G dated February 17, 2009 that FMR LLC filed with the SEC to report beneficial ownership of FMR LLC (f/k/a FMR Corp.) and Mr. Edward C. Johnson 3d, FMR LLC’s Chairman, as of December 31, 2008. The shares are beneficially owned by the following direct or indirect wholly-owned subsidiaries of FMR LLC: (i) Fidelity Management & Research Company (11,151,287 shares, with one investment company, Magellan Fund, the beneficial owner of 4,088,000 of those shares, amounting to a reported ownership of 5.3% of our outstanding common stock), and (ii) Pyramis Global Advisors Trust Company (354,626 shares); and by FIL Limited (3,244 shares), an entity of which Edward C. Johnson 3d is Chairman and in which his family owns an indirect interest. FMR LLC and Mr. Edward C. Johnson 3d each have sole dispositive power as to all of the shares reported and sole voting power as to 354,626 shares. Mr. Edward C. Johnson 3d, through controlled partnerships or trusts, has sole voting power as to 3,244 shares.

(d)	The stock holding information reported in the table above and in this footnote is based solely on amendment to Schedule 13G dated February 13, 2009 that AXA Financial, Inc., et al. filed with the SEC pursuant to a joint filing agreement to report beneficial ownership as of December 31, 2008. The shares are beneficially owned by the following AXA Financial, Inc. subsidiaries: AllianceBernstein L.P., an investment advisor, and AXA Equitable Life Insurance Company, an insurance company and an investment advisor. Of the amount reported as beneficially owned: (i) AllianceBernstein L.P. had sole voting power as to 4,421,622 shares of our common stock, and had sole dispositive power as to 6,012,755 shares; and (ii) AXA Equitable Life Insurance Company had sole voting and dispositive power as to 2,224 shares of our common stocks. AXA is a parent holding company for AXA Financial, Inc. AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, as a group (collectively, “Mutuelles AXA”), are the parent holding company that controls AXA. The address of Mutuelles AXA is 26, rue Drouot, 75009 Paris, France. The address of AXA is 25, avenue Matignon, 75008 Paris, France.

(e)	The stock holding information reported in the table above and in this footnote is based solely on a Schedule 13G dated February 13, 2009 that State Street Bank and Trust Company, a bank, filed with the SEC to report beneficial ownership as of December 31, 2008. Of the amount reported as beneficially owned, State Street Bank and Trust Company had sole voting power as to 4,441,890 shares of our common stock and had shared dispositive power as to 4,441,890 shares.

Stock Ownership Requirements

We have established stock ownership requirements for our non-employee directors and senior management to better align their interests with those of our stockholders. Our Corporate Governance Principles require each of our non-employee directors to own at least 5,000 shares of our common stock or common stock equivalents within three years of joining the Board. Our Executive Stock Ownership Policy applies to members of our senior management team and requires executives at various levels to own a number of shares with a value equal to a range of one-to-five times base salary. Executives are expected to demonstrate meaningful progress toward satisfying their ownership requirement and to comply fully within five years of becoming subject to the policy, or be subject to consequences for non-compliance. The policy, as applied to our named executive officers, is discussed in additional detail below under the heading “Equity Stock Ownership Policy.”

◆	◆
Executive Compensation

Management Development and Compensation Committee Report

The Management Development and Compensation Committee of the Board of Directors has reviewed and discussed the following “Compensation Discussion and Analysis” with KB Home management. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Management Development and Compensation Committee
Michael G. McCaffery, Chair
Stephen F. Bollenbach
Timothy W. Finchem
Luis G. Nogales

Compensation Discussion and Analysis

General Overview

We believe our KBnxt operational business model provides us with a distinct competitive advantage over other homebuilders. This disciplined, fact-based and process-driven approach to homebuilding, founded on a constant and systematic assessment of consumer preferences and market opportunities, is designed to generate operational efficiencies and return on investment for our business. To execute our KBnxt operational business model optimally, it is critical that we attract, motivate and retain a talented workforce in a highly competitive labor market.

Our executive compensation and benefit programs, including our arrangements with our named executive officers (“NEOs”), are structured to meet this need. They also aim to appropriately reward the contributions our NEOs and other executives make in creating and sustaining enterprise and stockholder value, taking into account each executive’s specific roles, responsibilities, experience, skill sets, and individual performance; the market for comparable jobs; the existing and expected business environment; and our overall financial and operational results. We believe that this focus on rewarding contributions that create and sustain enterprise and stockholder value establishes a clear alignment of executive and stockholder interests.

Compensation Committee Oversight Role. The Compensation Committee, with support from our management and outside advisors, oversees our executive compensation and benefit programs, including the specific arrangements we have with our NEOs. The Compensation Committee evaluates and, as necessary, adjusts these arrangements to ensure consistency with our compensation and benefit programs’ goals.

In addition to providing general oversight, the Compensation Committee annually reviews and approves goals and objectives for our CEO, evaluates our CEO’s performance in light of those goals and objectives and other criteria, and determines and approves our CEO’s compensation based on that performance evaluation, as discussed above under the heading “Overview of Executive Officer and Non-Employee Director Compensation Processes and Procedures.” The Compensation Committee also reviews and approves the compensation of the other NEOs.

Compensation Committee Consultant Role. Semler Brossy serves as the Compensation Committee’s independent compensation consultant, providing advice and perspective to the Compensation Committee on executive and non-employee director compensation and benefits. Under the Compensation Committee’s charter, and to maintain its independence and avoid any conflict of interests, Semler Brossy may not work directly for our management unless the Compensation Committee pre-approves the work, including fees. No such work was performed or fees paid in 2008.

CEO and Management’s Role. The Compensation Committee frequently asks for recommendations, input and support from our CEO and certain members of top management, particularly regarding compensation and benefit program design and implementation, employee feedback, and compliance and disclosure requirements. At the Compensation Committee’s request, the CEO reviews and discusses the performance and compensation of our other NEOs and makes recommendations to the Compensation Committee as to their annual base salaries, annual incentives and long-term incentives. Our management is responsible for implementing our compensation and benefit programs under the Compensation Committee’s oversight. Our management has retained a compensation consultant, Towers Perrin, for the purpose of providing compensation and benefits related information, analysis and support.

Use of Tally Sheets. Our management typically provides the Compensation Committee with a tally sheet for each NEO at the beginning of each fiscal year, and may do so at other times in connection with NEO compensation decisions. The tally sheets that are typically provided at the beginning of each fiscal year contain up to five years of data on various compensation components, including base salary, annual incentives and long-term incentives. The tally sheets provided at other times may contain all or some of this data. The Compensation Committee uses the tally sheets as one tool in making decisions on these compensation components. It also uses advice and input from Semler Brossy and our CEO and certain members of top management, and subjectively considers the factors described above under the heading “General Overview,” and general market and peer group data.

Use of General Market and Peer Group Data. Our peer group – which is listed to the right – consists of companies that are engaged, as we are, in high production home building. Our annual revenues approximate the group median. The Compensation Committee uses peer group and general industry market survey data to get a general sense of whether our NEO compensation is reasonable and competitive with the compensation paid to executives with similar responsibilities at companies both within and outside the homebuilding industry that we consider to be similar to us based on revenues and nature of operations.

Our Peer Group

• Beazer Homes	• Centex Corporation

• DR Horton	• Hovnanian Enterprises

• Lennar Corporation	• MDC Holdings

• NVR Incorporated	• Pulte Homes

• Ryland Group	• Standard Pacific

• Toll Brothers

Although the Compensation Committee finds this data helpful in assessing the overall competitiveness of our compensation and benefit programs to attract and retain executive talent, the Compensation Committee does not benchmark or target compensation and benefits at any specific level within a general industry or our peer group. This is largely because the Compensation Committee considers the individual performance of responsibilities unique to our business operations and KBnxt operational business model to be a more significant factor in making NEO compensation decisions.

CEO Employment Agreement. The terms of our CEO’s compensation are governed by his Employment Agreement. The Employment Agreements specifies that our CEO be paid an annual salary of no less than $1 million. It also specifies that he is eligible to receive an annual incentive and entitled to participate in our long-term incentive compensation arrangements on terms and conditions that are no less favorable than those that apply to our other senior executives. The Board believes the Employment Agreement provides compensation that is in line with CEO compensation practices in the homebuilding industry. Our CEO is the only NEO with whom we have an employment agreement.

Compensation in Context: Fiscal Year 2008

In our 2008 fiscal year, due to the severe and sustained downturn in the housing market and the significant deterioration in the general economy in the second half of the year, we continued, and in some instances, accelerated, several strategic actions designed to help us maintain a strong cash position and balance sheet, generate positive cash flows, restore the profitability of our homebuilding operations and reposition our business to capitalize on an eventual housing market recovery when it occurs. These actions included significantly reducing our overhead, including our workforce levels, inventory investments and community counts, transitioning to new, value-engineered product, and consolidating operations or selectively exiting certain markets in line with the principles of our KBnxt operational business model. We ended the year with more than $1.25 billion of cash (including restricted cash), which exceeded our goals, no borrowings under our revolving credit facility, a lower year-over-year operating loss, lower overall debt levels, and market positions that we believe provide us with a solid foundation for growth as business conditions become more favorable. During our 2008 fiscal year, we experienced lower year-over-year net orders, homes delivered and revenues, and we expect those trends to continue into our 2009 fiscal year. These operational and financial results are discussed in greater detail in our Annual Report.

Given the prevailing business conditions and uncertainty as to the timing of a housing market recovery, the primary focus for our executive compensation and benefits program for 2008 was to retain and motivate, in a cost-effective manner, our top executive talent to achieve our strategic initiatives, recognizing that many are working with fewer resources and greater duties and responsibilities due to overhead and workforce reductions. The following discussion provides additional information and analysis regarding our executive compensation and benefit programs and the specific arrangements we have with our NEOs.

NEO Compensation for the 2008 Fiscal Year

NEO Compensation and Benefit Components	Description/Purpose
Base Salary	Semi-monthly cash payments that provide competitive fixed income for performance of day-to-day position responsibilities.

Annual Incentives	Lump sum cash payments made after a relevant fiscal year to build accountability and reward achievement of annual business goals.

Long-Term Incentives	Stock- or cash-settled stock options/stock appreciation rights (“SARs”) and restricted stock/phantom shares that are designed to promote retention and align executive compensation and stockholder value creation over a multi-year time period.

Executive Health Benefits	Provide 100% reimbursement of out-of-pocket medical, dental and vision expenses.

Executive Death Benefits	Provide a death benefit to an executive’s beneficiary through a Death Benefit Only Plan that was closed to new participants in 2004 and/or through company-owned or company-paid term life insurance.

Deferred Compensation Plan	Permits deferred receipt of earned compensation into a non-qualified savings plan similar to our 401(k) Savings Plan; we match dollar-for-dollar deferrals under this plan and our 401(k) Savings Plan up to a total of six percent of base salary.

Retirement Plan (closed)	Provides an annuity benefit after retirement; not all NEOs participate in the plan and no participants have been added to the plan since 2004.

Perquisites. In 2007, we discontinued substantially all perquisites to our NEOs, including automobile allowances, company-paid automobile fuel cards, and reimbursement of expenses for automobile insurance, annual financial planning and tax preparation services, and one-time estate planning services. The few perquisites we provided to our NEOs in 2008 are described below under the heading “Perquisites.”

Mix and Levels of Compensation Elements. The Compensation Committee uses its own judgment when approving the mix and levels of the above-listed compensation and benefit components for our NEOs, generally taking into account individual NEO performance and the other factors described above under the heading “General Overview.” The Compensation Committee also takes into account the totality of compensation that may be paid to an NEO in approving the NEO’s specific annual base salary, annual incentives and long-term incentives so that the overall compensation these components may provide is in line with what the Compensation Committee believes is appropriate. Reflecting its generally subjective approach to making NEO compensation and benefit determinations, the Compensation Committee does not follow a set formula or set a specific allocation for any one component within the total amount of a NEO’s overall compensation and benefits.

Consistent with our focus on aligning our executive compensation and benefit programs with stockholder interests, the Compensation Committee has generally weighted NEO compensation significantly toward variable, performance-based annual and long-term incentives. As a result, each NEO’s total compensation can vary from year-to-year and from other NEOs’ compensation in any year depending on individual performance and our overall financial and operational results. To reflect the CEO’s key role in setting and executing long-term business strategies, the Compensation Committee has awarded the CEO a greater proportion of long-term incentives and greater overall compensation compared to the other NEOs.

Base Salaries. Base salary is a fixed element of compensation for our CEO and our other NEOs. The Compensation Committee annually reviews and may approve NEO base salary adjustments based on a number of factors, including each NEO’s experience and specific responsibilities; individual performance and expectations; our current and expected financial and operational results; equity of salary relative to our executives who are at the same internal management level, but who are not NEOs; market rates to ensure competitiveness; our general budgetary guidelines for base salary increases as set by the Compensation Committee; and our overall financial and operational results. Based on its subjective weighing of these considerations, the Compensation Committee maintained our CEO’s base salary for 2008 at $1 million, the minimum set in his Employment Agreement, and approved annual base salary increases in 2008 for our other NEOs of between two and four percent. The Compensation Committee believes these increases for our other NEOs appropriately balanced the need to maintain market-competitive pay levels to promote retention with our financial and operational performance and current business conditions.

Annual Incentives. In 2008, each of our NEOs, other than Mr. Cecere, who announced in 2007 that he would retire in 2008, was eligible for an objective performance-based annual incentive based on the level of our pretax income or loss for the year, subject to the discretion of the Compensation Committee to reduce or eliminate the incentive payout. In approving potential annual incentives for our NEOs, which was done at the beginning of 2008, the Compensation Committee sought to balance the need to retain and motivate our NEOs to achieve sound results with the objective of containing overall compensation expense given the business environment. These annual incentives are described below.

Each NEO was eligible to receive a potential annual incentive payout if we generated pretax income or a pretax loss of no more than $300 million for our 2008 fiscal year. If our pretax loss exceeded $300 million, our NEOs were not eligible to receive any annual incentive payout. The pretax income or loss metric was to be determined in accordance with generally accepted accounting principles, excluding impairment charges for inventory, goodwill or deferred tax assets. The Compensation Committee approved these parameters based primarily on our outlook at the beginning of the year. This outlook reflected our expectations of extremely difficult and volatile housing market and general business conditions throughout the year and our corresponding strategic business plans, which contemplated lower overall homes delivered and revenues compared to prior years as a result of repositioning and streamlining our operations through market consolidations, overhead reductions and a product transition initiative. Given this outlook, the Compensation Committee determined that the above pretax income or loss metric was substantially uncertain to be met and would, to the extent achieved, represent a strong performance result for the year.

If we generated pretax income, our CEO was eligible for a maximum potential annual incentive payout of $12.5 million, and each of our other NEOs was eligible for a maximum potential annual incentive payout equal to two times base salary, as follows: Ms Shiba $914,000; Mr. Hollinger $730,000; Mr. Barnard $600,000; and Mr. Masuda $620,000. If we generated a pretax loss of no more than $300 million, our CEO was eligible for a potential annual incentive payout of between $500,000 and $10.5 million, depending on where the specific amount of the loss fell within a defined set of loss and corresponding potential payout ranges. The Compensation Committee believed it appropriate to align potential annual incentive payouts with certain specific loss ranges within the pretax loss parameter to establish a strongly performance-oriented and motivating, yet cost-effective, annual incentive for our CEO. For our other NEOs, if we generated a pretax loss of no more than $300 million, Ms. Shiba was eligible for a target annual incentive payout equal to the amount of her annual base salary, or $457,000, and each of Messrs. Hollinger, Barnard and Masuda were eligible for a target annual incentive payout equal to 125% of his annual base salary, or $456,250, $375,000 and $387,500, respectively. The target annual incentive payouts set for the other NEOs matched the annual base salary multiples the Compensation Committee approved for annual incentives at the NEOs’ respective internal management level. The Compensation Committee set the target salary multiple for Senior Vice Presidents (such as Messrs. Hollinger, Barnard and Masuda) above the target salary multiple set for our Executive Vice President (i.e., Ms. Shiba) to more evenly balance the target annual incentive payouts between those management levels given that our Executive Vice President is paid a higher annual base salary. The Compensation Committee believes the relatively higher potential payouts and more discrete potential payout ranges that it set for our CEO’s annual incentive compared to the annual incentives it approved for our other NEOs appropriately reflect Mr. Mezger’s unique and critical role in setting and directly overseeing the implementation of our overall operating strategy and significant related strategic initiatives, his broader responsibilities for driving our overall financial and operational performance, and his wide-ranging internal and external duties across all areas of our business.

The Compensation Committee believes the annual incentive parameters and corresponding potential payouts it approved for 2008 struck the appropriate balance between the objectives described above. The Compensation Committee also believes the approach to the 2008 annual incentives helped to foster internal pay equity among similarly-situated executives, as the same salary multiples were applied within the same management level; set appropriate compensation expectations given the present business environment; and promote a performance-based orientation to annual incentives.

In addition to approving annual incentive parameters and corresponding potential payouts, the Compensation Committee identified for each NEO a mix of quantitative and qualitative financial and/or operational individual performance objectives related to each NEO’s specific role and position responsibilities. Mr. Mezger’s individual performance objectives focused primarily on achieving our liquidity and balance sheet goals for the year, providing leadership and oversight in the development and execution of our strategic initiatives to meet housing market conditions, which are described above under the heading “Compensation in Context: Fiscal Year 2008,” and implementing top management recruitment and development strategies. Ms. Shiba’s individual performance objectives focused primarily on providing leadership and oversight of our corporate governance, ethics and compliance standards and policies, minimizing our litigation exposure and successfully resolving material litigation. Mr. Hollinger’s individual performance objectives focused primarily on achieving our liquidity and balance sheet goals for the year and providing leadership and oversight of our accounting and financial reporting processes. Mr. Barnard’s individual performance objectives focused primarily on improving margins and driving the implementation of our strategic initiatives. Mr. Masuda’s individual performance objectives focused primarily on achieving our liquidity and balance sheet goals for the year and providing leadership and oversight of our joint venture investments and investor relationships.

The Compensation Committee used these individual performance objectives in deciding whether and to what degree it would apply downward discretion to the annual incentive payouts. It evaluated performance objectives tied to a specific financial or other quantitative or quantifiable result on an objective basis, and evaluated qualitative performance objectives on a subjective basis. It also considered the CEO’s evaluation of the other NEOs’ achievement of their individual performance objectives and the factors described above under the heading “General Overview.” In determining the annual incentive payouts to the NEOs, however, no specific weighting or formulas were applied to the individual performance objectives or the other factors considered. Rather, as discussed below, the Compensation Committee used its own judgment, taking into account the individual performance objectives and other factors, to determine the final annual incentive payouts.

Based on its terms, as described above, the objective pretax income or loss metric for the NEO annual incentives was determined to be a loss of $141 million. Accordingly, the NEOs were eligible for annual incentives in the following amounts: Mr. Mezger $6.5 million; Ms. Shiba $457,000; Mr. Hollinger $456,250; Mr. Barnard $375,000; and Mr. Masuda $387,500. The Compensation Committee also found that each NEO delivered strong performance with respect to their individual objectives in a challenging business environment. Given our overall financial results for 2008 and business conditions, however, the Compensation Committee in its discretion reduced the annual incentive payouts to most of the NEOs to the following amounts: Mr. Mezger

$2.75 million; Ms. Shiba $0; Mr. Hollinger $370,000; and Mr. Masuda $250,000. Ms. Shiba’s annual incentive payout reflected that she was guaranteed an annual bonus for 2008 of $400,000 when she was hired in 2007. Mr. Barnard received his full annual incentive amount largely because he did not receive any long-term incentives, as discussed further below under the headings “Guaranteed and Discretionary Bonuses” and “Long-Term Incentives.”

In determining Mr. Mezger’s annual incentive payout for 2008, the Compensation Committee, with the Board’s approval, took into account our performance and Mr. Mezger’s achievements during the year amid extremely difficult and unstable conditions in the housing market and general economy. In particular, the Compensation Committee determined that Mr. Mezger provided excellent leadership in (a) directing the repositioning of the geographic and asset “footprint” of our business and the bolstering of our financial and operational ability to capitalize on an eventual housing market recovery when it occurs, while at the same time implementing necessary overhead reductions; (b) implementing a new product transition initiative to meet consumer demand for smaller, more affordable homes; and (c) recruiting key talent and maintaining a strong, focused management team during a period of significant challenge. The Compensation Committee also considered that our balance sheet was strong and liquid, as we achieved positive cash flows throughout 2008 and ended the year with a cash balance of $1.25 billion (including restricted cash), exceeding our expectations, no cash borrowings outstanding under our credit facility, a lower year-over-year operating loss, and lower overall debt levels. While the Compensation Committee believes that Mr. Mezger’s performance was outstanding in 2008, in light of our overall financial results for the year and the business environment, it exercised its downward discretion and reduced Mr. Mezger’s 2008 annual incentive from a potential $6.5 million to $2.75 million.

Guaranteed and Discretionary Bonuses. As discussed above, Ms. Shiba was awarded her guaranteed 2008 annual bonus of $400,000 in lieu of any annual incentive payout. The Compensation Committee approved a $45,000 discretionary annual bonus for Mr. Barnard to recognize his contributions to our new product transition and organizational repositioning initiatives in 2008 and to provide Mr. Barnard with higher annual compensation in lieu of long-term incentive awards based on current management development planning. As discussed below under the heading “Long-Term Incentives,” Mr. Barnard did not receive any long-term incentive for our 2009 fiscal year. The Compensation Committee approved a $430,000 discretionary bonus for Mr. Cecere to recognize his contributions and years of service as our chief financial officer.

Long-Term Incentives. We provide long-term incentives to our NEOs that consist primarily of grants of equity-based vehicles settled in cash or stock. Because the value of these incentives is tied to the share price of our common stock, we believe they are performance-based and establish a clear alignment of NEO and stockholder interests. We typically grant long-term incentives in October each year, in conjunction with a regularly-scheduled Compensation Committee meeting, for the following fiscal year. Mr. Cecere did not receive any long-term incentives in October 2007 or October 2008 due to his announced retirement.

As with the annual salaries and annual incentives it approved for 2008, the Compensation Committee determined in October 2008 that our long-term incentives for our 2009 fiscal year should be oriented to emphasize, in a cost-effective manner, the retention of top executive talent. In reaching this determination, the Compensation Committee considered that the retention value of our past long-term incentive awards is very low given the sustained downturn in the homebuilding industry and the general economy. This downturn has caused the price of our common stock to fall significantly below the exercise price of most of our outstanding employee stock options, diminished or eliminated recent payouts under our Unit Performance Program (“UPP”), which is further described below under the heading “Unit Performance Program,” and reduced annual incentive payouts. The Compensation Committee believes that these negative results severely undermine our ability to retain management talent critical to our long-term performance, yet are largely beyond our executives’ control and cannot be attributed to their actions or decisions. To address these circumstances and promote retention while containing compensation expense, the Compensation Committee approved 2009 long-term incentives that would deliver to our NEOs and other recipients, if earned, a level of total long-term compensation close to, though for NEOs slightly below, the levels provided to them (or similarly-situated individuals) in prior years when UPP performance units were granted in tandem with equity-based awards. As discussed below under the heading “Unit Performance Program,” grants of UPP performance units are no longer being made. Other objectives the Compensation Committee considered for our 2009 long-term incentives included that they be sustainable over time and varied market conditions; reward recipients for strong performance in delivering financial and operational results that drive stockholder value creation while reflecting expected position-based contributions and responsibilities; and balance and align stockholder and management interests. These other objectives are reflected in the types and mix of long-term incentives granted and the vesting conditions applied to the grants, as described below.

Based on these considerations and objectives, the Compensation Committee, with input from Semler Brossy and our CEO, granted to our NEOs a combination of SARs and phantom shares that are settled in cash only. The reason for using these vehicles is discussed below under the heading “Use of SARs and Phantom Shares,” and the specific amounts granted to our CEO and to the other NEOs are shown below under the heading “Grants of Plan-Based Awards During Fiscal Year 2008.”

For each NEO, the number of long-term incentives granted is based on a total value the Compensation Committee set for the NEO, a 75% allocation of that value to SARs and a 25% allocation of that value to phantom shares, and the closing price of our common stock on the grant date, October 2, 2008. The Compensation Committee approved the 75%/25% allocation between SARs and phantom shares to establish a strong link between the NEOs’ and stockholders’ interests in long-term value creation as the value of each SAR increases with increases in the share price of our common stock. At lower management levels, the allocation between SARs and phantom shares was weighted more towards phantom shares (from 50% to 100% of the overall grants to individual recipients) and restricted cash grants to promote retention.

Mr. Mezger’s long-term incentive value was set at $3.5 million based on the Compensation Committee’s view that it would appropriately compensate and motivate Mr. Mezger to continue to provide effective leadership and strong performance in developing and executing our long-term business strategy during the current housing market downturn, as the Compensation Committee felt he had in 2008 (see discussion above under the heading “Annual Incentives” with respect to the determination of Mr. Mezger’s 2008 annual incentive payout). The Compensation Committee also determined that the value was competitive with the value of long-term incentives granted to peer CEOs, although $1 million lower than the value set for Mr. Mezger in the prior year to contain compensation expense.

For our other NEOs, the Compensation Committee considered a total long-term incentive value set within a range of 150% to 250% of current base salary based on their internal management level. Within this range, the Compensation Committee subjectively approved a dollar value for each NEO based on a number of factors, including the above-described objectives for the 2009 long-term incentives, the NEO’s individual current and expected future performance and role, overall potential compensation cost, and the factors described above under the heading “General Overview.” Based on these considerations, the Compensation Committee approved for each NEO other than our CEO the following total long-term incentive values: Ms. Shiba $700,000; Mr. Hollinger $700,000; and Mr. Masuda $450,000. For the reasons discussed above under the heading “Guaranteed and Discretionary Bonuses,” Mr. Barnard did not receive any long-term incentives for our 2009 fiscal year.

Use of SARs and Phantom Shares. The Compensation Committee used cash-settled SARs and phantom shares for our NEOs’ 2009 long-term incentives because of the limited number of shares that were available for grant in October 2008 under our existing stockholder-approved equity compensation plans. The SARs and phantom shares are designed to mirror the attributes of stock options and restricted stock respectively, except that both instruments are settled in cash. Each SAR, if it vests, will provide upon exercise a cash payment equal to the positive difference, if any, between its grant price and the closing price of our common stock on the exercise date, and will expire on the tenth anniversary of its grant date. Each phantom share, if it vests, will provide a cash payment equal to the closing price of our common stock on the applicable vesting date, plus the cumulative value of all cash dividends or other distributions paid in respect of a share of our common stock from and including its grant date through and including the vesting date. Because the Compensation Committee believed it could not set meaningful and sustainable long-term performance targets due to the uncertain outlook for the housing market, the 2009 long-term incentives were granted without a performance-vesting requirement. Given the importance of motivating and retaining top executive talent in a difficult business environment, and the Compensation Committee’s view that the SARs are inherently performance-

based and performance-motivating incentives that appropriately align the interests of executives and stockholders, the Compensation Committee determined that performance-vesting requirements would not be productive in driving financial and operational results over the performance period for the 2009 long-term incentives.

Unit Performance Program. For several years, our long-term incentives have included performance unit grants under our UPP. Each UPP performance unit provides a payout to a recipient only if specific goals set by the Compensation Committee are achieved at the end of a three-year period with respect to the following two performance metrics: our cumulative diluted earnings per share and the average pretax return on investment of the operations for which the recipient is responsible. If applicable performance goals are achieved, the value of a performance unit at the end of the three-year performance period depends on the degree to which the performance goals are exceeded and the Compensation Committee’s weighting of the two performance metrics at the time the performance unit is awarded. Recipients must remain employed with us for the entire three-year period to which a performance unit relates to receive a payout.

In October 2005, the Compensation Committee granted performance units to each of our NEOs (other than Ms. Shiba, who was hired in August 2007) and to other members of our senior management for the fiscal 2006-2008 performance period, which ended on November 30, 2008. The cumulative diluted earnings per share metric determined 75% of the value of these performance units and the average pretax return on investment metric determined the remaining 25%. Based on the results for the performance period, our NEOs did not receive any payouts on these performance units. The Compensation Committee did not approve any new grants of performance units under the UPP in 2007 or 2008, and has decided to suspend the UPP to streamline our overall long-term incentive compensation program.

Benefits. The majority of our health and welfare benefits are made available to all full-time employees, including our NEOs. During 2008, our NEOs also received a supplemental benefit that reimburses them for any out-of-pocket medical, dental and vision expenses that qualify for a tax deduction under IRS guidelines. In addition, our NEOs were provided with certain death benefits and participated in our Deferred Compensation Plan and Retirement Plan, each as described below under the heading “Post-Termination Arrangements.” These benefits are offered to attract key executive talent and to promote retention. Mr. Mezger participates in a program under which he is credited with a specific number of vacation hours that remains fixed throughout his employment with us, regardless of actual vacation time taken. When his employment with us ends, he is entitled to receive a payout of these vacation hours that is based on his then-current annual base salary. Mr. Cecere was also a participant in this vacation hours program. This program is closed to new participants.

Perquisites. In 2007, we discontinued substantially all perquisites to our NEOs, including automobile allowances, company-paid automobile fuel cards, and reimbursement of expenses for automobile insurance, annual financial planning and tax preparation services, and one-time estate planning services. We no longer own a corporate aircraft, having sold it in 2007. On a few occasions in 2008, family members accompanied NEOs on business trips on a company-chartered aircraft; however, we did not incur any additional incremental cost for this travel. From time to time, we also make available to our employees for their personal use, including our NEOs, tickets to certain sporting events that are purchased as a season subscription for business purposes. We do not incur any additional incremental costs with such use. In connection with Ms. Shiba’s hiring and relocation from Cleveland to Los Angeles in August 2007, we agreed to pay for certain travel, temporary living, moving and home closing expenses and to provide her a monthly housing cost differential amount through December 2008. In 2008, Ms. Shiba received $276,703 under this arrangement.

Post-Termination Arrangements

Severance Arrangements. Mr. Mezger’s Employment Agreement provides him with certain severance benefits, discussed below under the heading “Potential Payments upon Termination of Employment or Change in Control.”

Following a review of executive severance policies at peer homebuilding companies and other similarly sized public companies, the Compensation Committee adopted an Executive Severance Plan in 2007 for non-change in control situations. All of our NEOs are currently participants under the plan. The plan provides a specified severance benefit ranging from one to two times salary and bonus depending on a participant’s internal management level, as discussed further below under the heading “Potential Payments upon Termination of Employment or Change in Control.”

In July 2008, following stockholder approval of an advisory proposal, we adopted a policy under which we will obtain stockholder approval before paying severance benefits to an executive officer under a future severance arrangement in excess of 2.99 times the executive officer’s then-current base salary and target bonus. Future severance arrangements do not include severance arrangements existing at the time we adopted the policy or any severance arrangement we assume or acquire unless, in each case, the severance arrangement is changed in a manner that materially increases its severance benefits. We adopted this policy to underscore our intent to continue to remain below the 2.99 times limit in our future severance arrangements.

Other Payments Due Upon Termination of Employment and/or a Change in Control. In addition to the severance arrangements mentioned above, we maintain a Change in Control Severance Plan (“CIC Plan”) that provides participants with certain severance benefits upon a change in control and accelerated vesting of equity awards and benefits under our Death Benefit Only Plan (if a participant also participates in that plan). All of our NEOs are participants in the CIC Plan. The objectives of the CIC Plan are to enable and encourage our management to focus its attention on obtaining the best possible deal for our stockholders in a change in control scenario and to make objective evaluations of all possible transactions, without being distracted by the possible impact such transactions may have on job security and benefits; to promote management continuity; and to provide income protection in the event of involuntary loss of employment. In addition, in the event we experience a change in control, there is accelerated vesting of any unvested benefits under our Deferred Compensation Plan and our Retirement Plan, each of which is discussed below under the heading “Retirement Programs,” and certain of our employee benefit plans, including our equity compensation plans. The payments to which our NEOs may be entitled on termination of their employment and/or if we experience a change in control is further discussed below under the heading “Potential Payments upon Termination of Employment or Change in Control.”

Death Benefits. Our Death Benefit Only Plan, in which Messrs. Mezger and Hollinger participate, provides a death benefit to a participant’s designated beneficiary of $500,000 or $1 million (plus an additional gross-up amount sufficient to pay taxes on the benefit and the additional amount). Messrs. Mezger and Hollinger have a death benefit of $1 million. We closed the Death Benefit Only Plan to new participants beginning in 2004, and only term life insurance, with a $750,000 benefit level payable to an executive’s designated beneficiaries, has been made available to incoming eligible executives. We maintain this term life insurance benefit for Messrs. Masuda and Barnard and Ms. Shiba. We also maintain a life insurance death benefit for Mr. Mezger of $400,000.

Retirement Programs. Our 401(k) Savings Plan, a qualified defined contribution plan, is the only program we offer to all full-time employees that provides post-employment benefits. Our NEOs and certain other senior executives also participate in an unfunded nonqualified Deferred Compensation Plan, which allows pretax contributions of base salary and annual incentive compensation. We provide a dollar-for-dollar match of Deferred Compensation Plan and 401(k) Savings Plan contributions of up to an aggregate amount of six percent of a participant’s base salary. NEO deferrals under the Deferred Compensation Plan are shown below under the heading “Non-Qualified Deferred Compensation During Fiscal Year 2008.” We offer the Deferred Compensation Plan to give participating executives the ability to defer amounts above the contribution limits applicable to our 401(k) Savings Plan.

We maintain a Retirement Plan for certain executives that has been closed to new participants since 2004. Each of our NEOs, other than Ms. Shiba and Mr. Masuda, participate in the Retirement Plan. The Retirement Plan provides each vested participant with a specific annual dollar amount for 20 years commencing following the later of the participant’s reaching age 55; the tenth anniversary of the date the participant commenced his or her participation; or the termination of the participant’s employment with us. Mr. Mezger’s original annual benefit amount under the Retirement Plan was $450,000. For the other NEO participants, the original annual benefit amount under the Retirement Plan was $100,000. For each participant, the annual benefit amount is increased by the same annual cost-of-living adjustments that are applied to federal social security benefits, starting with the plan year ending November 30, 2006. Vesting generally requires five years of participation and, once vested, the participant is entitled to his or her full benefit. Details of NEO participation in the Retirement Plan are provided below under the heading “Pension Benefits During Fiscal Year 2008.”

Other Material Tax and Accounting Implications of the Executive Compensation Program

Code Section 162(m) generally disallows a tax deduction for compensation over $1 million paid to our highest paid executives unless it is qualifying performance-based compensation. We generally design compensation plans in order to maintain federal tax deductibility for executive compensation under Section 162(m), and the Compensation Committee considers the potential Section 162(m) impact when approving the compensation paid to our NEOs. The Compensation Committee recognizes the need to balance tax deductibility benefits with the need to provide effective compensation packages that enhance enterprise and stockholder value creation, however, and will approve compensation that may not be deductible under Section 162(m) where it believes it is in our and our stockholders’ best interests to do so.

Other Compensation Policies

Equity Stock Ownership Policy. We have had an executive stock ownership policy since 1998. It is designed to encourage, and has encouraged, our executives to increase their ownership of our common stock over time and to align their interests with our stockholders’ interests. In February 2008, the Compensation Committee amended the policy, as described below.

The policy identifies specific levels of stock ownership that designated executives are expected to achieve. The targeted stock ownership levels for our NEOs range from 20,000 to 150,000 shares, depending on position. Executives subject to the policy have five years to achieve these ownership levels and must make meaningful progress every year towards the achievement of these ownership levels. Survey data and multiples of average base salaries per level were used to determine the ownership expected for each position. Share ownership may include shares owned outright by a designated executive, shares owned indirectly through our 401(k) Savings Plan and 60% of unvested restricted stock grants or phantom share rights. Phantom share rights are included so that executives subject to the policy would not be penalized for the limited number of shares that were available for grant under our existing stockholder-approved equity compensation plans at the time the policy was amended. It is assumed that executives will use the cash proceeds they receive from the vesting of phantom shares to increase their ownership of our common stock. Once required ownership levels are achieved, they must be maintained throughout the executive’s employment. Our policy provides both financial incentives to achieve ownership requirements as well as material consequences for non-compliance. The Compensation Committee may, from time to time, reevaluate and revise the ownership requirements to account for material changes in stock price. Our NEOs are currently in compliance with the policy.

Equity-Based Award Grant Policy. In February 2007, the Compensation Committee adopted a policy that is designed to enhance the process by which we grant equity-based awards, including stock options, SARs, phantom shares and restricted stock, by governing the timing of equity-based awards and establishing certain internal controls over the grant of such awards, as described below.

The policy requires that the Compensation Committee (or the Board) approve all grants of equity-based awards, and their terms. The policy does not permit any delegation of granting authority to our management. The grant date of any equity-based award will be the date on which the Compensation Committee met to approve the grant unless a written resolution sets a later date. The exercise price of any stock option award will not be less than the closing price of our common stock on the New York Stock Exchange on the grant date. All equity-based award grants made in 2008 were made in compliance with the policy and were approved at a regularly-scheduled Compensation Committee meeting in October 2008, as discussed above under the heading “Long-Term Incentives.”

Recovery of Compensation. Under his Employment Agreement, our CEO is required to repay certain bonus and incentive- or equity-based compensation he receives if we are required to restate our financial statements as a result of his misconduct, consistent with Section 304 of the Sarbanes-Oxley Act of 2002.

Summary Compensation Table

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)(a)	($)(b)	($)(b)	($)(c)	($)(d)	($)(e)	($)
Jeffrey T. Mezger President and Chief Executive Officer	2008	$1,000,000	$0	$1,069,341	$4,593,443	$2,750,000	$141,666	$70,482	$9,624,932

	2007	1,000,000	6,000,000	4,181,624	3,743,258	97,500	388,632	972,604	16,383,618

Wendy C. Shiba† Executive Vice President, General Counsel and Corporate Secretary	2008	456,417	400,000	41,580	41,832	0	0	310,357	1,250,186

William R. Hollinger* Senior Vice President and Chief Accounting Officer	2008	363,750	0	106,947	58,853	370,000	25,877	29,784	955,211

	2007	347,083	350,000	123,273	107,703	483,000	83,116	121,111	1,615,286

Glen W. Barnard Senior Vice President, KBnxt Group	2008	299,168	45,000	93,076	31,518	375,000	13,716	29,582	887,060

	2007	289,168	0	98,662	96,478	600,000	79,716	95,069	1,259,093

Kelly K. Masuda Senior Vice President and Treasurer	2008	308,958	0	81,186	41,372	250,000	0	20,932	702,448

	2007	296,771	100,000	78,837	85,238	355,500	0	96,459	1,012,805

Former NEO	2008	600,001	430,000	(5,008)	17,194	0	31,481	24,639	1,098,307

Domenico Cecere*	2007	595,834	0	376,181	90,560	438,500	86,362	114,295	1,701,732

(a)	Bonus: These amounts are guaranteed or discretionary bonuses. The bonuses paid in 2008 to Ms. Shiba and to Messrs. Barnard and Cecere are discussed above under the heading “Guaranteed and Discretionary Bonuses.”

(b)	Stock Awards and Option Awards: These amounts are the aggregate compensation expense we recognized in our 2008 fiscal year for Stock Awards (shares of restricted stock and phantom shares) and Option Awards (stock options and SARs) granted to our NEOs in 2008 and in prior years, computed in accordance with SFAS No. 123(R), except that, in accordance with applicable SEC rules and guidance, we have disregarded estimates of forfeitures related to service-based vesting conditions and reversals in excess of amounts previously expensed in 2007 for the NEOs who appeared in the Summary Compensation Table for that year. We account for shares of restricted stock as equity awards for purposes of SFAS No. 123(R), and the related compensation expense was based on our amortization of their grant-date fair value. The grant-date fair value is equal to the closing price of our common stock on the grant date, except for the performance shares granted to Mr. Mezger in July 2007, for which we use a Monte Carlo simulation model to estimate the grant-date fair value. We account for the phantom shares as liability awards for purposes of SFAS No. 123(R) because they will be settled in cash in the manner described above under the heading “Use of SARs and Phantom Shares,” and the related compensation expense was calculated based on the price of our common stock on November 30, 2008, which was $11.63. We account for stock options as equity awards for purposes of SFAS No. 123(R), and the related compensation expense was based on our amortization of their grant-date fair value. Information used in determining these amounts can be found in Note 15 of the Notes to Consolidated Financial Statements contained in our Annual Report. We did not grant any stock options in 2008. We account for SARs as liability awards for purposes of SFAS No. 123(R) because they will be settled in cash in the manner described above under the heading “Use of SARs and Phantom Shares,” and the related compensation expense was calculated using the Black-Scholes option-pricing model with the following assumptions as of November 30, 2008 and 2007, respectively: a risk-free interest rate of 1.2% to 1.6% (depending on when the specific SAR was granted) and 3.1%; an expected volatility factor for the market price of our common stock of 56.7% and 43.9%; a dividend yield of 2.2% and 4.8%; and an expected life of 2.9 to 4.1 years and 3.7 to 3.9 years (depending on when the specific SAR was granted).

(c)	Non-Equity Incentive Plan Compensation: These amounts are the annual incentive compensation the respective NEOs earned based on achieving fiscal year performance goals. Mr. Cecere did not receive non-equity incentive plan compensation due to his previously announced retirement.

(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings: These amounts are the change in present value of accumulated benefits provided under our Retirement Plan. We do not provide above-market or preferential earnings under our Deferred Compensation Plan.

(e)	All Other Compensation: The amounts shown consist of the following items:

•	Matching 401(k) Savings Plan and Supplemental Deferred Compensation Plan Contributions: We provide a dollar-for-dollar match of Deferred Compensation Plan and 401(k) Savings Plan contributions of up to an aggregate amount of six percent of a participant’s base salary. The respective aggregate 2008 and 2007 fiscal year matching contributions we made to each NEO (other than Ms. Shiba) were as follows: Mr. Mezger $58,383 and $57,125; Mr. Hollinger $21,813 and $20,825; Mr. Barnard $17,950 and $17,350; Mr. Masuda $9,300 and $9,550; and Mr. Cecere $13,500 and $13,500. The aggregate 2008 fiscal year matching contribution we made to Ms. Shiba was $25,190.

•	Premium Payments: We paid premiums on supplemental medical expense reimbursement plans and life insurance policies for the benefit of participating executives. These plans and policies are described above under the heading “Benefits.” The respective aggregate premiums we paid in our 2008 and 2007 fiscal years for each NEO (other than Ms. Shiba) for these plans and policies were as follows: Mr. Mezger $12,099 and $9,043; Mr. Hollinger $7,971 and $5,781; Mr. Barnard $11,632 and $8,552; Mr. Masuda $11,632 and $8,552; and Mr. Cecere $11,139 and $8,083. The aggregate premium we paid in our 2008 fiscal year for Ms. Shiba was $8,464.

•	Relocation Assistance: In connection with Ms. Shiba’s hiring and relocation from Cleveland to Los Angeles in August 2007, we agreed to pay for certain travel, temporary living, moving and home closing expenses and to provide her with a monthly housing cost differential amount through December 2008. In 2008, Ms. Shiba received $276,703 under this arrangement.

•	2007 Fiscal Year Perquisites and Payments: In our 2007 fiscal year, our NEOs (other than Ms. Shiba) received certain perquisites (including automobile allowances, company-paid automobile fuel cards, and reimbursement of expenses for automobile insurance, annual financial planning and tax preparation services, and one-time estate planning services), and certain one-time payments to offset increases in stock option exercise prices following an internal review of our stock option grant practices. We discontinued substantially all such perquisites in July 2007. Accordingly, these items did not apply in 2008.

†	Ms. Shiba was not a NEO in our 2007 fiscal year. Accordingly, data for that year has been omitted from the Summary Compensation Table in accordance with SEC guidance.

*	Effective October 7, 2008, Mr. Cecere ceased serving as our Executive Vice President and Chief Financial Officer. His employment with us ended on January 15, 2009. Mr. Hollinger has served as our principal financial officer since October 7, 2008.

Grants of Plan-Based Awards During Fiscal Year 2008

						All Other	All Other		Grant
						Stock	Option		Date
						Awards:	Awards:	Exercise	Fair
						Number	Number of	or Base	Value of
			Estimated Possible Payouts Under			of Shares	Securities	Price of	Stock and
			Non-Equity Incentive Plan Awards			of Stock	Underlying	Option	Option
	Grant	Type of	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date(a)	Award	($)	($)	($)	(#)	(#)	($/Sh)	($)(c)
Mr. Mezger	1/22/08	Annual Incentive	$500,000	(b)	$12,500,000

	10/2/08	SARs					397,818	$19.90	$2,625,000

	10/2/08	Phantom Shares				43,970			875,000

Ms. Shiba	2/6/08	Annual Incentive		457,000	914,000

	10/2/08	SARs					79,564	19.90	525,000

	10/2/08	Phantom Shares				8,794			175,000

Mr. Hollinger	1/22/08	Annual Incentive		456,250	730,000

	10/2/08	SARs					79,564	19.90	525,000

	10/2/08	Phantom Shares				8,794			175,000

Mr. Barnard	1/22/08	Annual Incentive		375,000	600,000

Mr. Masuda	1/22/08	Annual Incentive		387,500	620,000

	10/2/08	SARs					51,148	19.90	337,500

	10/2/08	Phantom Shares				5,654			112,500

(a)	Grant Date: The grant date for each award is the date the Compensation Committee approved the award. The exercise price for each award is equal to the closing price of our common stock on the date of grant. We did not grant Mr. Cecere any plan-based awards due to his previously announced retirement.

(b)	As described above under the heading “Annual Incentives,” for Mr. Mezger’s 2008 annual incentive, the Compensation Committee set a range of potential payouts between the threshold and maximum amounts shown in the table depending on our pretax income or loss for the year, subject to the discretion of the Compensation Committee to reduce or eliminate the incentive payout. The Compensation Committee did not set any specific amount within the range as a “target” payout.

(c)	Grant Date Fair Value of Stock and Option Awards: The grant date fair value for each award is computed in accordance with SFAS No. 123(R).

Outstanding Equity Awards at Fiscal Year-End 2008

		Option Awards						Stock Awards
										Equity
										Incentive	Equity
										Plan	Incentive
									Market	Awards:	Plan Awards:
								Number	Value of	Number of	Market or
								of Shares	Shares or	Unearned	Payout Value
		Number of	Number of					or Units	Units of	Shares,	of Unearned
		Securities	Securities					of Stock	Stock	Units or	Shares, Units
		Underlying	Underlying					That	That	Other	or Other
		Unexercised	Unexercised	Option				Have	Have	Rights That	Rights That
		Options	Options	Exercise		Option		Not	Not	Have Not	Have Not
		Exercisable	Unexercisable	Price		Expiration		Vested	Vested	Vested	Vested
Name	Grant Date	(#)*	(#)(a)*	($)		Date		(#)*	($)(b)	(#)(c)*	($)(d)
Mr. Mezger	10/30/01	431,122		$13.95		10/30/16

	10/30/01	68,878		13.95		10/30/16

	2/13/02	102,090		20.07		2/13/17

	5/8/02	44,516		25.63		5/8/17

	10/7/02	400,000		21.51		10/7/17

	10/24/03	74,667		33.24	(e)	10/24/18

	10/24/03	149,333		34.05	(e)	10/24/18

	10/22/04	80,750		40.90		10/22/19

	10/22/04	119,250		40.90		10/22/19

	10/18/05	75,000		63.77		10/18/15

	1/13/06							80,343	$934,389

	7/12/07	108,350	216,700	36.19		11/30/16	(f)

	7/12/07	108,350	216,700	36.19		7/12/17

	7/12/07					7/12/17				54,000	$628,020

	7/12/07							55,264	642,720

	10/4/07	45,834	91,666	28.10		10/4/17

	10/4/07	137,500	275,000	28.10		10/4/17

	10/2/08		397,818	19.90		10/2/18

	10/2/08							43,970	511,371

Ms. Shiba	10/4/07	12,295	24,590	$28.10		10/4/17

	10/4/07							10,677	$124,174

	10/2/08		79,564	19.90		10/2/18

	10/2/08							8,794	102,274

Mr. Hollinger	7/1/02	58,058		$26.29		7/1/17

	10/7/02	60,000		21.51		10/7/17

	10/24/03	9,334		33.24	(e)	10/24/18

	10/24/03	18,666		34.05	(e)	10/24/18

	10/22/04	24,000		40.90		10/22/19

	10/18/05	6,000		63.77		10/18/15

	7/12/07	8,554	17,108	36.19		7/12/17

	7/12/07							9,327	$108,473

	10/4/07	12,295	24,590	28.10		10/4/17

	10/4/07							10,677	124,174

	10/2/08		79,564	19.90		10/2/18

	10/2/08							8,794	102,274

Mr. Barnard	3/1/04	30,000		$38.24		3/1/19

	10/22/04	20,000		40.90		10/22/19

	10/18/05	4,000		63.77		10/18/15

	7/12/07	7,129	14,256	36.19		7/12/17

	7/12/07							6,908	$80,340

	10/4/07	12,295	24,590	28.10		10/4/17

	10/4/07							10,677	124,174

		Option Awards					Stock Awards
									Equity
									Incentive	Equity
									Plan	Incentive
								Market	Awards:	Plan Awards:
							Number	Value of	Number of	Market or
							of Shares	Shares or	Unearned	Payout Value
		Number of	Number of				or Units	Units of	Shares,	of Unearned
		Securities	Securities				of Stock	Stock	Units or	Shares, Units
		Underlying	Underlying				That	That	Other	or Other
		Unexercised	Unexercised	Option			Have	Have	Rights That	Rights That
		Options	Options	Exercise		Option	Not	Not	Have Not	Have Not
		Exercisable	Unexercisable	Price		Expiration	Vested	Vested	Vested	Vested
Name	Grant Date	(#)*	(#)(a)*	($)		Date	(#)*	($)(b)	(#)(c)*	($)(d)
Mr. Masuda	9/2/03	10,000		$28.71		9/2/18

	10/24/03	3,334		33.24	(e)	10/24/18

	10/24/03	6,666		34.05	(e)	10/24/18

	10/22/04	20,000		40.90		10/22/19

	10/18/05	5,000		63.77		10/18/15

	7/12/07	5,703	11,405	36.19		7/12/17

	7/12/07						5,527	$64,279

	10/4/07	8,197	16,393	28.10		10/4/17

	10/4/07						7,118	82,782

	10/2/08		51,148	19.90		10/2/18

	10/2/08						5,654	65,756

Former NEO
Mr. Cecere	4/23/02	100,000		$25.17		4/23/17

	10/24/03	14,934		33.24	(e)	10/24/18

	10/24/03	29,866		34.05	(e)	10/24/18

	10/22/04	20,000		40.90		10/22/19

	10/18/05	6,000		63.77		10/18/15

	1/13/06						5,241	$60,953

	7/12/07	9,980	19,959	36.19		7/12/17

	7/12/07						25,423	295,669

*	Stock option awards granted prior to July 12, 2007 are options to purchase our common stock, while stock option awards granted on and after July 12, 2007 are SARs (with the exception of the 650,100 options to purchase our common stock that were granted to Mr. Mezger on that date and the 137,500 options to purchase our common stock that were granted to Mr. Mezger on October 4, 2007). Stock awards granted prior to July 12, 2007 are shares of restricted stock, while stock awards granted on and after July 12, 2007 are phantom shares (with the exception of the 54,000 performance shares granted to Mr. Mezger on that date).

(a)	Number of Securities Underlying Unexercised Options - Unexercisable: Stock option awards generally vest in equal installment amounts over a three-year period.

(b)	Market Value of Shares That Have Not Vested: The market value shown is based on the price of our common stock on November 30, 2008, which was $11.63.

(c)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested: The 54,000 shares of restricted stock granted to Mr. Mezger on July 12, 2007 are performance shares that vest based on our total stockholder return over a three-year period ending November 30, 2009, relative to our peer group. Mr. Mezger receives cash payments on these 54,000 shares at the same time and in the same amount as any cash dividend paid on our common stock.

(d)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested: The market value shown is based on the price of our common stock on November 30, 2008, which was $11.63.

(e)	As a result of an internal review of our employee stock option grant practices in 2006, we adjusted the exercise prices of certain of our employee stock options in order to comply with Code Section 409A. The exercise price for a certain portion of the stock option grant made on October 24, 2003 was not adjusted.

(f)	The expiration date for these stock options is set under Mr. Mezger’s Employment Agreement.

Option Exercises and Stock Vested During Fiscal Year 2008

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)(a)	(#)(b)	($)(c)
Mr. Mezger	0	0	76,150	$1,228,800

Mr. Hollinger	0	0	2,500	35,925

Mr. Barnard	0	0	2,000	28,740

Mr. Masuda	0	0	2,000	28,740

Former NEO
Mr. Cecere	80,000	$480,200	5,424	85,633

(a)	Value Realized on Exercise: The value realized for Mr. Cecere is based on the difference between the market price of our common stock at exercise and the exercise price of the options.

(b)	Number of Shares Acquired on Vesting: Messrs. Mezger and Cecere acquired the shares shown from the vesting of restricted stock awards on January 15, 2008 and October 22, 2008. Messrs. Hollinger, Barnard and Masuda acquired the shares shown from the vesting of restricted stock awards on October 22, 2008. In each case, the amount shown is the gross number of shares that vested. However, each NEO returned shares to us to cover tax withholding obligations, resulting in the NEO holding fewer shares than the number shown.

(c)	Value Realized on Vesting: These amounts are the gross dollar value realized upon the vesting of each award (i.e., the number of shares times the closing price of our common stock on the vesting date). However, as noted above in footnote (b) to this table, each NEO returned shares to us to cover tax withholding obligations and, therefore, actually realized a lower total value than the amounts shown.

Pension Benefits During Fiscal Year 2008

		Number	Present	Payments
		of Years	Value of	During
		Credited	Accumulated	Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)(a)	($)(b)	($)
Mr. Mezger	Retirement Plan	15	$6,690,513	$0

Mr. Hollinger	Retirement Plan	21	1,426,473	0

Mr. Barnard	Retirement Plan	14	1,357,007	0

Former NEO
Mr. Cecere	Retirement Plan	7	1,486,780	0

(a)	Number of Years of Credited Service: These are as of the valuation date. As of November 30, 2008, all participating NEOs had five years of participation in the Retirement Plan and, therefore, are entitled to their full Retirement Plan benefit, except for Mr. Barnard, who had three years of participation. Mr. Barnard achieved four years of participation on December 1, 2008, entitling him to 80% of his full Retirement Plan benefit if involuntarily terminated. Ms. Shiba and Mr. Masuda are not participants in the plan.

(b)	Present Value of Accumulated Benefit: These amounts represent the actuarial present value of the total retirement benefit that would be payable to each respective NEO under the Retirement Plan as of November 30, 2008. The following are the key actuarial assumptions and methodology used to calculate this present value: the base benefit for each participant is assumed to begin as of the earliest possible date for each participant (generally the later of age 55 or the 10th anniversary of the commencement of participation); the base benefit is adjusted by past and future cost of living adjustments of 2.3% in the plan year ending November 30,

2008, 5.8% in the plan year ending November 30, 2009, and then an assumed three percent each year thereafter, until the last year benefits are paid for each participant; and the discount rate is 6.5%.

Non-Qualified Deferred Compensation During Fiscal Year 2008

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance
	in Last	in Last	in Last	Withdrawals/	at Last
	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Fiscal Year
Name	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)
Mr. Mezger	$60,000	$44,583	$(120,078)	$0	$281,507

Ms. Shiba	19,007	11,390	(11,497)	0	30,030

Mr. Hollinger	193,875	12,396	44,074	993,410	972,191

Mr. Barnard	77,950	11,450	(204,069)	0	276,799

(a)	Executive Contributions in Last Fiscal Year: These amounts reflect compensation the NEOs earned in our 2008 fiscal year that they have voluntarily deferred and are included in the “Salary,” “Bonus” or “Non-Equity Incentive Plan Compensation” columns to the above “Summary Compensation Table.” Messrs. Masuda and Cecere did not defer any compensation in our 2008 fiscal year.

(b)	Registrant Contributions in Last Fiscal Year: These amounts are matching contributions we made to the NEOs’ voluntary contributions to our Deferred Compensation Plan and are included in the above “Summary Compensation Table.”

(c)	Aggregate Earnings in Last Fiscal Year: These amounts do not include any above-market or preferential earnings. Accordingly, these amounts are not reported in the above “Summary Compensation Table.”

(d)	Aggregate Withdrawals/Distributions: Mr. Hollinger’s distribution was at his election.

(e)	Aggregate Balance at Last Fiscal Year End: These amounts reflect compensation the NEOs earned in our 2008 fiscal year or in prior years, but which they voluntarily elected to defer receipt, adjusted for changes in the value of their investments and distributions, if any. The NEOs are vested in the full amount of their respective balances, except for Ms. Shiba, who is vested in $18,783 of the total amount shown for her.

Potential Payments upon Termination of Employment or Change in Control

As described further below, the CEO’s Employment Agreement and certain of our employee benefit plans, including our equity compensation plans, provide for payments and other benefits to our NEOs if we experience a change in control and/or on their termination of employment with us under certain circumstances. In our 2008 fiscal year, we modified some of our benefit plans to comply with Section 409A of the Code, which in certain cases requires that payments to key employees (such as our NEOs) not commence for six months following a termination of employment.

CEO Employment Agreement. Under his Employment Agreement, if we terminate Mr. Mezger’s employment involuntarily, he is entitled to the following benefits, subject to a release of claims against us:

•	a lump sum cash payment equal to two times his annual salary plus average annual bonus for the prior three years, with the total payment capped at $6 million;

•	under certain circumstances, a pro-rated bonus for the year in which Mr. Mezger’s employment terminates;

•	health coverage that we pay for up to two years;

•	with respect to equity compensation granted to him on or after February 28, 2007, (a) two years of additional service credited to compute equity vesting plus full vesting for any equity issued to him in lieu of cash bonuses, and (b) 36 months to exercise any outstanding equity granted to him on or after February 28, 2007 (subject to the original term duration of each equity grant);

•	performance shares (other than the performance share grant made in 2007) paid as if the performance period closed on the termination date if the performance period would otherwise close in the next 24 months; and

•	payment of his performance share grant made in July 2007.

Outstanding equity awards granted to Mr. Mezger before the effective date of the Employment Agreement are governed by their respective terms and conditions with respect to his termination of employment.

The following benefits are payable to Mr. Mezger in the case of a change in control:

•	full vesting of unvested equity granted to him on or after February 28, 2007, with earlier equity awards governed by their respective terms and conditions;

•	performance shares paid as earned with the applicable performance period closing as of the date of the change in control;

•	full vesting and lump sum cash payment of deferred compensation, retirement or other employee benefits per the relevant arrangements, provided that lump sum payments subject to Code Section 409A are permitted only as provided by the specific terms of those arrangements;

•	if his employment is involuntarily terminated in connection with a change in control (generally, during the period starting three months before and ending twelve months after a change in control), payment of the same severance as provided above, except the applicable multiple is three times his annual salary and average bonus rather than two times and the total payment is capped at $12 million; and

•	additional gross-up payment to compensate for any excise taxes under Code Section 280G (“Section 280G”).

Mr. Mezger is prohibited from soliciting our employees for two years after termination, regardless of the reason for termination, and he may not disparage or defame us.

For these purposes, an involuntary termination under his Employment Agreement is generally our termination of Mr. Mezger’s employment without “cause” or his resigning for “good reason.” Mr. Mezger’s termination of employment for any reason during the thirteen month period following a change in control will be treated as an involuntary termination, as will our election not to extend the term of the Employment Agreement to beyond Mr. Mezger’s normal retirement date.

“Cause” is generally defined in the Employment Agreement as a felony conviction materially harming us; willful failure to follow reasonable Board directions; material breach of the Employment Agreement; acts of fraud or dishonesty or misappropriation intended to result in substantial personal enrichment at our expense; and willful misconduct likely to materially damage our financial position or reputation. The Employment Agreement provides Mr. Mezger with a 30-day notice/cure period and gives him an opportunity to present his case to our Board with respect to a possible for-cause termination of his employment. “Good reason” under the Employment Agreement includes a forced relocation of more than 50 miles; any reduction in Mr. Mezger’s base pay or his annual bonus opportunity that causes these pay components to become materially uncompetitive; any material diminution of Mr. Mezger’s duties or responsibilities; our material breach of the Employment Agreement; or the failure of a successor to assume the Employment Agreement.

“Change in control” is defined under the Employment Agreement to include reorganizations in which our controlling stockholders, if any, no longer hold a majority of our voting stock, or a sale of substantially all of our assets with substantially the same effect; a change in the majority of the Board without approval of the incumbent directors; and any transaction in which a third party becomes the beneficial owner of 35% or more of our total voting power.

Executive Severance Plan. Under our Executive Severance Plan, no severance will be payable to a NEO or other participant if he or she voluntarily terminates employment or his or her employment is terminated by us with cause. If the employment of a NEO or other participant is unilaterally terminated by us without cause and the participant has been employed by us on a full-time basis for at least one year prior to such termination, the plan provides a cash severance payment equal to a multiple of base salary and average bonus, as discussed below.

For Ms. Shiba, the severance amount is equal to two times the sum of base salary and average bonus. For Messrs. Hollinger, Barnard and Masuda, the severance amount is equal to one and a half times the sum of base salary and average bonus. With respect to other current participants, the severance amount is equal to one times base salary and average bonus. The severance amount is reduced by any other severance payments that a participant is entitled to receive from us.

If a participant is entitled to severance under the plan, the applicable base salary will be the participant’s annual base salary in effect at the time of the termination of his or her employment, and the average bonus will be the lesser of (a) the average of the annual cash bonuses, if any, paid to the participant for the three most recent completed fiscal years prior to the termination of the participant’s employment (or such shorter time as the participant has been employed by us), and (b) (i) three times base salary for participants entitled to a severance of two times base salary and average bonus, (ii) two and a half times base salary for participants entitled to a severance of one and a half times base salary and average bonus, and (iii) two times base salary for participants entitled to a severance of one times base salary and average bonus. Participants entitled to a severance under the plan are also entitled to a continuation of health benefits that we will pay for a period of years equal to their particular severance multiple.

“Cause” is defined under the plan as the commission by a participant of any of the following: (a) serious violation or deliberate disregard of our policies, including our Ethics Policy; (b) gross dereliction in the performance of job duties and responsibilities; (c) material misappropriation of our property; (d) commission of any act of fraud, bad faith, dishonesty or disloyalty; (e) material breach of non-solicitation, non-disparagement, confidentiality and cooperation covenants contained in the plan; (f) an act (or failure to act) of egregious misconduct involving serious moral turpitude; or (g) an act or omission that is determined to prejudice our best interests significantly. All benefits under the plan are subject to execution of a release and non-solicitation, non-disparagement and confidentiality obligations.

Change in Control Severance Plan. The CIC Plan provides specified benefits to designated participants, which are limited to our top management. All of our NEOs were participants in the CIC Plan as of the end of our 2008 fiscal year. Mr. Mezger’s Employment Agreement limits the payments and benefits that he might be entitled to under the CIC Plan. Accordingly, he is entitled only to CIC Plan benefits that do not duplicate benefits provided under his Employment Agreement if there is a change in control, and the total severance payment benefit that he may be entitled to under the CIC Plan is capped at $12 million.

A participant in the CIC Plan is either a Group A or a Group B Participant. Ms. Shiba and Messrs. Mezger, Hollinger, and Barnard are Group A Participants, and Mr. Masuda and other senior executives are Group B Participants. If we experience a change in control, a Group A Participant is entitled to the following benefits, subject to execution of a standard release:

•	if in the 18 month period following the change in control the participant’s employment is terminated other than for cause or disability, or the participant terminates his or her employment for good reason, a severance benefit equal to two times the sum of the participant’s average base salary and average actual annual cash bonus for the three fiscal years prior to the year in which the change in control occurs;

•	accelerated vesting of any options and the lapse of any restricted period with respect to any restricted stock or other equity awards awarded to the participant;

•	full vesting in any benefits under our Death Benefit Only Plan (which is described below under the heading “Other Change in Control and Employment Termination Provisions”) if the participant also participates in that plan; and

•	an additional gross-up payment to compensate for any Section 280G excise taxes imposed on payments under the CIC Plan or on payments under any other plan.

A Group B Participant is entitled to the same benefits as a Group A Participant, except that the severance payment is equal to one times the sum of the participant’s average base salary and average actual annual bonus and no Section 280G gross-up payment is payable.

All benefits under the plan are subject to execution of a release and non-solicitation of our employees for one year.

A “change in control” is generally defined under the CIC Plan to include any change in ownership, change in effective control or a change in the ownership of a substantial portion of assets, in each case relating to us and consistent with the definition of such event under Treasury Department regulations issued under Code Section 409A.

The CIC Plan defines “cause” to include (a) acts of fraud or misappropriation intended to result in substantial personal enrichment at our expense and (b) willful and deliberate violations of a participant’s obligations to us which result in material injury to us. “Good reason” is defined under the CIC Plan to include materially inconsistent changes in a participant’s duties and responsibilities as they were prior to the change in control; any reduction in the participant’s salary or aggregate incentive compensation opportunities; any required relocation of more than 50 miles; a material increase in a participant’s business travel obligations; or a successor’s failure to assume the CIC Plan.

Other Change in Control and Employment Termination Provisions. The individual award agreements governing outstanding unvested stock options and SARs provide for accelerated vesting upon a change of control and upon retirement, as defined under the agreements. The individual award agreements governing outstanding restricted stock awards and phantom shares provide for accelerated vesting upon a change of control, as defined under the agreements. The provisions governing the payment of performance shares granted to our CEO are described above under the heading “CEO Employment Agreement.”

In addition, different provisions govern the length of time a participant has to exercise a stock option or SAR after termination of his or her employment, depending upon the reason for termination and the particular agreement. For example, in the case of a termination of employment for cause, the time to exercise may be limited to five days. In the case of a retirement, the participant may have until the end of a stock option’s or SAR’s original term in which to exercise.

Our Deferred Compensation Plan and Retirement Plan provide for full vesting of benefits for participants in the event of a change in control, as that term is defined under the plans. The Retirement Plan further provides that, if an advance election has been made, a participant may immediately receive the actuarial value (as specified under the plan) of his or her vested plan benefits in the event of a change in control. The Retirement Plan also provides for the vesting of the full Retirement Plan benefit in the event of death or disability, and 80% of the full benefit in the event a participant with four years of participation is involuntarily terminated.

In the event of a change in control, as defined in the plan, our Death Benefit Only Plan provides for (a) distribution of an insurance contract to a participant sufficient to pay the death benefit (if the participant dies any time before age 100) and (b) an additional gross-up amount sufficient to pay taxes caused by the distribution of the insurance contract and the additional amount. We also maintain term life insurance policies that pay benefits to the designated beneficiaries of certain of our NEOs upon their deaths as described above under the heading “Death Benefits.”

“Over-Cap” Equity-Based Awards. In prior years, our annual incentive arrangements with certain senior executives limited the amount of annual incentive payouts they could receive in cash and required that they receive amounts over the specified cap in the form of restricted stock or phantom shares. These equity-based awards were granted on the date the cash portion of the annual incentive was paid, and they vest on the earlier of the third anniversary of the grant date and the recipient’s termination of employment, other than a voluntary termination or a termination for cause. At November 30, 2008, Messrs. Mezger, Hollinger and Cecere held “over-cap” restricted stock or phantom shares as follows: Mr. Mezger 80,343 shares of restricted stock and 55,264 phantom shares, Mr. Cecere 5,241 shares of restricted stock and 15,751 phantom shares, and Mr. Hollinger 1,037 phantom shares.

Employment Termination Payments to Mr. Cecere. Mr. Cecere’s employment with us ended on January 15, 2009. At that time, Mr. Cecere was paid $75,000 in salary earned between November 30, 2008 and January 15, 2009. He also received $46,154 for credited vacation benefits (as described above under the heading “Benefits”), $4,615 for unused personal days and a discretionary bonus of $430,000, as discussed above under the heading “Guaranteed and Discretionary Bonuses.” In addition, Mr. Cecere vested in his 5,241 shares of “over-cap” restricted stock on January 14, 2009, although, a portion of these shares were returned to us to cover tax withholding obligations, and in his 15,571 “over-cap” phantom shares, resulting in a payment to him of $195,155 based on the $12.39 closing price of our common stock on January 15, 2009. Mr. Cecere is fully vested in his Retirement Plan benefit. We did not pay Mr. Cecere any severance when his employment with us ended.

The following tables show payments we would have been required to make under various employment termination and change-in-control scenarios, assuming they occurred on November 30, 2008. Some amounts in the tables and footnotes have been rounded up to the nearest whole number.

Post-Employment Payments – Mr. Mezger
				Involuntary
				Termination
				Without Cause/			Change in Control
Executive Payments and			Involuntary	Termination	Change in Control		With Termination
Benefits upon Termination	Voluntary		Termination for	for Good	Without		for Good Reason
or Change in Control	Termination		Cause	Reason	Termination(a)		or Without Cause(a)		Death		Disability
Compensation

Severance	$0		$0	$6,000,000 (b)	$0		$12,000,000	(c)	$0		$0

Long-term Incentives

Cash LTI Awards (d)

UPP - 11	0		0	0	1,000,000		1,000,000		1,000,000		1,000,000

Acceleration of Unvested Equity (e)

Restricted Stock	0		0	934,389	934,389		934,389		934,389		934,389

Performance Shares	0		0	683,286 (f)	683,286	(f)	683,286	(f)	0		0

Phantom Shares	0		0	715,254	1,229,374		1,229,374		715,254		715,254

Benefits & Perquisites
Retirement Plan	6,690,513	(g)	6,690,513 (g)	6,690,513 (g)	8,721,513	(h)	8,721,513	(h)	6,690,513	(i)	6,690,513	(g)

Vested Deferred Compensation(j)	281,507		281,507	281,507	0		281,507		281,507		281,507

Death Benefit Only Plan	0	(k)	0 (k)	0 (k)	998,549	(l)	998,549	(l)	1,724,404	(k)	0	(k)

Term Life Insurance	0		0	0	0		0		400,000		0

Health Benefits	0		0	63,973 (m)	0		63,973	(m)	0		0

Credited Vacation Benefits(n)	76,923		76,923	76,923	0		76,923		76,923		76,923

Total(o)	$7,048,943		$7,048,943	$15,445,844	$13,567,111		$25,989,514		$11,822,990		$9,698,586

(a)	As described above under the headings “Change in Control Severance Plan” and “CEO Employment Agreement,” if payments due in connection with a change in control are subject to excise taxes under Code Section 280G, we will pay Mr. Mezger an additional “gross up” amount so that his after-tax benefits are the same as though no excise tax had been applied. However, we determined that we would not need to pay any such “gross up” amount to Mr. Mezger if we experienced a change in control for purposes of the CIC Plan and his Employment Agreement on November 30, 2008 based on the following major assumptions: (i) stock options and SARs assumed paid out based on an assumed value of $11.63 less applicable exercise prices, and other equity awards valued assuming a fair market value of $11.63; (ii) payments for accelerated vesting of time-based equity valued using Treas. Reg. Section 1.280G-1 Q&A 24(c); and (iii) payments for accelerated vesting of Retirement Plan payouts valued using Treas. Reg. Section 1.280G-1 Q&A 24(b).

(b)	Severance based on a multiple of two times current annual base salary plus average bonus earned for fiscal years ending November 30, 2007, November 30, 2006, and November 30, 2005, with benefit capped at $6 million, as provided by Mr. Mezger’s Employment Agreement.

(c)	Severance based on a multiple of three times current annual base salary plus average bonus earned for fiscal years ending November 30, 2007, November 30, 2006, and November 30, 2005, with benefit capped at $12 million, as provided by Mr. Mezger’s Employment Agreement.

(d)	Assumes awards paid at target performance levels for a change in control. For death and disability, amounts reflect a pro-rated target payment based on the number of months the award is outstanding.

‘‘UPP-11” represents UPP performance units granted for the performance period that ended on November 30, 2008.

(e)	Equity awards valued using the price of our common stock as of November 30, 2008, which was $11.63. Phantom share values include accrued dividends on awards.

(f)	Assumes payout of 108.8% of target award in accordance with the total stockholder return calculation specified in the award agreement for the performance shares.

(g)	Reflects present values of accrued benefit as of November 30, 2008 using an annual discount rate of 6.5% (consistent with Statement of Financial Accounting Standards No. 87, Employers’ Accounting for Pensions (“SFAS No. 87”) valuations). Benefits are assumed to commence at earliest benefit commencement date.

(h)	Assumes lump sum payout of accrued benefit upon a change in control using a 4.24% Applicable Federal Rate (“AFR”) discount rate as provided in the Retirement Plan.

(i)	To comply with Code Section 409A, we amended the terms of the Retirement Plan, effective January 1, 2009. Under the amended terms, the plan benefit for Mr. Mezger’s designated beneficiaries upon his death would have been $8,721,513.

(j)	Deferred compensation balances include deferrals and earnings in the amount of $142,496.

(k)	Mr. Mezger’s designated beneficiaries would be entitled to receive an estimated death benefit of $1,724,404 ($1 million benefit plus $724,404 gross-up for income taxes) upon his death. The present value of the benefit as of November 30, 2008 is estimated as $381,216 using a 6.5% discount factor and the RP 2000 (male) tables for life expectancy (consistent with rates and mortality tables used for Statement of Financial Accounting Standards No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions (“SFAS No. 106”) valuations).

(l)	Values are estimated based on cash surrender values of life insurance policies as of December 17, 2008 of $344,091 plus expected payments to fund policies to maturity of $220,139 and income tax gross-ups of $434,319.

(m)	Assumes we pay 24 months of medical, dental and vision benefits using current COBRA rates of approximately $2,666 per month.

(n)	Assumes payout of 160 hours of vacation benefits. This benefit is described above under the heading “Benefits.”

(o)	If we delay any payments due to Mr. Mezger to comply with Section 409A, his Employment Agreement entitles him to receive such payments with accrued interest at the annualized short-term AFR specified therein. The amounts shown exclude interest.

Post-Employment Payments – Ms. Shiba
			Involuntary		Change in
			Termination		Control With
		Involuntary	Without Cause/	Change in	Termination for
Executive Payments and Benefits upon	Voluntary	Termination for	Termination for	Control Without	Good Reason or
Termination or Change in Control	Termination	Cause	Good Reason	Termination(a)	Without Cause(a)	Death	Disability
Compensation

Severance	$0	$0	$1,364,000 (b)	$0	$1,350,000 (c)	$0	$0

Long-term Incentives

Acceleration of Unvested Equity (d)

Phantom Shares	0	0	0	238,342	238,342	0	0

Benefits & Perquisites

Accelerated Unvested Deferred Compensation	0	0	0	0 (e)	11,247	0	0

Vested Deferred Compensation (f)	18,783	18,783	18,783	0	18,783	18,783	18,783

Term Life Insurance	0	0	0	0	0	750,000	0

Health Benefits	0	0	31,882 (g)	0	0	0	0

Total	$18,783	$18,783	$1,414,665	$238,342	$1,618,372	$768,783	$18,783

(a)	As described above under the heading “Change in Control Severance Plan,” under the CIC Plan, if payments due in connection with a change in control are subject to excise taxes under Code Section 280G, we will pay Ms. Shiba an additional “gross up” amount so that her after-tax benefits are the same as though no excise tax had been applied. However, we determined that we would not need to pay any such “gross up” amount to Ms. Shiba if we experienced a change in control for purposes of the CIC Plan on November 30, 2008 based on the following major assumptions: (i) SARs assumed paid out based on an assumed value of $11.63 less applicable exercise prices, and other equity awards valued assuming a fair market value of $11.63; and (ii) payments for accelerated vesting of time-based equity valued using Treas. Reg. Section 1.280G-1 Q&A 24(c).

(b)	Severance based on a multiple of two times current annual base salary plus bonus paid for fiscal year ending November 30, 2007, as provided by the Executive Severance Plan.

(c)	Severance based on a multiple of two times annual base salary plus bonus paid for fiscal year ending November 30, 2007, as provided by the CIC Plan.

(d)	Equity awards valued using the price of our common stock as of November 30, 2008, which was $11.63. Phantom share values include accrued dividends on awards.

(e)	Ms. Shiba will fully vest in her unvested matching amount of $11,247 upon a change in control. The amounts would not be paid out until her employment with us ends.

(f)	Deferred compensation balances include deferrals and earnings in the amount of $17,533.

(g)	Assumes we make monthly contributions for medical, dental and vision benefits in the amount of approximately $1,328 per month for 24 months.

Post-Employment Payments – Mr. Hollinger
				Involuntary		Change in
				Termination		Control With
			Involuntary	Without Cause/	Change in	Termination for
Executive Payments and Benefits upon	Voluntary		Termination for	Termination for	Control Without	Good Reason or
Termination or Change in Control	Termination		Cause	Good Reason	Termination(a)	Without Cause(a)	Death		Disability
Compensation

Severance	$0		$0	$1,524,501 (b)	$0	$1,932,933 (c)	$0		$0

Long-term Incentives

Cash LTI Awards (d)

UPP - 11	0		0	0	300,000	300,000	300,000		300,000

Acceleration of Unvested Equity (e)

Phantom Shares	0		0	13,421	359,056	359,056	13,421		13,421

Benefits & Perquisites

Retirement Plan	1,426,473(f	)	1,426,473 (f)	1,426,473 (f)	1,885,911 (g)	1,885,911 (g)	1,426,473	(h)	1,426,473	(f)

Vested Deferred Compensation (i)	972,191		972,191	972,191	0	972,191	972,191		972,191

Death Benefit Only Plan	0(j	)	0 (j)	0 (j)	904,569 (k)	904,569 (k)	1,724,404	(j)	0	(j)

Health Benefits	0		0	24,039 (l)	0	0	0		0

Total	$2,398,664		$2,398,664	$3,960,625	$3,449,536	$6,354,660	$4,436,489		$2,712,085

(a)	As described above under the heading “Change in Control Severance Plan,” under the CIC Plan, if payments due in connection with a change in control are subject to excise taxes under Code Section 280G, we will pay Mr. Hollinger an additional “gross up” amount so that his after-tax benefits are the same as though no excise tax had been applied. However, we determined that we would not need to pay any such “gross up” amount to Mr. Hollinger if we experienced a change in control for purposes of the CIC Plan on November 30, 2008 based on the following major assumptions: (i) stock options and SARs assumed paid out based on an assumed value of $11.63 less applicable exercise prices, and other equity awards valued assuming a fair market value of $11.63; (ii) payments for accelerated vesting of time-based equity valued using Treas. Reg. Section 1.280G-1 Q&A 24(c); and (iii) payments for accelerated vesting of Retirement Plan payouts valued using Treas. Reg. Section 1.280G-1 Q&A 24(b).

(b)	Severance based on a multiple of 1.5 times current annual base salary plus average bonus paid (including bonuses paid in equity) for fiscal years ending November 30, 2007, November 30, 2006, and November 30, 2005, as provided by the Executive Severance Plan.

(c)	Severance based on a multiple of two times average annual base salary plus average bonus paid (including bonuses paid in equity) for fiscal years ending November 30, 2007, November 30, 2006, and November 30, 2005, as provided by the CIC Plan.

(d)	Assumes awards paid at target performance levels for a change in control. For death and disability, amount reflects a pro-rated target payment based on the number of months the award is outstanding. “UPP-11” represents UPP performance units granted for the performance period that ended on November 30, 2008.

(e)	Equity awards valued using the price of our common stock as of November 30, 2008, which was $11.63. Phantom share values include accrued dividends on awards.

(f)	Reflects present values of accrued benefit as of November 30, 2008 using an annual discount rate of 6.5% (consistent with SFAS No. 87 valuations). Benefits are assumed to commence at earliest benefit commencement date.

(g)	Assumes lump sum payout of accrued benefit paid upon a change in control using a 4.24% AFR discount rate as provided in the Retirement Plan.

(h)	To comply with Code Section 409A, we amended the terms of the Retirement Plan, effective January 1, 2009. Under the amended terms, the plan benefit for Mr. Hollinger’s designated beneficiaries upon his death would have been $1,885,911.

(i)	Deferred compensation balances include deferrals and earnings in the amount of $943,465.

(j)	Mr. Hollinger’s designated beneficiaries would be entitled to receive an estimated death benefit of $1,724,404 ($1 million benefit plus $724,404 gross-up for income taxes) upon his death. The present value of the benefits as of November 30, 2008 is approximated as $331,288 using a 6.5% discount rate and the RP 2000 (male) tables for life expectancy (consistent with rates and mortality tables used for SFAS No. 106 valuations).

(k)	Values are estimated based on cash surrender values of life insurance policies as of December 17, 2008 of $324,056 plus expected payments to fund policies to maturity of $187,070 and income tax gross-ups of $393,442.

(l)	Assumes we make monthly contributions for medical, dental and vision benefits in the amount of approximately $1,335 per month for 18 months.

Post-Employment Payments – Mr. Barnard
			Involuntary			Change in
			Termination			Control With
		Involuntary	Without Cause/	Change in		Termination for
Executive Payments and Benefits upon Termination	Voluntary	Termination	Termination for	Control Without		Good Reason or
or Change in Control	Termination	for Cause	Good Reason	Termination(a)		Without Cause(a)		Death		Disability

Compensation

Severance	$0	$0	$1,580,254 (b)	$0		$2,429,467	(c)	$0		$0

Long-term Incentives

Cash LTI Awards (d)

UPP - 11	0 (e)	0	0	325,000		325,000		325,000		325,000

Acceleration of Unvested Equity (f)

Phantom Shares	0	0	0	224,925		224,925		0		0

Benefits & Perquisites

Acceleration of Retirement Plan	0	0	0	1,357,007	(g),(h)	1,357,007	(g),(h)	1,357,007	(h)(i)	1,357,007	(h)

Vested Deferred Compensation (j)	276,799	276,799	276,799	0		276,799		276,799		276,799

Term Life Insurance	0	0	0	0		0		750,000		0

Health Benefits	0	0	40,614 (k)	0		0		0		0

Total	$276,799	$276,799	$1,897,667	$1,906,932		$4,613,198		$2,708,806		$1,958,806

(a)	As described above under the heading “Change in Control Severance Plan,” under the CIC Plan, if payments due in connection with a change in control are subject to excise taxes under Code Section 280G, we will pay Mr. Barnard an additional “gross up” amount so that his after-tax benefits are the same as though no excise tax had been applied. However, we determined that we would not need to pay any such “gross up” amount to Mr. Barnard if we experienced a change in control for purposes of the CIC Plan on November 30, 2008 based on the following major assumptions: (i) stock options and SARs assumed paid out based on an assumed value of $11.63 less applicable exercise prices, and other equity awards valued assuming a fair market value of $11.63; and (ii) payments for accelerated vesting of time-based equity and Retirement Plan payouts valued using Treas. Reg. Section 1.280G-1 Q&A 24(c).

(b)	Severance based on a multiple of 1.5 times current annual base salary plus average bonus paid (including bonuses paid in equity) for fiscal years ending November 30, 2007, November 30, 2006, and November 30, 2005, as provided by the Executive Severance Plan. Mr. Barnard’s average bonus has been capped under the terms of the plan at $750,210, which is 2.5 times his annual base salary.

(c)	Severance based on a multiple of two times average annual base salary plus average bonus paid (including bonuses paid in equity) for fiscal years ending November 30, 2007, November 30, 2006, and November 30, 2005, as provided by the CIC Plan.

(d)	Assumes awards paid at target performance levels for a change in control. For death and disability, amounts reflect a pro-rated target payment based on the number of months the award is outstanding. “UPP-11” represents UPP performance units granted for the performance period that ended on November 30, 2008.

(e)	If termination were an approved retirement under the UPP-11 plan, Mr. Barnard would be entitled to receive a pro-rated target payment based on fiscal years ending November 30, 2008, November 30, 2007, and November 30, 2006. For UPP-11, the retirement payout would be $325,000.

(f)	Equity awards valued using the price of our common stock as of November 30, 2008, which was $11.63. Phantom share values include accrued dividends on awards.

(g)	As of November 30, 2008, Mr. Barnard had not elected to receive a lump sum benefit under the Retirement Plan upon a change in control. To comply with Code Section 409A, we amended the terms of the Retirement Plan, effective January 1, 2009. Under the amended terms, in the event of a change in control, the Retirement Plan benefit will be payable as a lump sum benefit determined using the long-term AFR discount rate at the time of the change in control, and would be $1,861,954.

(h)	Reflects present values of accrued benefit as of November 30, 2008 using an annual discount rate of 6.5% (consistent with SFAS No. 87 valuations).

(i)	To comply with Code Section 409A, we amended the terms of the Retirement Plan, effective January 1, 2009. Under the amended terms, the plan benefit for Mr. Barnard’s designated beneficiaries upon his death would have been $1,861,954.

(j)	Deferred compensation balances include deferrals and earnings in the amount of $259,851.

(k)	Assumes we make monthly contributions for medical, dental and vision benefits in the amount of approximately $2,256 per month for 18 months.

Post-Employment Payments – Mr. Masuda
			Involuntary		Change in
			Termination	Change in	Control With
		Involuntary	Without Cause/	Control	Termination for
Executive Payments and Benefits upon	Voluntary	Termination for	Termination for	Without	Good Reason or
Termination or Change in Control	Termination	Cause	Good Reason	Termination	Without Cause	Death	Disability
Compensation

Severance	$0	$0	$1,158,750 (a)	$0	$748,507 (b)	$0	$0

Long-term Incentives

Cash LTI Awards (c)

UPP - 11	0	0	0	100,000	100,000	100,000	100,000

Acceleration of Unvested Equity (d)

Phantom Shares	0	0	0	227,988	227,988	0	0

Benefits & Perquisites

Term Life Insurance	0	0	0	0	0	750,000	0

Health Benefits	0	0	47,039 (e)	0	0	0	0

Total	$0	$0	$1,205,789	$327,988	$1,076,495	$850,000	$100,000

(a)	Severance based on a multiple of 1.5 times current annual base salary plus average bonus paid (including bonuses paid in equity) for fiscal years ending November 30, 2007, November 30, 2006, and November 30, 2005, as provided by the Executive Severance Plan.

(b)	Severance based on a multiple of one times average annual base salary plus average bonus paid (including bonuses paid in equity) for fiscal years ending November 30, 2007, November 30, 2006, and November 30, 2005, as provided by the CIC Plan.

(c)	Assumes awards paid at target performance levels for a change in control. For death and disability, amounts reflect a pro-rated target payment based on the number of months the award is outstanding. “UPP-11” represents UPP performance units granted for the performance period that ended on November 30, 2008.

(d)	Equity awards valued using the price of our common stock as of November 30, 2008, which was $11.63. Phantom share values include accrued dividends on awards.

(e)	Assumes we make monthly contributions for medical, dental and vision benefits in the amount of approximately $2,613 per month for 18 months.

◆	◆
Audit and Compliance Committee Report

The Audit and Compliance Committee of the Board of Directors acts under a written charter.

Under its charter, the Audit and Compliance Committee assists the Board of Directors in fulfilling the Board’s responsibility for oversight of KB Home’s financial reporting process and practices, and its internal control over financial reporting. Management is primarily responsible for KB Home’s financial statements, the reporting process and assurance for the adequacy of the internal control over financial reporting. KB Home’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of KB Home’s financial statements and KB Home’s internal control over financial reporting, and for expressing an opinion on the conformity of KB Home’s audited financial statements to generally accepted accounting principles used in the United States and the adequacy of KB Home’s internal control over financial reporting.

In this context, the Audit and Compliance Committee has reviewed and discussed with management and Ernst & Young LLP KB Home’s audited financial statements. The Audit and Compliance Committee has discussed with Ernst & Young LLP the matters required to be discussed in accordance with the standards of the Public Company Accounting Oversight Board. In addition, the Audit and Compliance Committee has received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding an independent accountant’s communications with a registrant’s audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from KB Home and KB Home’s management.

The Audit and Compliance Committee has also reviewed management’s 2008 fiscal year documentation, testing and evaluation of the adequacy of KB Home’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and related rules and regulations, and has been apprised by both management and Ernst & Young LLP on management’s processes and activities in this regard. Following the conclusion of the 2008 fiscal year, management reviewed with the Audit and Compliance Committee its report on the effectiveness of KB Home’s internal control over financial reporting.

In reliance on the reviews, reports and discussions referred to above, the Audit and Compliance Committee recommended to the Board, and the Board approved, that the audited financial statements be included in KB Home’s Annual Report on Form 10-K for the fiscal year ended November 30, 2008, for filing with the Securities and Exchange Commission.

This report is respectfully submitted by the members of the Audit and Compliance Committee:

Melissa Lora, Chair
Timothy W. Finchem
Robert L. Johnson
Michael G. McCaffery
Luis G. Nogales

◆	◆
Independent Auditor Fees and Services

Auditor Fees and Services in Our 2008 and 2007 Fiscal Years

Ernst & Young LLP served as our independent registered public accounting firm for our 2008 and 2007 fiscal years. Services provided by Ernst & Young LLP and related fees in each of our last two fiscal years were as follows:

	Fiscal Year Ended
	(in thousands)
	2008	2007
Audit Fees	$1,126	$1,317

Audit-Related Fees	36	31

Tax Fees	51	25

All Other Fees	0	0

Total Fees:	$1,213	$1,373

In each of our 2008 and 2007 fiscal years, audit fees included an annual consolidated financial statement audit, audits of our financial services subsidiary and audit services performed in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related fees included 401(k) Savings Plan audits and accounting consultations.

Tax fees included fees for review of our federal income tax return, as well as several state income tax returns.

Auditor Services Pre-Approval Policy

In 2003, the Audit Committee approved a policy that requires the Audit Committee to pre-approve all services our principal independent registered public accounting firm provides to us, including audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee may pre-approve a particular category or group of services for up to a year, subject to a specific budget. In other cases, the Audit Committee Chair may pre-approve additional services and later report the pre-approval to the full Audit Committee.

The Audit Committee approved all audit and permitted non-audit services provided by Ernst & Young LLP during our 2008 fiscal year in accordance with this policy.

◆	◆
Other Matters

Certain Relationships and Related Party Transactions

Per its charter, the Nominating/Governance Committee must review and approve or ratify any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) in which we participate and in which a director, a director nominee, an executive officer or a beneficial owner of five percent or more of our common stock (or, in each case, an Immediate Family Member thereof) had or will have a direct or indirect material interest (a “Covered Transaction”), except as provided below or as otherwise determined by the Board. An “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, director nominee, executive officer or beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or beneficial owner.

All Covered Transactions are subject to approval or ratification by the Nominating/Governance Committee in accordance with the following procedures:

•	the Nominating/Governance Committee will approve or ratify a Covered Transaction if, based on a review of all material facts of the transaction and feasible alternatives, the Nominating/Governance Committee deems the transaction to be in our and our stockholders’ best interests.

•	no director who has a direct or indirect material interest in a Covered Transaction will be included in any consideration of, or in any approval or ratification of, the transaction, provided that each such director will supply to the Nominating/Governance Committee or to the Board, as appropriate, all material information about the transaction.

•	the Nominating/Governance Committee will consider Covered Transactions for approval or ratification at each regularly scheduled Nominating/Governance Committee meeting, or as circumstances otherwise require, and will annually review any ongoing Covered Transaction approved or ratified hereunder to assess if the transaction remains appropriate under the terms hereof. The Nominating/Governance Committee may establish guidelines for our management to follow with respect to any ongoing Covered Transactions.

•	the Nominating/Governance Committee will oversee, as appropriate, our disclosure of Covered Transactions as required by federal securities laws.

•	the Nominating/Governance Committee has reviewed the following Covered Transactions and determined that each of these transactions will be deemed to be pre-approved or ratified (as applicable) by the Nominating/Governance Committee:

•	any transaction in which the total amount involved is equal to or less than $120,000;

•	the employment and compensation (a) of a director or executive officer if the individual’s compensation is reported in our annual proxy statement, or (b) of any other executive officer who is not an Immediate Family Member of one of the foregoing individuals or a director nominee if such executive officer’s compensation was approved, or recommended for approval, by the Compensation Committee;

•	any transaction that would not (a) need to be reported under federal securities laws, (b) be deemed to impair a director’s independence under our Corporate Governance Principles and (c) be deemed to be a conflict of interest under our Ethics Policy; and

•	any transaction where an individual’s interest therein arises solely from ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis.

The Nominating/Governance Committee determined that there were no Covered Transactions during our 2008 fiscal year.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on written representations furnished to us from reporting persons and our review of Forms 3, 4 and 5 and any amendments thereto furnished to us, we believe all such Forms required to be filed during our 2008 fiscal year under Section 16(a) of the Securities Exchange Act, as amended, were filed on a timely basis by our reporting persons.

Stockholder Proposals for Our 2010 Annual Meeting of Stockholders

To be included in the Proxy Statement and form of proxy for our 2009 Annual Meeting of Stockholders, we must receive no later than November 6, 2009 any proposal of a stockholder intended to be presented at that meeting. Further, the Board-designated proxies for our 2010 Annual Meeting of Stockholders will use their discretionary voting authority with respect to any proposal presented at the meeting by a stockholder who does not provide us with written notice of the proposal on or prior to January 20, 2010.

By Order of the Board of Directors,

Wendy C. Shiba
Executive Vice President, General Counsel and
Corporate Secretary

Los Angeles, California

Attachment A

Protective Amendment to
KB Home’s Restated Certificate of Incorporation

Below is the proposed Protective Amendment to KB Home’s Restated Certificate of Incorporation (the “Restated Certificate”). If the Protective Amendment is adopted, this language would be inserted in the Restated Certificate as a new Article Ninth, and existing Article Ninth would be renumbered as Article Tenth.

NINTH: The following provisions provide for certain restrictions on transfers of Common Stock.

(a) Definitions. As used in this Article Ninth, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

(1) “5-percent Transaction” means any Transfer described in paragraph (1) or paragraph (2) of section (b) of this Article Ninth.

(2) “5-percent Stockholder” means a Person or group of Persons that is a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation § 1.382-2T(g).

(3) “Agent” has the meaning set forth in section (e) of this Article Ninth.

(4) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rulings issued thereunder.

(5) “Common Stock” means any interest in Common Stock that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

(6) “Corporation Security” or “Corporation Securities” means (A) shares of Common Stock, (B) shares of Special Common Stock, (C) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (D) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation, and (E) any Stock.

(7) “Effective Date” means the date of filing of this Certificate of Amendment of Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware.

(8) “Excess Securities” has the meaning given to such term in paragraph (1) of section (d) of this Article Ninth.

(9) “Expiration Date” means the earliest of (A) the time at which Section 382 of the Code or any successor statute is repealed, if the Board of Directors determines that this Article Ninth is no longer necessary for the preservation of Tax Benefits, (B) the first day of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward, or (C) such other date as the Board of Directors shall fix in accordance with section (k) of this Article Ninth.

(10) “Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code, as determined in accordance with the Treasury Regulation §§ 1.382-2T(g), (h), (j) and (k) or any successor provision.

(11) “Person” means any individual, firm, corporation or other legal entity, and includes any successor (by merger or otherwise) of such entity; provided, however, that a Person shall not mean a Public Group.

(12) “Pre-existing 5-percent Stockholder” means (A) any Person that has filed a Schedule 13D or 13G with respect to the Common Stock on or before the Effective Date and (B) any “5-percent owner” or “higher tier entity” of any Person described in the foregoing clause (A) within the meaning of Treasury Regulation §§ 1.382-2T(f)(10) and 1.382-2T(f)(14).

(13) “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

(14) “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article Ninth.

(15) “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

(16) “Purported Transferee” has the meaning set forth in paragraph (1) of section (d) of this Article Ninth.

(17) “Securities” and “Security” each has the meaning set forth in section (g) of this Article Ninth.

(18) “Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

(19) “Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

(20) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(21) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group, including, without limitation, the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)), but shall not include (A) the creation or grant of an option by the Corporation, or (B) the issuance of Stock by the Corporation.

(22) “Transferee” means any Person to whom Corporation Securities are Transferred.

(23) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

(b) Transfer And Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Article Ninth, except as otherwise provided by section (c) of this Article Ninth, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio (1) if the transferor is a 5-percent Stockholder or (2) to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (A) any Person or group of Persons would become a 5-percent Stockholder or (B) the Percentage Stock Ownership in the Corporation of any 5-percent Stockholder would be increased.

(c) Exceptions. (1) Notwithstanding anything to the contrary herein, if a Transfer by (but not to) a Pre-existing 5-percent Stockholder otherwise would be prohibited by section (b) of this Article Ninth, such Transfer shall not be prohibited under section (b) if both of the following conditions are met: (A) such Transfer does not increase the Percentage Stock Ownership of any 5-percent Stockholder or create a new 5-percent Stockholder, in each case other than a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) and (B) the Stock that is the subject of the Transfer was acquired by such Pre-existing 5-percent Stockholder prior to the Effective Date.

(2) The restrictions set forth in section (b) of this Article Ninth shall not apply to an attempted Transfer that is a 5-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this section (c), the Board of Directors, may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 of the Code limitation on the use of the Tax Benefits; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article Ninth through duly authorized officers or agents of the Corporation. Nothing in this section (c) shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(d) Excess Securities. (1) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to section (e) of this Article Ninth or until an approval is obtained under section (c) of this Article Ninth. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this section (d) or section (e) of this Article Ninth shall also be a Prohibited Transfer.

(2) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article Ninth, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of stock and other evidence that a Transfer will not be prohibited by this Article Ninth as a condition to registering any transfer.

(e) Transfer to Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in a manner that would not disrupt the market for the Corporation Securities or otherwise would affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to section (f) of this Article Ninth if the Agent rather than the Purported Transferee had resold the Excess Securities.

(f) Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (1) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder, (2) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors, and (3) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against the Corporation. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this section (f). In no event shall the proceeds of any sale of Excess Securities pursuant to this section (f) inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

(g) Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law (“Securities,” and individually, a “Security”) but which would cause a 5-percent Stockholder to violate a restriction on Transfers provided for in this Article Ninth, the application of section (e) and section (f) of this Article Ninth shall be modified as described in this section (g). In such case, no such 5-percent Stockholder shall be required to dispose of any interest that is not a Security, but such 5-percent Stockholder and/or any Person whose ownership of Securities is attributed to such 5-percent Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 5-percent Stockholder, following such disposition, not to be in violation of this Article Ninth. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in sections (e) and (f) of this Article Ninth, except that the maximum aggregate amount payable either to such 5-percent Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 5-percent Stockholder or such other Person. The purpose of this section (g) is to extend the restrictions in sections (b) and (e) of this Article Ninth to situations in which there is a 5-percent Transaction without a direct Transfer of Securities, and this section (g), along with the other provisions of this Article Ninth, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

(h) Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to section (e) of this Article Ninth (whether or not made within the time specified in section (e) of this Article Ninth), then the Corporation shall promptly take all actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this section (h) shall: (1) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article Ninth being void ab initio, (2) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, or (3) cause any failure of the Corporation to act within the time periods set forth in section (e) of this Article Ninth to constitute a waiver or loss of any right of the Corporation under this Article Ninth. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article Ninth.

(i) Liability. To the fullest extent permitted by law, any stockholder subject to the provisions of this Article Ninth who knowingly violates the provisions of this Article Ninth and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

(j) Obligation to Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article Ninth or the status of the Tax Benefits of the Corporation.

(k) Legends. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this Article Ninth bear the following legend:

“THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF COMMON STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A FIVE PERCENT SHAREHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CERTIFICATE OF INCORPORATION TO CAUSE THE FIVE PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under section (c) of this Article Ninth also bear a conspicuous legend referencing the applicable restrictions.

(l) Authority of Board of Directors. (1) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article Ninth, including, without limitation, (A) the identification of 5-percent Stockholders, (B) whether a Transfer is a 5-percent Transaction or a Prohibited Transfer, (C) the Percentage Stock Ownership in the Corporation of any 5-percent Stockholder, (D) whether an instrument constitutes a Corporation Security, (E) the amount (or fair market value) due to a Purported Transferee pursuant to section (f), and (F) any other matters which the Board of Directors determines to be relevant. The good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Ninth. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind bylaws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article Ninth for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article Ninth.

(2) Nothing contained in this Article Ninth shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits.

(3) In the case of an ambiguity in the application of any of the provisions of this Article Ninth, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article Ninth requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article Ninth. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent and all other parties for all other purposes of this Article Ninth. The Board of Directors may delegate all or any portion of its duties and powers under this Article Ninth to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article Ninth through duly authorized officers or agents of the Corporation. Nothing in this Article Ninth shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(m) Reliance. To the fullest extent permitted by law, the Corporation and the directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article Ninth, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

(n) Benefits of This Article Ninth. Nothing in this Article Ninth shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article Ninth. This Article Ninth shall be for the sole and exclusive benefit of the Corporation and the Agent.

(o) Severability. The purpose of this Article Ninth is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article Ninth or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article Ninth.

(p) Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article Ninth, (1) no waiver will be effective unless expressly contained in a writing signed by the waiving party and (2) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

Attachment B

Successor Rights Plan

Rights Agreement

Dated as of January 22, 2009,

By and Between

KB Home

and

Mellon Investor Services LLC,
as Rights Agent

RIGHTS AGREEMENT

This Rights Agreement, dated as of January 22, 2009 (this “Agreement”), is made and entered into by and between KB Home, a Delaware corporation, and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent.

RECITALS

WHEREAS, on January 22, 2009, the Board of Directors of the Company (as hereinafter defined) authorized and declared a dividend distribution of one right (a “Right”) for each share of Common Stock, par value $1.00 per share, of the Company (a “Common Share”) outstanding as of the Close of Business (as hereinafter defined) on March 5, 2009 (the “Record Date”), each Right initially representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), on the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each Common Share issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date (as hereinafter defined) and the Expiration Date (as hereinafter defined) or as provided in Section 22.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:

1.       Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a)       “Acquiring Person” means any Person (other than the Company, any Related Person or any Exempt Person) who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner of 4.9% or more of the then-outstanding Common Shares; provided, however, that (i) any Person who would otherwise qualify as an Acquiring Person as of the Effective Time will not be deemed to be an Acquiring Person for any purpose of this Agreement unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of any additional Common Shares, other than (1) pursuant to any agreement or regular-way purchase order for Common Shares that is in effect on or prior to the Effective Time and consummated in accordance with its terms after the Effective Time or (2) as a result of a stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares becomes an Affiliate or Associate of such Person, provided that the exclusion in this clause (i) shall cease to apply with respect to any Person at such time as such Person, together with all Affiliates and Associates of such Person, ceases to Beneficially Own 4.9% or more of the then-outstanding Common Shares, (ii) a Person will not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares thereafter becomes an Affiliate or Associate of such Person, and (iii) a Person will not be deemed to have become an Acquiring Person solely as a result of an Exempt Transaction unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares thereafter becomes an Affiliate or Associate of such Person. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person” as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable or agrees in writing with the Company to divest, a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person” as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

(b)       “Affiliate” and “Associate” will have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, and to the extent not included within the foregoing clause of this Section 1(b), will also include, with respect to any Person, any other Person (other than a Related Person or an Exempt Person) whose Common Shares would be deemed constructively owned by such first Person, owned by a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with Common Shares owned by such first Person pursuant to the provisions of the Code or the Treasury Regulations, provided, however, that a Person will not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were Directors of the Company.

(c)       A Person will be deemed the “Beneficial Owner” of, and to “Beneficially Own,” any securities:

(i)       which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement;

(ii)       the beneficial ownership of which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants, options or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person will not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

(iii)       which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

(iv)       of which any other Person is the Beneficial Owner, if such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company;

provided, however, that a Person will not be deemed the Beneficial Owner of, or to Beneficially Own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided further, however, that nothing in this Section 1(c) will cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the Directors of the Company may determine in any specific case. Notwithstanding anything in this Agreement to the contrary, to the extent not included within the foregoing provisions of this Section 1(c), a Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own” or have “beneficial ownership” of, any securities which such Person would be deemed to constructively own or which otherwise would be aggregated with securities owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision.

(d)       “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or New Jersey are authorized or obligated by law or executive order to close.

(e)       “Close of Business” on any given date means 5:00 p.m., California time, on such date; provided, however, that if such date is not a Business Day, it means 5:00 p.m., California time, on the next succeeding Business Day.

(f)       “Code” means the Internal Revenue Code of 1986, as amended.

(g)       “Common Shares” when used with reference to the Company means the shares of Common Stock, par value $1.00 per share, of the Company; provided, however, that if the Company is the continuing or surviving corporation in a transaction described in Section 13(a)(ii), “Common Shares” when used with reference to the Company means shares of the capital stock or units of the equity interests with the greatest aggregate voting power of the Company. “Common Shares” when used with reference to any corporation or other legal entity other than the Company, including an Issuer, means shares of the capital stock or units of the equity interests with the greatest aggregate voting power of such corporation or other legal entity.

(h)       “Company” means KB Home, a Delaware corporation.

(i)       “Distribution Date” means the earlier of: (i) the Close of Business on the tenth calendar day following the Share Acquisition Date (or, if the tenth calendar day after the Share Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), or (ii) the Close of Business on the tenth Business Day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Board of Directors of the Company) after the commencement of a tender or exchange offer by any Person (other than the Company, any Related Person or any Exempt Person), if upon the consummation thereof such Person would be the Beneficial Owner of 4.9% or more of the then-outstanding Common Shares.

(j)       “Effective Time” means immediately prior to the Close of Business on March 5, 2009.

(k)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)       “Exempt Person” means a Person whose Beneficial Ownership (together with all Affiliates and Associates of such Person) of 4.9% or more of the then-outstanding Common Shares will not, as determined by the Board of Directors of the Company in its sole discretion, jeopardize or endanger the availability to the Company of any Tax Benefit, provided, however, that such a Person will cease to be an Exempt Person if the Board of Directors of the Company makes a contrary determination in its sole discretion with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates and Associates of such Person), regardless of the reason for such contrary determination.

(m)       “Exempt Transaction” means any transaction that the Board of Directors of the Company determines, in its sole discretion, is exempt for purposes of this Agreement.

(n)       “Expiration Date” means the earliest of (i) the Close of Business on the tenth anniversary of the Record Date, (ii) the time at which the Rights are redeemed as provided in Section 23, (iii) the time at which all exercisable Rights are exchanged as provided in Section 24, (iv) the Close of Business on the effective date of the repeal of Section 382 of the Code or any successor provision or replacement provision if the Board of Directors of the Company determines that this Agreement is no longer necessary for the preservation of Tax Benefits, (v) the Close of Business on the first day of a taxable year of the Company to which the Board of Directors of the Company determines that no Tax Benefits may be carried forward, and (vi) the Close of Business on March 5, 2010, if Shareholder Approval has not been obtained prior to such date.

(o)       “Flip-in Event” means any event described in clauses (A), (B) or (C) of Section 11(a)(ii).

(p)       “Flip-over Event” means any event described in clauses (i), (ii) or (iii) of Section 13(a).

(q)       “Issuer” has the meaning set forth in Section 13(b).

(r)       “Person” means any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust or other legal entity, group of persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise, and includes any successor (by merger or otherwise) of such entity.

(s)       “Preferred Shares” means shares of Series A Participating Cumulative Preferred Stock, par value $1.00 per share, of the Company.

(t)       “Purchase Price” means initially $85.00 per one one-hundredth of a Preferred Share, subject to adjustment from time to time as provided in this Agreement.

(u)       “Record Date” has the meaning set forth in the Recitals to this Agreement.

(v)       “Redemption Price” means $0.001 per Right, subject to adjustment by resolution of the Board of Directors of the Company to reflect any stock split, stock dividend or similar transaction occurring after the Record Date.

(w)       “Related Person” means (i) any Subsidiary of the Company or (ii) any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan.

(x)       “Right” has the meaning set forth in the Recitals to this Agreement.

(y)       “Right Certificates” means certificates evidencing the Rights, in substantially the form attached as Exhibit A.

(z)       “Rights Agent” means Mellon Investor Services LLC, unless and until a successor Rights Agent has become such pursuant to the terms of this Agreement, and thereafter, “Rights Agent” means such successor Rights Agent.

(aa)   “Securities Act” means the Securities Act of 1933, as amended.

(bb)   “Share Acquisition Date” means the first date of public announcement by the Company (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.

(cc)   “Shareholder Approval” means the approval of this Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding Common Shares of the Company entitled to vote (excluding the vote of any Acquiring Person), and that are present in person or represented by proxy, and are voted on the proposal to approve this Agreement, at a duly called meeting of shareholders of the Company (or any adjournment or postponement thereof) at which a quorum is present.

(dd)   “Subsidiary” when used with reference to any Person means any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person; provided, however, that for purposes of Section 13(b), “Subsidiary” when used with reference to any Person means any corporation or other legal entity of which at least 20% of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

(ee)   “Tax Benefits” means the net operating loss carry-overs, capital loss carry-overs, general business credit carry-overs, alternative minimum tax credit carry-overs and foreign tax credit carry-overs, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code or any successor provision or replacement provision, of the Company or any direct or indirect subsidiary thereof.

(ff)   “Trading Day” means any day on which the principal national securities exchange or quotation system on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange or quotation system, a Business Day.

(gg)   “Treasury Regulations” means final, temporary and proposed income tax regulations promulgated under the Code, including any amendments thereto.

(hh)   “Triggering Event” means any Flip-in Event or Flip-over Event.

2.       Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent; provided that the respective duties of the Rights Agent and any Co-Rights Agent shall be as the Company shall determine and the Company shall provide written notice thereof to the Rights Agent. To the extent that any Co-Rights Agent takes any action pursuant to this Agreement, such Co-Rights Agent will be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement.

3.       Issue of Right Certificates. (a) Until the Distribution Date, (i) the Rights will be evidenced by the certificates representing Common Shares registered in the names of the record holders thereof, which certificates representing Common Shares will also be deemed to be Right Certificates (or, if the Common Shares are uncertificated, by the registration of the associated Common Shares on the stock transfer books of the Company), (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares, and (iii) the transfer of any Common Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with such Common Shares. Commencing as promptly as practicable after the Record Date, the Company will make available a copy of a Summary of Rights to Purchase Preferred Stock in substantially the form attached as Exhibit B to any holder of Rights who may request it from time to time prior to the Expiration Date.

(b)       Rights will be issued by the Company in respect of all Common Shares (other than Common Shares issued upon the exercise or exchange of any Right) issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates evidencing such Common Shares will have stamped on, impressed on, printed on, written on, or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Common Shares may from time to time be listed or quoted, or to conform to usage:

This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between KB Home and Mellon Investor Services LLC, dated as of January 22, 2009 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of KB Home. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this Certificate. KB Home will mail to the holder of this Certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void.

(c)       Any Right Certificate issued pursuant to this Section 3 that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate and any Right Certificate issued pursuant to Section 6 or 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall be subject to and contain the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage:

The Rights represented by this Right Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 11(a)(ii) or Section 13 of the Rights Agreement.

(d)       As promptly as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send), by first class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Right for each Common Share so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates. The Company shall promptly notify the Rights Agent upon the occurrence of the Distribution Date. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(e)       In the event that the Company purchases or otherwise acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares will be deemed canceled and retired so that the Company will not be entitled to exercise any Rights associated with the Common Shares so purchased or acquired.

4.       Form of Right Certificates. The Right Certificates (and the form of election to purchase and the form of assignment to be printed on the reverse thereof) will be substantially in the form attached as Exhibit B with such changes and marks of identification or designation, and such legends, summaries or endorsements printed thereon, as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 22, the Right Certificates, whenever issued, on their face will entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as are set forth therein at the Purchase Price set forth therein, but the Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding will be subject to adjustment as provided herein.

5.       Countersignature and Registration. (a) The Right Certificates will be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and will have affixed thereto the Company’s seal or a facsimile thereof which will be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates will be countersigned by the Rights Agent, either manually or by facsimile signature, and will not be valid for any purpose unless so countersigned. In case any officer of the Company who signed any of the Right Certificates ceases to be such an officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such an officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, is a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b)       Following the Distribution Date, receipt by the Rights Agent of notice to that effect and all other relevant information referred to in Section 3, the Rights Agent will keep or cause to be kept, at the office of the Rights Agent designated for such purpose and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any quotation system on which the Rights may from time to time be listed or quoted, books for registration and transfer of the Right Certificates issued hereunder. Such books will show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

6.       Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Sections 7(d) and 14, at any time after the Close of Business on the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates representing exercisable Rights may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any such Right Certificate or Right Certificates must make such request in a writing delivered to the Rights Agent and must surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. The Rights Certificates are transferable only on the registry books of the

Rights Agent. Thereupon or as promptly as practicable thereafter, subject to the provisions of Sections 7(d) and 14, the Company will prepare, execute and deliver to the Rights Agent, and the Rights Agent will countersign and deliver, a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation under any Section of this Agreement requiring the payment of taxes and/or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(b)       Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will prepare, execute and deliver a new Right Certificate of like tenor to the Rights Agent and the Rights Agent will countersign and deliver such new Right Certificate to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

7.       Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Expiration Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment in cash, in lawful money of the United States of America by certified check or bank draft payable to the order of the Company, equal to the sum of (i) the exercise price for the total number of securities as to which such surrendered Rights are exercised and (ii) an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with the provisions of Section 9(d).

(b)       Upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase properly completed and duly executed, accompanied by payment as described above, the Rights Agent will promptly (i) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates representing the number of one one-hundredths of a Preferred Share to be purchased or, in the case of uncertificated shares or other securities, requisition from any transfer agent therefor a notice setting forth such number of shares or other securities to be purchased for which registration will be made on the stock transfer books of the Company (and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests), or, if the Company elects to deposit Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (and the Company hereby irrevocably authorizes and directs such depositary agent to comply with all such requests), (ii) after receipt of such certificates (or notices or depositary receipts, as the case may be), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) when necessary to comply with this Agreement, requisition from the Company or any transfer agent therefor (or make available, if the Rights Agent is the transfer agent) certificates representing the number of equivalent common shares (or, in the case of uncertificated shares, a notice of the number of equivalent common shares for which registration will be made on the stock transfer books of the Company) to be issued in lieu of the issuance of Common Shares in accordance with the provisions of Section 11(a)(iii), (iv) when necessary to comply with this Agreement, after receipt of such certificates or notices, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (v) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with the provisions of Section 14 or in lieu of the issuance of Common Shares in accordance with the provisions of Section 11(a)(iii), (vi) when necessary to comply with this Agreement, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate, and (vii) when necessary to comply with this Agreement, deliver any due bill or other instrument provided to the Rights Agent by the Company for delivery to the registered holder of such Right Certificate as provided by Section 11(l).

(c)       In case the registered holder of any Right Certificate exercises less than all the Rights evidenced thereby, the Company will prepare, execute and deliver a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised and the Rights Agent will countersign and deliver such new Right Certificate to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14.

(d)       Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company will be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Right Certificate pursuant to Section 6 or exercise of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right Certificate has (i) properly completed and duly signed the certificate following the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Right Certificate surrendered for such transfer, split up, combination, exchange or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company may reasonably request.

8.       Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange will, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, will be canceled by it, and no Right Certificates will be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Company will deliver to the Rights Agent for cancellation and retirement, and the Rights Agent will so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent will deliver all canceled Right Certificates to the Company, or will, at the written request of the Company, destroy such canceled Right Certificates, and in such case will deliver a certificate of destruction thereof to the Company.

9.       Company Covenants Concerning Securities and Rights. The Company covenants and agrees that:

(a)       It will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, a number of Preferred Shares that will be sufficient to permit the exercise pursuant to Section 7 of all outstanding Rights.

(b)       So long as the Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) issuable upon the exercise of the Rights may be listed on a national securities exchange or quoted on a quotation system, it will endeavor to cause, from and after such time as the Rights become exercisable, all securities reserved for issuance upon the exercise of Rights to be listed on such exchange or quoted on such system, upon official notice of issuance upon such exercise.

(c)       It will take all such action as may be necessary to ensure that all Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) delivered (or evidenced by registration on the stock transfer books of the Company) upon exercise of Rights, at the time of delivery of the certificates for (or registration of) such securities, will be (subject to payment of the Purchase Price and compliance with all other applicable provisions of this Agreement) duly authorized, validly issued, fully paid and nonassessable securities.

(d)       It will pay when due and payable any and all taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates representing securities issued upon the exercise of Rights (or, if such securities are uncertificated, the registration of such securities on the stock transfer books of the Company); provided, however, that the Company will not be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts representing (or the registration of) securities issued upon the exercise of Rights in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates, depositary receipts or notices representing securities issued upon the exercise of any Rights until any such tax or charge has been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s reasonable satisfaction that no such tax is due.

(e)       It will use its best efforts (i) to file on an appropriate form, as soon as practicable following the later of the Share Acquisition Date and the Distribution Date, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the applicable state securities or “blue sky” laws in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement and to permit it to become effective. Upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company determines that a registration statement should be filed under the Securities Act or any state securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights in each relevant jurisdiction until such time as a registration statement has been declared effective and, upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9(e) and give the Rights Agent a copy of such announcement. Notwithstanding anything in this Agreement to the contrary, the Rights will not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction has not been effected or the exercise of the Rights is not permitted under applicable law.

(f)       Notwithstanding anything in this Agreement to the contrary, after the later of the Share Acquisition Date and the Distribution Date the Company will not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

(g)       In the event that the Company is obligated to issue other securities of the Company and/or pay cash pursuant to Section 11, 13, 14 or 24, it will make all arrangements necessary so that such other securities and/or cash are available for distribution by the Rights Agent, if and when appropriate.

10.       Record Date. Each Person in whose name any certificate representing Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued (or in which such securities are registered upon the stock transfer books of the Company) upon the exercise of Rights will for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate (or registration) will be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price and all applicable taxes was duly made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for the Preferred Shares (or Common Shares and/or other securities, as the case may be) are closed, such Person will be deemed to have become the record holder of such securities on, and such certificate (or registration) will be dated, the next succeeding Business Day on which the transfer books of the Company for the Preferred Shares (or Common Shares and/or other securities, as the case may be) are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate will not be entitled to any rights of a holder of any security for which the Rights are or may become exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and will not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

11.       Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights. The Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)       (i)       In the event that the Company at any time after the Record Date (A) declares a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivides the outstanding Preferred

Shares, (C) combines the outstanding Preferred Shares into a smaller number of Preferred Shares, or (D) issues any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification and/or the number and/or kind of shares of capital stock issuable on such date upon exercise of a Right, will be proportionately adjusted so that the holder of any Right exercised after such time is entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company for the Preferred Shares were open, the holder of such Right would have owned upon such exercise (and, in the case of a reclassification, would have retained after giving effect to such reclassification) and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) or Section 13, the adjustment provided for in this Section 11(a)(i) will be in addition to, and will be made prior to, any adjustment required pursuant to Section 11(a)(ii) or Section 13.

(ii)       Subject to the provisions of Section 24, if:

(A)       any Person becomes an Acquiring Person; or

(B)       any Acquiring Person or any Affiliate or Associate of any Acquiring Person, directly or indirectly, (1) merges into the Company or otherwise combines with the Company and the Company is the continuing or surviving corporation of such merger or combination (other than in a transaction subject to Section 13), (2) merges or otherwise combines with any Subsidiary of the Company, (3) in one or more transactions (otherwise than in connection with the exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries) transfers cash, securities or any other property to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries, or otherwise obtains from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (otherwise than as part of a pro rata distribution to all holders of shares of any class of capital stock of the Company, or any of its Subsidiaries), (4) sells, purchases, leases, exchanges, mortgages, pledges, transfers or otherwise disposes (in one or more transactions) to, from, with or of, as the case may be, the Company or any of its Subsidiaries (otherwise than in a transaction subject to Section 13), any property, including securities, on terms and conditions less favorable to the Company than the Company would be able to obtain in an arm’s-length transaction with an unaffiliated third party, (5) receives any compensation from the Company or any of its Subsidiaries other than compensation as a director or a regular full-time employee, in either case at rates consistent with the Company’s (or its Subsidiaries’) past practices, or (6) receives the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries; or

(C)       during such time as there is an Acquiring Person, there is any reclassification of securities of the Company (including any reverse stock split), or any recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries, or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person), other than a transaction subject to Section 13, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries, or of securities exercisable or exchangeable for or convertible into equity securities of the Company or any of its Subsidiaries, of which an Acquiring Person, or any Affiliate or Associate of any Acquiring Person, is the Beneficial Owner;

then, and in each such case, from and after the latest of the Distribution Date, the Share Acquisition Date and the date of the occurrence of such Flip-in Event, proper provision will be made so that each holder of a Right, except as provided below, will thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), in lieu of Preferred Shares, such number of Common Shares as equals the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), and dividing that product by (y) 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the date of the occurrence of such Flip-in Event. Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights that are Beneficially Owned by (A) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (B) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event, or (C) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the occurrence of a Flip-in Event pursuant to either (1) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Directors of the Company have determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 11(a)(ii), and subsequent transferees of any of such Persons, will be void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company will use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but will have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. Upon the occurrence of a Flip-in Event, no Right Certificate that represents Rights that are or have become null and void pursuant to the provisions of this Section 11(a)(ii) will thereafter be issued pursuant to Section 3 or Section 6, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this Section 11(a)(ii) will be canceled. Upon the occurrence of a Flip-over Event, any Rights that shall not have been previously exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only pursuant to Section 13 and not pursuant to this Section 11(a)(ii). The Company shall notify the Rights Agent of the identity of any such Acquiring Person, Associate or Affiliate, or any nominee of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate, Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

(iii)       Upon the occurrence of a Flip-in Event, if there are not sufficient Common Shares authorized but unissued or issued but not outstanding to permit the issuance of all the Common Shares issuable in accordance with Section 11(a)(ii) upon the exercise of a Right, the Board of Directors of the Company will use its best efforts promptly to authorize and, subject to the provisions of Section 9(e), make available for issuance additional Common Shares or other equity securities of the Company having equivalent voting rights and an equivalent value (as determined in good faith by the Board of Directors of the Company) to the Common Shares (for purposes of this Section 11(a)(iii), “equivalent common shares”). In the event that equivalent common shares are so authorized, upon the exercise of a Right in accordance with the provisions of Section 7, the registered holder will be entitled to receive (A) Common Shares, to the extent any are available, and (B) a number of equivalent common shares, which the Board of Directors of the Company has determined in good faith to have a value equivalent to the excess of (x) the aggregate current per share market value on the date of the occurrence of the most recent Flip-in Event of all the Common Shares issuable in accordance with Section 11(a)(ii) upon the exercise of a Right (the “Exercise Value”) over (y) the aggregate current per share market value on the date of the occurrence of the most recent Flip-in Event of any Common Shares available for issuance upon the exercise of such Right; provided, however, that if at any time after 90 calendar days after the latest of the Share Acquisition Date, the Distribution Date and the date of the occurrence of the most recent Flip-in Event, there are not sufficient Common Shares and/or equivalent common shares available for issuance upon the exercise of a Right, then the Company will be obligated to deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), equivalent common shares (to the extent available) and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the Share Acquisition Date), which securities and cash have an aggregate value equal to the excess of (1) the Exercise Value over (2) the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of the most recent Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right would have been exercisable immediately prior to the date of the occurrence of such Flip-in Event if no other Flip-in Event had previously occurred). To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company will pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis and will continue to make payments on a pro rata basis as promptly as funds become available until the full amount due to each such Rights holder has been paid.

(b)       In the event that the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or securities having equivalent rights, privileges and preferences as the Preferred Shares (for purposes of this Section 11(b), “equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current per share market price of the Preferred Shares (determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which is the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which is in a form other than cash, the value of such consideration will be as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company will not be deemed outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price will be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)       In the event that the Company fixes a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets, stock (other than a dividend payable in Preferred Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the current per share market price of the Preferred Shares (as determined pursuant to Section 11(d)) on such record date or, if earlier, the date on which Preferred Shares begin to trade on an ex-dividend or when issued basis for such distribution, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash, assets or stock so to be distributed or of such subscription rights, options or warrants applicable to one Preferred Share, and the denominator of which is such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. Such adjustments will be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price will again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)       (i)       For the purpose of any computation hereunder, the “current per share market price” of Common Shares on any date will be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights) or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price will be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per Common Share equivalent. The closing price for each day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated quotation system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated quotation system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such market then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If the Common Shares are not publicly held or not so listed or traded, or are not the subject of available bid and asked quotes, “current per share market price” will mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent.

        (ii)       For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares will be determined in the same manner as set forth above for Common Shares in Section 11(d)(i), other than the last sentence thereof. If the current per share market price of the Preferred Shares cannot be determined in the manner provided above, the “current per share market price” of the Preferred Shares will be conclusively deemed to be an amount equal to the current per share market price of the Common Shares multiplied by one hundred (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement). If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, or the subject of available bid and asked quotes, “current per share market price” of the Preferred Shares will mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent. For all purposes of this Agreement, the current per share market price of one one-hundredth of a Preferred Share will be equal to the current per share market price of one Preferred Share divided by one hundred.

(e)       Except as set forth below, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 will be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of a Common Share or other security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 will be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.

(f)       If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised becomes entitled to receive any securities of the Company other than Preferred Shares, thereafter the number and/or kind of such other securities so receivable upon exercise of any Right (and/or the Purchase Price in respect thereof) will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares (and the Purchase Price in respect thereof) contained in this Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares (and the Purchase Price in respect thereof) will apply on like terms to any such other securities (and the Purchase Price in respect thereof).

(g)       All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder will evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)       Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price pursuant to Section 11(b) or Section 11(c), each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share issuable upon exercise of a Right immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)       The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights will be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights will become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company will make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, will be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company will, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to the provisions of Section 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, will cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates so to be distributed will be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and will be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)       Without respect to any adjustment or change in the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Right Certificate issued hereunder.

(k)       Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares or below the then par value, if any, of any other securities of the Company issuable upon exercise of the Rights, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares or such other securities, as the case may be, at such adjusted Purchase Price.

(l)       In any case in which this Section 11 otherwise requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Preferred Shares or other securities of the Company, if any, issuable upon such exercise over and above the number of Preferred Shares or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company delivers to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Preferred Shares or other securities upon the occurrence of the event requiring such adjustment.

(m)       Notwithstanding anything in this Agreement to the contrary, the Company will be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board of Directors of the Company determines to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of Preferred Shares at less than the current per share market price therefor, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares is not taxable to such stockholders.

(n)       Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Record Date prior to the Distribution Date (i) pays a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivides the outstanding Common Shares, (iii) combines the outstanding Common Shares into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, will be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event equals the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which is the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(n) will be made successively whenever such a dividend is paid or such a subdivision, combination or reclassification is effected.

12.       Certificate of Adjusted Purchase Price or Number of Securities. Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in Section 11 or Section 13, the Company will promptly (a) prepare a certificate setting forth such adjustment or describing such event, and a brief, reasonably detailed statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Preferred Shares and the Common Shares a copy of such certificate, and (c) if such adjustment is made after the Distribution Date, mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event that:

(i)       at any time after a Person has become an Acquiring Person, the Company consolidates with, or merges with or into, any other Person and the Company is not the continuing or surviving corporation of such consolidation or merger; or

(ii)       at any time after a Person has become an Acquiring Person, any Person consolidates with the Company, or merges with or into the Company, and the Company is the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares is changed into or exchanged for stock or other securities of any other Person or cash or any other property; or

(iii)       at any time after a Person has become an Acquiring Person, the Company, directly or indirectly, sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one or more transactions, assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons other than the Company or one or more of its wholly owned Subsidiaries;

then, and in each such case, proper provision will be made so that from and after the latest of the Share Acquisition Date, the Distribution Date and the date of the occurrence of such Flip-over Event (A) each holder of a Right thereafter has the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the Share Acquisition Date, such number of duly authorized, validly issued, fully paid, nonassessable and freely tradeable Common Shares of the Issuer, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as equals the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is exercisable immediately prior to the Share Acquisition Date and dividing that product by (y) 50% of the current per share market price of the Common Shares of the Issuer (determined pursuant to Section 11(d)), on the date of the occurrence of such Flip-over Event; (B) the Issuer will thereafter be liable for, and will assume, by virtue of the occurrence of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” will thereafter be deemed to refer to the Issuer; and (D) the Issuer will take such steps (including without limitation the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof are thereafter applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

(b)       For purposes of this Section 13, “Issuer” means (i) in the case of any Flip-over Event described in Sections 13(a)(i) or (ii) above, the Person that is the continuing, surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in Section 13(a)(ii) above), and (ii) in the case of any Flip-over Event described in Section 13(a)(iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; provided, however, that, in any such case, (A) if (1) no class of equity security of such Person is, at the time of such merger, consolidation or transaction and has been continuously over the preceding 12-month period, registered pursuant to Section 12 of the Exchange Act, and (2) such Person is a Subsidiary, directly or indirectly, of another Person, a class of equity security of which is and has been so registered, the term “Issuer” means such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered, the term “Issuer” means whichever of such Persons is the issuer of the equity security having the greatest aggregate market value. Notwithstanding the foregoing, if the Issuer in any of the Flip-over Events listed above is not a corporation or other legal entity having outstanding equity securities, then, and in each such case, (x) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer will be deemed to be references to the Common Shares of the corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and (y) if there is no such corporation or other legal entity having outstanding equity securities, (I) proper provision will be made so that the Issuer creates or otherwise makes available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a kind or kinds of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities; and (II) all other provisions of this Agreement will apply to the issuer of such securities as if such securities were Common Shares.

(c)       The Company will not consummate any Flip-over Event if, (i) at the time of or immediately after such Flip-over Event, there are or would be any rights, warrants, instruments or securities outstanding or any agreements or arrangements in effect which would eliminate or substantially diminish the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such Flip-over Event, the stockholders of the Person who constitutes, or would constitute, the Issuer for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates, or (iii) the form or nature of the organization of the Issuer would preclude or limit the exercisability of the Rights. In addition, the Company will not consummate any Flip-over Event unless the Issuer has a sufficient number of authorized Common Shares (or other securities as contemplated in Section 13(b) above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior to such consummation the Company and the Issuer have duly executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections (a) and (b) of this Section 13 and further providing that as promptly as practicable after the consummation of any Flip-over Event, the Issuer will:

(A)       prepare and file a registration statement under the Securities Act with respect to the Rights and the securities issuable upon exercise of the Rights on an appropriate form, and use its best efforts to cause such registration statement to (1) become effective as soon as practicable after such filing and (2) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

(B)       take all such action as may be appropriate under, or to ensure compliance with, the applicable state securities or “blue sky” laws in connection with the exercisability of the Rights; and

(C)       deliver to holders of the Rights historical financial statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

(d)       The provisions of this Section 13 will similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-over Event occurs at any time after the occurrence of a Flip-in Event, except for Rights that have become null and void pursuant to Section 11(a)(ii), Rights that shall not have been previously exercised will cease to be exercisable in the manner provided in Section 11(a)(ii) and will thereafter be exercisable in the manner provided in Section 13(a).

14.       Fractional Rights and Fractional Securities. (a) The Company will not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company will pay as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights otherwise would be issuable, an amount in cash equal to the same fraction of the current market value of one Right. For the purposes of this Section 14(a), the current market value of one Right is the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights otherwise would have been issuable. The closing price for any day is the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal quotation system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal quotation system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such market then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If the Rights are not publicly held or are not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of one Right will mean the fair value thereof as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent.

(b)       The Company will not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares or to register fractional Preferred Shares on the stock transfer books of the Company (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement provides that the holders of such depositary receipts have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company may pay to any Person to whom or which such fractional Preferred Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of one Preferred Share is the closing price of the Preferred Shares (as determined in the same manner as set forth for Common Shares in the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise; provided, however, that if the closing price of the Preferred Shares cannot be so determined, the closing price of the Preferred Shares for such Trading Day will be conclusively deemed to be an amount equal to the closing price of the Common Shares (determined pursuant to the second sentence of Section 11(d)(i)) for such Trading Day multiplied by one hundred (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement); provided further, however, that if neither the Common Shares nor the Preferred Shares are publicly held or listed or admitted to trading on any national securities exchange, or the subject of available bid and asked quotes, the current market value of one Preferred Share will mean the fair value thereof as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent.

(c)       Following the occurrence of a Triggering Event, the Company will not be required to issue fractions of Common Shares or other securities issuable upon exercise or exchange of the Rights or to distribute certificates which evidence any such fractional securities or to register any such fractional securities on the stock transfer books of the Company. In lieu of issuing any such fractional securities, the Company may pay to any Person to whom or which such fractional securities would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one such security. For purposes of this Section 14(c), the current market value of one Common Share or other security issuable upon the exercise or exchange of Rights is the closing price thereof (as determined in the same manner as set forth for Common Shares in the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange; provided, however, that if neither the Common Shares nor any such other securities are publicly held or listed or admitted to trading on any national securities exchange, or the subject of available bid and asked quotes, the current market value of one Common Share or such other security will mean the fair value thereof as determined in good faith by the Board of Directors of the Company, whose determination will mean the fair value thereof as will be described in a statement filed with the Rights Agent.

(d)       Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

15.       Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 and Section 20, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the holder of any Common Shares), may in his own behalf and for his own benefit enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

16.       Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)       Prior to the Distribution Date, the Rights are transferable only in connection with the transfer of the Common Shares;

(b)       After the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer, and with the appropriate forms and certificates properly completed and duly executed;

(c)       The Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate, if any, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent will be affected by any notice to the contrary;

(d)       Such holder expressly waives any right to receive any fractional Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 14.

(e)       Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent will have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company will use its best efforts to have any such injunction, order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

17.       Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate will be entitled to vote, receive dividends, or be deemed for any purpose the holder of Preferred Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor will anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of Directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions of this Agreement or exchanged pursuant to the provisions of Section 24.

18.       Concerning the Rights Agent. (a) The Company will pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company will also indemnify the Rights Agent for, and hold it harmless against, any loss, liability, suit, action, damage, judgment, fine, penalty, claim, demand, settlement, proceeding, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) incurred without gross negligence, bad faith, or willful misconduct (which gross negligence or bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction) on the part of the Rights Agent, for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The provisions of this Section 18 and Section 20 shall survive the termination of this Agreement, the exercise or expiration of the Rights, and the resignation, replacement, or removal of the Rights Agent.

(b)       The Rights Agent will be authorized and protected and will incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate or other notice evidencing Preferred Shares or Common Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed, and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to have received notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.

19.       Merger or Consolidation or Change of Name of Rights Agent. (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. If at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

(b)       If at any time the name of the Rights Agent changes and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

20.       Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, will be bound:

(a)       The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered, or omitted by it in accordance with such advice or opinion.

(b)       Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company and delivered to the Rights Agent, and such certificate will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

(c)       The Rights Agent will be liable hereunder only for its own negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

(d)       The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

(e)       The Rights Agent will not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor will it be responsible for any change in the terms or exercisability of the Rights or adjustment of the Rights (including any adjustment required under the provisions of Sections 11 or 13 hereof or any adjustment which results in Rights becoming null and void) or responsible for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of stock or other securities will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(f)       The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)       The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent, and the Rights Agent will not be liable for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer.

(h)       The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein will preclude the Rights Agent or any such stockholder, affiliate, director, officer, or employee from acting in any other capacity for the Company or for any other Person.

(i)       The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith, or willful misconduct (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof. The Rights Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.

(j)       If, with respect to any Right Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or indicates an affirmative response to clause 1 or 2 thereof, or (ii) any other actual or suspected irregularity exists, the Rights Agent will not take any further action with respect to such requested exercise, transfer, split up, combination or exchange without first consulting with the Company, and will thereafter take further action with respect thereto only in accordance with the Company’s written instructions.

(k)       No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than internal costs incurred by the Rights Agent in providing services to the Company in the ordinary course of its business as Rights Agent) or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

21.       Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days’ notice in writing mailed to the Company and to each transfer agent of the Preferred Shares or the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Shares and the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who will, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, will (a) be a Person organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust, shareholder services or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or (b) an Affiliate of such a Person. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Shares or the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22.       Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price per share and the number or kind of securities issuable upon exercise of the Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) will, with respect to Common Shares so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date which are exercisable or exchangeable for, or convertible into Common Shares, and (b) may, in any other case, if deemed necessary, appropriate or desirable by the Board of Directors of the Company, issue Right Certificates representing an equivalent number of Rights as would have been issued in respect of such Common Shares if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) no such Right Certificate will be issued if, and to the extent that, in its good faith judgment the Board of Directors of the Company determines that the issuance of such Right Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right Certificate otherwise would be issued and (ii) no such Right Certificate will be issued if, and to the extent that, appropriate adjustment otherwise has been made in lieu of the issuance thereof.

23.       Redemption. (a) Prior to the Expiration Date, the Board of Directors of the Company may, at its option, redeem all but not less than all of the then-outstanding Rights at the Redemption Price at any time prior to the Close of Business on the later of (i) the Distribution Date and (ii) Share Acquisition Date. Any such redemption will be effective immediately upon the action of the Board of Directors of the Company ordering the same, unless such action of the Board of Directors of the Company expressly provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such redemption will be effective in accordance with the provisions of such action of the Board of Directors of the Company).

(b)       Immediately upon the effectiveness of the redemption of the Rights as provided in Section 23(a), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price, without interest thereon. Promptly after the effectiveness of the redemption of the Rights as provided in Section 23(a), the Company will publicly announce such redemption (with prompt notice thereof to the Rights Agent) and, within 10 calendar days thereafter, will give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Company; provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of the redemption of the Rights. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. The notice of redemption mailed to the holders of Rights will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based upon the current per share market price of the Common Shares (determined pursuant to Section 11(d)) at the time of redemption), or any other form of consideration deemed appropriate by the Board of Directors of the Company (based upon the fair market value of such other consideration, determined by the Board of Directors of the Company in good faith) or any combination thereof. The Company may, at its option, combine the payment of the Redemption Price with any other payment being made concurrently to holders of Common Shares and, to the extent that any such other payment is discretionary, may reduce the amount thereof on account of the concurrent payment of the Redemption Price. If legal or contractual restrictions prevent the Company from paying the Redemption Price (in the form of consideration deemed appropriate by the Board of Directors of the Company) at the time of redemption, the Company will pay the Redemption Price, without interest, promptly after such time as the Company ceases to be so prevented from paying the Redemption Price.

24.       Exchange. (a) The Board of Directors of the Company may, at its option, at any time after the later of the Share Acquisition Date and the Distribution Date, exchange all or part of the then-outstanding and exercisable Rights (which will not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Any such exchange will be effective immediately upon the action of the Board of Directors of the Company ordering the same, unless such action of the Board of Directors of the Company expressly provides that such exchange will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such exchange will be effective in accordance with the provisions of such action of the Board of Directors of the Company). Notwithstanding the foregoing, the Board of Directors of the Company will not be empowered to effect such exchange at any time after any Person (other than the Company or any Related

Person), who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the then-outstanding Common Shares.

(b)       Immediately upon the effectiveness of the exchange of any Rights as provided in Section 24(a), and without any further action and without any notice, the right to exercise such Rights will terminate and the only right with respect to such Rights thereafter of the holder of such Rights will be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the effectiveness of the exchange of any Rights as provided in Section 24(a), the Company will publicly announce such exchange (with prompt notice thereof to the Rights Agent) and, within 10 calendar days thereafter, will give notice of such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice will not affect the validity of such exchange. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange will be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights.

(c)       In any exchange pursuant to this Section 24, the Company, at its option, may substitute for any Common Share exchangeable for a Right (i) equivalent common shares (as such term is used in Section 11(a)(iii)), (ii) cash, (iii) debt securities of the Company, (iv) other assets, or (v) any combination of the foregoing, in any event having an aggregate value, as determined in good faith by the Board of Directors of the Company (whose determination will be described in a statement filed with the Rights Agent), equal to the current market value of one Common Share (determined pursuant to Section 11(d)) on the Trading Day immediately preceding the date of the effectiveness of the exchange pursuant to this Section 24.

25.       Notice of Certain Events. (a) If, after the Distribution Date, the Company proposes (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular periodic cash dividend), (ii) to offer to the holders of Preferred Shares rights, options or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing more than 50% of the assets and earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons other than the Company or one or more of its wholly owned Subsidiaries, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or reclassification of the Common Shares then, in each such case, the Company will give to the Rights Agent and to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which specifies the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice will be so given, in the case of any action covered by clause (i) or (ii) above, at least 10 calendar days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 10 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever is the earlier.

(b)       In case any Triggering Event occurs, then, in any such case, the Company will as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26, a notice of the occurrence of such event, which specifies the event and the consequences of the event to holders of Rights.

(c)       Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of any Rights or of any Common Shares for purposes of this Agreement.

26.       Notices. (a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company will be sufficiently given or made if made in writing and sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

KB Home
10990 Wilshire Boulevard
Los Angeles, California 90024
Attention: General Counsel

(b)       Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent will be sufficiently given or made if made in writing and sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Mellon Investor Services LLC
400 S. Hope St., 4th Floor
Los Angeles CA 90071
Attention: Relationship Manager

with a copy to:

Mellon Investor Services
Newport Office Center VII
480 Washington Blvd.
Jersey City, NJ 07310
Attention: Legal Department

(c)       Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior the Distribution Date, to the holder of any Common Shares) will be sufficiently given or made if made in writing and sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

27.       Supplements and Amendments. Prior to the time at which the Rights cease to be redeemable pursuant to Section 23, and subject to the penultimate sentence of this Section 27, the Company may in its sole and absolute discretion, and the Rights Agent will if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights or Common Shares. From and after the time at which the Rights cease to be redeemable pursuant to Section 23, and subject to the penultimate sentence of this Section 27, the Company may, and the Rights Agent will if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights or Common Shares in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to supplement or amend the provisions hereunder in any manner which the Company may deem desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such supplement or amendment shall cause the Rights again to become redeemable or cause this Agreement again to become supplementable or amendable otherwise than in accordance with the provisions of this sentence. Without limiting the generality or effect of the foregoing, this Agreement may be supplemented or amended to provide for such voting powers for the Rights and such procedures for the exercise thereof, if any, as the Board of Directors of the Company may determine to be appropriate. Any supplement or amendment must be evidenced by a writing to be signed by the Company and the Rights Agent. Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent will execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, (a) no supplement or amendment may be made which decreases the stated Redemption Price to an amount less than $0.0005 per Right, and (b) the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations, or immunities under this Agreement. Notwithstanding anything in this Agreement to the contrary, the limitations on the ability of the Board of Directors of the Company to amend this Agreement set forth in this Section 27 shall not affect the power or ability of the Board of Directors of the Company to take any other action that is consistent with its fiduciary duties under Delaware law, including without limitation accelerating or extending the Expiration Date or making any other amendment to this Agreement that is permitted by this Section 27 or adopting a new stockholder rights plan with such terms as the Board of Directors of the Company determines in its sole discretion to be appropriate.

28.       Successors; Certain Covenants. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent will be binding on and inure to the benefit of their respective successors and assigns hereunder.

29.       Benefits of This Agreement. Nothing in this Agreement will be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement. This Agreement will be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Right Certificates (or prior to the Distribution Date, the Common Shares).

30.       Governing Law. This Agreement, each Right and each Right Certificate issued hereunder will be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State, provided, however, that all provisions regarding the rights, duties, and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

31.       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, however, that if such excluded provision shall effect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately. Nothing contained in this Section 31 will affect the ability of the Company under the provisions of Section 27 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction.

32.       Descriptive Headings, Etc. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions hereof. Unless otherwise expressly provided, references herein to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of or to this Agreement.

33.       Determinations and Actions by the Board. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, will be made in accordance with, as the Board of Directors of the Company deems to be applicable, the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act or the provisions of Section 382 of the Code, or any successor provision or replacement provision. The Board of Directors of the Company will have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power to (i) interpret the provisions of this Agreement (including without limitation Section 27, this Section 33 and other provisions hereof relating to its powers or authority hereunder) and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including without limitation any determination contemplated by Section 1(a) or any determination as to whether particular Rights shall have become null and void). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, any omission with respect to any of the foregoing) which are done or made by the Board of Directors of the Company in good faith will (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board of Directors of the Company to any liability to any Person, including without limitation the Rights Agent and the holders of the Rights. The Rights Agent is entitled always to assume that the Company’s Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

34.       Effective Time. Notwithstanding anything in this Agreement to the contrary, this Agreement will not be effective until the Effective Time.

35.       Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

36.       Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

KB HOME

By:	/s/ Wendy C. Shiba
Name:     Wendy C. Shiba

Title:	Executive Vice President,
 General Counsel and Corporate
 Secretary

MELLON INVESTOR SERVICES LLC

By:	/s/ James Kirkland
Name:     James Kirkland

Title:	Assistant Vice President

EXHIBIT A

FORM OF RIGHT CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER MARCH 5, 2019 OR EARLIER IF REDEEMED, EXCHANGED OR AMENDED, OR IN CERTAIN OTHER CIRCUMSTANCES. THE RIGHTS ARE SUBJECT TO REDEMPTION, EXCHANGE AND AMENDMENT AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR A TRANSFEREE THEREOF MAY BECOME NULL AND VOID.
Right Certificate

KB HOME

This certifies that                , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of January 22, 2009 (the “Rights Agreement”), between KB Home, a Delaware corporation (the “Company”), and Mellon Investor Services LLC (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York City time) on the Expiration Date (as such term is defined in the Rights Agreement) at the office or offices of the Rights Agent designated for such purpose, one one-hundredth of a fully paid nonassessable share of Series A Participating Cumulative Preferred Stock, par value $1.00 per share (the “Preferred Shares”), of the Company, at a purchase price of $85.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. If this Right Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Rights Agreement, based on the Preferred Shares as constituted at such date.

As provided in the Rights Agreement, the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights evidenced by this Right Certificate are subject to adjustment upon the occurrence of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and can be obtained from the Company without charge upon written request therefor. Terms used herein with initial capital letters and not defined herein are used herein with the meanings ascribed thereto in the Rights Agreement.

Pursuant to the Rights Agreement, from and after the occurrence of a Flip-in Event, any Rights that are Beneficially Owned by (i) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (ii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event, or (iii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Flip-in Event pursuant to either (a) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (b) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding certain provisions of the Rights Agreement, and subsequent transferees of any of such Persons, will be void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of the Rights Agreement. From and after the occurrence of a Flip-in Event, no Right Certificate will be issued that represents Rights that are or have become null and void pursuant to the provisions of the Rights Agreement, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of the Rights Agreement will be canceled.

This Right Certificate, with or without other Right Certificates, may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the holder to purchase a like number of one one-hundredths of a Preferred Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the office of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate duly executed.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.0005 per Right or may be exchanged in whole or in part. The Rights Agreement may be supplemented and amended by the Company, as provided therein.

The Company is not required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the option of the Company, be evidenced by depositary receipts) or other securities issuable upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing such fractional Preferred Shares or other securities, the Company may make a cash payment, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor will anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised in accordance with the provisions of the Rights Agreement.

This Right Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of           ,      .

ATTEST:	KB HOME

By:
Name:
Title:

Countersigned:

MELLON INVESTOR SERVICES LLC

By:
Authorized Signature

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate)

     FOR VALUE RECEIVED,            hereby sells, assigns and transfers unto

(Please print name and address of transferee)

                                                                                                    this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                 Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:  ,

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate [  ] are [  ] are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  ,

Signature

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Right Certificate)

To KB Home:

The undersigned hereby irrevocably elects to exercise            Rights represented by this Right Certificate to purchase the one one-hundredths of a Preferred Share or other securities issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

If such number of Rights is not all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

Dated:  ,

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate [  ] are [  ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was, or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  ,

Signature

NOTICE

Signatures on the foregoing Form of Assignment and Form of Election to Purchase and in the related Certificates must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved medallion signature program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

EXHIBIT B

SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

On January 22, 2009, the Board of Directors of KB Home adopted a rights plan and declared a dividend of one preferred share purchase right for each outstanding share of KB Home’s Common Stock, par value $1.00 per share. The dividend is payable on March 5, 2009 to our stockholders of record on that date. The terms of the rights and the rights plan are set forth in a Rights Agreement, dated as of January 22, 2009, by and between KB Home and Mellon Investor Services LLC, as rights agent.

Our Board adopted the rights plan in an effort to protect stockholder value by attempting to protect against a possible limitation on our ability to use our deferred tax assets in reducing potential future federal income tax obligations. We have experienced and continue to experience substantial operating losses, and under the Internal Revenue Code and rules promulgated by the Internal Revenue Service, we may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that the losses do not otherwise become limited, we believe that we will be able to carry forward a significant amount of losses, and therefore these losses could be a substantial asset to us. However, if we experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code, our ability to use our deferred tax assets will be substantially limited, and the timing of the usage of could be substantially delayed, which could significantly impair the value of that asset.

In general terms, the rights plan imposes a significant penalty upon any person or group that acquires 4.9% or more of our outstanding common stock without the prior approval of our Board. A person or group that acquires a percentage of our common stock in excess of that threshold is called an “acquiring person.” Any rights held by an acquiring person are void and may not be exercised.

This summary of rights provides a general description of the rights plan. Because it is only a summary, this description should be read together with the entire rights plan, which we incorporate in this summary by reference. We have filed the rights plan with the Securities and Exchange Commission as an exhibit to our registration statement on Form 8-A. Upon written request, we will provide a copy of the rights plan free of charge to any stockholder.

The Rights. Our Board authorized the issuance of one right per each outstanding share of our common stock on March 5, 2009. If the rights become exercisable, each right would allow its holder to purchase from us one one-hundredth of a share of our Series A Participating Cumulative Preferred Stock for a purchase price of $85.00. Each fractional share of preferred stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. Prior to exercise, however, a right does not give its holder any dividend, voting or liquidation rights.

Exercisability. The rights will not be exercisable until the earlier of:

•	10 days after a public announcement by KB Home that a person or group has become an acquiring person; and

•	10 business days (or a later date determined by our Board) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

We refer to the date that the rights become exercisable as the “distribution date.” Until the distribution date, our common stock certificates will also evidence the rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the distribution date will constitute a transfer of the associated rights. After the distribution date, the rights will separate from the common stock and be evidenced by right certificates, which we will mail to all holders of rights that have not become null and void.

Flip-in Event. After the distribution date, if a person or group already is or becomes an acquiring person, all holders of rights, except the acquiring person, may exercise their rights upon payment of the purchase price to purchase shares of our common stock (or other securities or assets as determined by the Board) with a market value of two times the purchase price.

Flip-over Event. After the distribution date, if a flip-in event has already occurred and KB Home is acquired in a merger or similar transaction, all holders of rights except the acquiring person may exercise their rights upon payment of the purchase price, to purchase shares of the acquiring corporation with a market value of two times the purchase price of the rights.

Rights may be exercised to purchase our preferred shares only after the distribution date occurs and prior to the occurrence of a flip-in event as described above. A distribution date resulting from the commencement of a tender offer or exchange offer described in the second bullet point above could precede the occurrence of a flip-in event, in which case the rights could be exercised to purchase our preferred shares. A distribution date resulting from any occurrence described in the first bullet point above would necessarily follow the occurrence of a flip-in event, in which case the rights could be exercised to purchase shares of common stock or other securities as described above.

Expiration. The rights will expire on the earliest of (i) March 5, 2019, (ii) the time at which the rights are redeemed, (iii) the time at which the rights are exchanged, (iv) the effective time of the repeal of Section 382 of the Code or any successor statute if the Board determines that the rights plan is no longer necessary for the preservation of our tax assets, (v) the first day of a taxable year of the Company to which the Board determines that no NOLs or other tax assets may be carried forward, and (v) March 5, 2010, if stockholder approval of the rights plan has not been obtained prior to that date.

Redemption. Our Board may redeem all (but not less than all) of the rights for a redemption price of $0.0005 per right at any time before the later of the distribution date and the date of the first public announcement or disclosure by KB Home that a person or group has become an acquiring person. Once the rights are redeemed, the right to exercise rights will terminate, and the only right of the holders of rights will be to receive the redemption price. The redemption price will be adjusted if we declare a stock split or issue a stock dividend on our common stock.

Exchange. After the later of the distribution date and the date of the first public announcement by KB Home that a person or group has become an acquiring person, but before an acquiring person owns 50% or more of our outstanding common stock, our Board may exchange each right (other than rights that have become null and void) for one share of common stock or an equivalent security.

Anti-Dilution Provisions. Our Board may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the preferred shares or our common stock. No adjustments to the purchase price of less than 1% will be made.

Amendments. Before the time rights cease to be redeemable, our Board may amend or supplement the rights plan without the consent of the holders of the rights, except that no amendment may decrease the redemption price below $0.0005 per right. At any time thereafter, our Board may amend or supplement the rights plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the rights plan, but only to the extent that those changes do not impair or adversely affect any rights holder and do not result in the rights again becoming redeemable. The limitations on our Board’s ability to amend the rights plan does not affect our Board’s power or ability to take any other action that is consistent with its fiduciary duties, including without limitation accelerating or extending the expiration date of the rights, making any amendment to the rights plan that is permitted by the rights plan or adopting a new rights plan with such terms as our Board determines in its sole discretion to be appropriate.

*    *    *

Attachment C

KB Home Annual Incentive Plan for Executive Officers

1.       Purpose. The purpose of the KB Home Annual Incentive Plan for Executive Officers (the “Plan”) is to promote the success of KB Home and its subsidiaries (together, the “Company”) by providing participating executive officers with incentives that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

2.       Administration. The Plan will be administered and interpreted by the Management Development and Compensation Committee of the Board of Directors (the “Committee”). All determinations of the Committee shall be binding on the Company and all participants in the Plan.

3.        Awards. Before 25% of the performance period has elapsed, but in no event later than 90 days after commencement of the performance period, the Committee shall do the following, in writing:

(i) select the executive officers who will receive awards under the Plan for that performance period;

(ii) determine the specific goal or goals applicable to one or more of the measures of performance described below (the “Performance Measures”);

(iii) establish an objective formula for computing the amount to be paid under each award if the goal(s) are objectively achieved during the performance period,

(iv) establish an overall target amount, and if the Committee so desires, a threshold amount and/or a maximum amount; provided that the maximum amount paid under this Plan to any participant in any fiscal year shall in no event exceed $5,000,000; and

(v) if the Committee so desires, (a) establish intermediate performance levels or ranges, and interpolations of those levels or ranges, (b) determine that only a threshold level relating to a goal must be met for awards to pay out, and if multiple goals are selected, that awards will be paid upon achievement of threshold levels of any one or more of such goals, (c) establish goals that are made relative to the performance of other companies and/or (d) provide for such other terms and conditions of the awards as it deems appropriate.

4.       Performance Period. The performance period shall be the Company’s fiscal year unless another period of time is selected by the Committee.

5.       Performance Measures. The specific goal(s) to be determined by the Committee shall relate to one or more of the following Performance Measures, which may apply to the Company as a whole or to one or more specific subsidiaries or business units: (i) income/loss (e.g., operating income/loss, EBIT or similar measures, net income/loss, earnings/loss per share, residual or economic earnings), (ii) cash flow (e.g., operating cash flow, total cash flow, EBITDA, cash flow in excess of cost of capital or residual cash flow, cash flow return on investment and cash flow sufficient to achieve financial ratios or a specified cash balance), (iii) returns (e.g., on revenues, investments, assets, capital and equity), (iv) working capital (e.g., working capital divided by revenues), (v) margins (e.g., variable margin, profits divided by revenues, gross margins and margins divided by revenues), (vi) liquidity (e.g., total or net debt, debt reduction, debt-to-capital, debt-to-EBITDA and other liquidity ratios), (vii) revenues, cost initiative and stock price metrics (e.g., revenues, stock price, total shareholder return, expenses, cost structure improvements and costs divided by revenues or other metrics) and (viii) strategic metrics (e.g., market share, customer satisfaction, employee satisfaction, service quality, orders, backlog, traffic, homes delivered, cancellation rates, productivity, operating efficiency, inventory management, community count, goals related to acquisitions, divestitures or other transactions and goals related to KBnxt operational business model principles, including goals based on a per-employee, per-home delivered or other basis).

6.       Certification of Achievement. No later than 75 days after the end of the applicable performance period, the Committee will meet to certify achievement of the performance goal(s), and if the goal(s) have been met, to approve payment. The Committee shall certify achievement in writing, and in a manner conforming to the regulations under Section 162(m) of the Internal Revenue Code prior to payment of any awards.

7.       Payment. Awards will be paid in cash as soon as practicable after the Committee’s certification of achievement of the performance goal(s) for the applicable performance period, but in no event later than March 15 of the year following the calendar year in which the performance period concluded. Notwithstanding the stated amounts of any awards granted under this Plan, the Committee may, in its discretion, reduce or eliminate (but not increase) the amount of any awards actually paid to the participant based on Company performance, individual performance or otherwise. The Company shall have the right to withhold from any award payment an amount sufficient to satisfy all tax withholding requirements.

8.       Forfeiture. Except as otherwise provided in Section 10 or in a written employment agreement between the Company and a participant, if a participant ceases to be employed by the Company for any reason prior to the date of an award pay out, he or she shall not be entitled to any payment with respect to that award, which shall be canceled. Nothing in this Plan or any award shall be construed as giving a participant the right to continued employment with the Company.

9.       Promotions and New Hires. The Committee may make awards to newly hired or newly promoted executive officers by designating a performance period and goal(s) in accordance with Sections 3 and 4 above.

10.      Change of Ownership. No later than 10 business days following a “Change of Ownership” (as defined on Exhibit A), the Company shall pay to each participant, in cash, a pro-rated portion of the target amount payable under his or her outstanding awards, as though the performance goal(s) related to the target amount had been satisfied. The pro-rated portion shall be based on the percentage of the performance period that has elapsed at the time of the Change of Ownership (with the number days elapsed prior to the Change of Ownership divided by the total number of days in the performance period).

11.      Amendments. The Committee may amend, suspend or terminate this Plan at any time; provided that, subject to Section 14 below, no such amendment, suspension or termination shall, without the consent of a participant, adversely affect any right of the participant under his or her outstanding awards.

12.      Term. This Plan shall become effective upon approval by the Company’s shareholders and will remain in effect thereafter until terminated by the Committee.

13.      Miscellaneous. This Plan shall be governed by the laws of the State of California. All awards and other rights under this Plan are non-transferable. This Plan is not the exclusive means by which the Company may provide incentive compensation to its executive officers.

14.      Tax Issues. The Plan and all awards are also intended to meet the requirements of Section 1.409A-1(b)(4) of the U.S. Treasury Department Regulations issued under Section 409A of the Internal Revenue Code governing “short term deferrals” so that no award made under the Plan could provide for a deferral of compensation under Section 409A. To the extent the Plan or an award ultimately is determined to provide for a deferral of compensation under Section 409A, the Committee reserves the right to unilaterally amend the Plan or any award in order to achieve the goals of the Plan without having adverse tax consequences for any participant.

* * *

EXHIBIT A

CHANGE OF OWNERSHIP DEFINITION

A “Change of Ownership” shall be deemed to have occurred if either (1) individuals who, as of April 3, 2009, constitute the Board of Directors of the Company (the “Board of Directors” generally and as of the Effective Date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-fourths (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (i) in connection with the acquisition by a third person, including a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act, as amended the “Act”), of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or (ii) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board, or (2) the Board of Directors (a majority of which shall consist of directors who are members of the Incumbent Board) has determined that a Change of Ownership triggering acceleration of the payment of awards under this Plan shall have occurred.

KB HOME
10990 WILSHIRE BOULEVARD
LOS ANGELES, CALIFORNIA 90024
kbhome.com 888-KB-HOMES

As part of KB Home's commitment to sustainability and the responsible use of natural resources, this report has been printed on Forest Stewardship Council (FSC) certi ed paper. This certi cation supports the development of responsible forest management worldwide by adhering to strict standards for paper sources. The wood in this paper comes from FSC-certified well-managed forests and controlled sources.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 5, AND “AGAINST” PROPOSALS 6 THROUGH 8.

Please mark your votes as indicated in this example	☒

YOUR DIRECTORS RECOMMEND A VOTE “FOR”

1. ELECTION OF DIRECTORS	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

01 STEVEN F. BOLLENBACH	☐	☐	☐	05 MELISSA LORA	☐	☐	☐

02 TIMOTHY W. FINCHEM	☐	☐	☐	06 MICHAEL G. MCCAFFERY	☐	☐	☐

03 KENNETH M. JASTROW, II	☐	☐	☐	07 JEFFREY T. MEZGER	☐	☐	☐

04 ROBERT L. JOHNSON	☐	☐	☐

YOUR DIRECTORS RECOMMEND A VOTE “FOR”

		FOR	AGAINST	ABSTAIN

2	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS KB HOME’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2009	☐	☐	☐

3	PROPOSAL TO ADOPT THE PROTECTIVE AMENDMENT TO KB HOME’S RESTATED CERTIFICATE OF INCORPORATION	☐	☐	☐

4	PROPOSAL TO APPROVE THE SUCCESSOR RIGHTS PLAN	☐	☐	☐

5	PROPOSAL TO APPROVE THE KB HOME ANNUAL INCENTIVE PLAN FOR EXECUTIVE OFFICERS	☐	☐	☐
YOUR DIRECTORS RECOMMEND A VOTE “AGAINST”

6	STOCKHOLDER PROPOSAL RELATING TO EXECUTIVE COMPENSATION	☐	☐	☐

7	STOCKHOLDER PROPOSAL RELATING TO AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	☐	☐	☐

8	STOCKHOLDER PROPOSAL RELATING TO HEALTH CARE REFORM PRINCIPLES	☐	☐	☐

Mark Here for Address Change or Comments ☐	Will Attend Meeting	☐	YES
SEE REVERSE

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time on April 1, 2009.

You may access and download copies of our 2008 Annual Report and our 2009 Proxy Statement from our website at:
http://www.kbhome.com/investor/proxy

INTERNET http://www.proxyvoting.com/kbh Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

43178

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
APRIL 2, 2009
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints Jeffrey T. Mezger and Wendy C. Shiba, and each of them, as proxies with full power of substitution and revocation, to vote all of the shares of KB Home Common Stock the undersigned is entitled to vote at the KB Home Annual Meeting of Stockholders to be held on April 2, 2009, or at any adjournment or postponement thereof, on the Proposals as indicated on the reverse side of this Proxy Card and upon such other business as may properly come before the meeting, or any adjournment or postponement thereof, in accordance with their judgment.

Please mark, date and sign this Proxy Card and return it promptly, or vote by Internet or telephone as indicated on the reverse side of this Proxy Card, even if you plan to attend the Annual Meeting.

BNY MELLON SHAREOWNER SERVICES

Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE ▲

ANNUAL MEETING OF STOCKHOLDERS APRIL 2, 2009
Dear Fellow Stockholder:
Your vote and your investment in KB Home are very important. If you intend to vote by mail, please complete and return your Proxy Card for tabulation to arrive by no later than the closing of the polls on April 2, 2009 to ensure that your vote is counted.
Jeffrey T. Mezger
President and Chief Executive Officer

43178

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 5, AND “AGAINST” PROPOSALS 6 THROUGH 8.

Please mark your votes as indicated in this example	☒

YOUR DIRECTORS RECOMMEND A VOTE “FOR”

1. ELECTION OF DIRECTORS	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

01 STEVEN F. BOLLENBACH	☐	☐	☐	05 MELISSA LORA	☐	☐	☐

02 TIMOTHY W. FINCHEM	☐	☐	☐	06 MICHAEL G. MCCAFFERY	☐	☐	☐

03 KENNETH M. JASTROW, II	☐	☐	☐	07 JEFFREY T. MEZGER	☐	☐	☐

04 ROBERT L. JOHNSON	☐	☐	☐

YOUR DIRECTORS RECOMMEND A VOTE “FOR”

		FOR	AGAINST	ABSTAIN

2	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS KB HOME’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2009	☐	☐	☐

3	PROPOSAL TO ADOPT THE PROTECTIVE AMENDMENT TO KB HOME’S RESTATED CERTIFICATE OF INCORPORATION	☐	☐	☐

4	PROPOSAL TO APPROVE THE SUCCESSOR RIGHTS PLAN	☐	☐	☐

5	PROPOSAL TO APPROVE THE KB HOME ANNUAL INCENTIVE PLAN FOR EXECUTIVE OFFICERS	☐	☐	☐
YOUR DIRECTORS RECOMMEND A VOTE “AGAINST”

6	STOCKHOLDER PROPOSAL RELATING TO EXECUTIVE COMPENSATION	☐	☐	☐

7	STOCKHOLDER PROPOSAL RELATING TO AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	☐	☐	☐

8	STOCKHOLDER PROPOSAL RELATING TO HEALTH CARE REFORM PRINCIPLES	☐	☐	☐

Mark Here for Address Change or Comments ☐	Will Attend Meeting	☐	YES
SEE REVERSE

Signature	Signature	Date

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time on March 30, 2009.

You may access and download copies of our 2008 Annual Report and our 2009 Proxy Statement from our website at:
http://www.kbhome.com/investor/proxy

INTERNET http://www.proxyvoting.com/kbh-sp Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

43165-gr

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
APRIL 2, 2009
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
CONFIDENTIAL INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY
TRUSTEE FOR THE KB HOME 401(K) SAVINGS PLAN
Receipt of proxy material for the above Annual Meeting is acknowledged. I instruct you to vote (in person or by proxy) all shares of Common Stock of KB Home (the “Company”) held by you for my account under the Company’s Amended and Restated 401(k) Savings Plan at the Company’s Annual Meeting of Stockholders to be held on April 2, 2009, and at all adjournments or postponements thereof, on the matters as indicated on the reverse side of this card. If this card is signed and returned, but no choice is specified, I instruct you to vote this proxy FOR Proposals 1 through 5 and AGAINST Proposals 6 through 8, if properly presented at the Annual Meeting, and on such other business as may come before the Annual Meeting in accordance with the judgment of Jeffrey T. Mezger and Wendy C. Shiba, and each of them, as proxies with full power of substitution and revocation.

Please mark, date and sign these instructions and return them promptly, or submit these instructions by telephone or the Internet as indicated on the reverse side of this card, even f i you plan to attend the Annual Meeting.

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

Address Change/Comments
(Mark the corresponding box on the reverse side)

(Continued and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE ▲

ANNUAL MEETING OF STOCKHOLDERS APRIL 2, 2009
Dear Fellow Employee:

Your vote and your investment in KB Home are very important. If you intend to vote by mail, please complete and return your Confidential Instruction Card for tabulation to arrive by no later than March 30, 2009 to ensure that your vote is counted.
Jeffrey T. Mezger
President and Chief Executive Officer

43165-gr

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 5, AND “AGAINST” PROPOSALS 6 THROUGH 8.

Please mark your votes as indicated in this example	☒

YOUR DIRECTORS RECOMMEND A VOTE “FOR”

1. ELECTION OF DIRECTORS	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

01 STEVEN F. BOLLENBACH	☐	☐	☐	05 MELISSA LORA	☐	☐	☐

02 TIMOTHY W. FINCHEM	☐	☐	☐	06 MICHAEL G. MCCAFFERY	☐	☐	☐

03 KENNETH M. JASTROW, II	☐	☐	☐	07 JEFFREY T. MEZGER	☐	☐	☐

04 ROBERT L. JOHNSON	☐	☐	☐

YOUR DIRECTORS RECOMMEND A VOTE “FOR”

		FOR	AGAINST	ABSTAIN

2	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS KB HOME’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2009	☐	☐	☐

3	PROPOSAL TO ADOPT THE PROTECTIVE AMENDMENT TO KB HOME’S RESTATED CERTIFICATE OF INCORPORATION	☐	☐	☐

4	PROPOSAL TO APPROVE THE SUCCESSOR RIGHTS PLAN	☐	☐	☐

5	PROPOSAL TO APPROVE THE KB HOME ANNUAL INCENTIVE PLAN FOR EXECUTIVE OFFICERS	☐	☐	☐
YOUR DIRECTORS RECOMMEND A VOTE “AGAINST”

6	STOCKHOLDER PROPOSAL RELATING TO EXECUTIVE COMPENSATION	☐	☐	☐

7	STOCKHOLDER PROPOSAL RELATING TO AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	☐	☐	☐

8	STOCKHOLDER PROPOSAL RELATING TO HEALTH CARE REFORM PRINCIPLES	☐	☐	☐

Mark Here for Address Change or Comments ☐	Will Attend Meeting	☐	YES
SEE REVERSE

Signature	Signature	Date

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time on March 30, 2009.

You may access and download copies of our 2008 Annual Report and our 2009 Proxy Statement from our website at:
http://www.kbhome.com/investor/proxy

INTERNET http://www.proxyvoting.com/kbh-gst Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

43165-red

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

APRIL 2, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
CONFIDENTIAL INSTRUCTIONS TO WACHOVIA BANK, N.A.
TRUSTEE FOR THE KB HOME GRANTOR STOCK TRUST
With respect to the voting at the Annual Meeting of Stockholders of KB Home (the “Company”) to be held on April 2, 2009, or any adjournment or postponement thereof, the undersigned participant in the Company’s employee stock option plans hereby directs Wachovia Bank, N.A., as Trustee of the Company’s Grantor Stock Trust, to vote all of the shares for which the undersigned is entitled to direct the vote under the Grantor Stock Trust in accordance with the following instructions:

The votes that the undersigned is entitled to direct under the Company’s Grantor Stock Trust will be voted as directed on the reverse side hereof. If this card is signed and returned, but no choice is indicated, the votes that the undersigned is entitled to direct will be voted FOR Proposals 1 through 5 and AGAINST Proposals 6 through 8, if properly presented at the Annual Meeting, and on such other business as may come before the Annual Meeting in accordance with the judgment of Jeffrey T. Mezger and Wendy C. Shiba, and each of them, as proxies with full power of substitution and revocation.

Please mark, date and sign these instructions and return them promptly, or submit these instructions by telephone or the Internet as indicated on the reverse side of this card, even if you plan to attend the Annual Meeting.

BNY MELLON SHAREOWNER SERVICES

Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE ▲

ANNUAL MEETING OF STOCKHOLDERS APRIL 2, 2009
Dear Fellow Employee:
Your vote and your investment in KB Home are very important. If you intend to vote by mail, please complete and return your Confidential Instruction Card for tabulation to arrive by no later than March 30, 2009 to ensure that your vote is counted.
Jeffrey T. Mezger
President and Chief Executive Officer

43165-red